Registration No. 333-



               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM S-8
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                --------------------------------

                   Westmoreland Coal Company
                    -------------------------
     (Exact name of registrant as specified in its charter)


            Delaware                              23-1128670
--------------------------------               -----------------
(State or other jurisdiction of                I.R.S. Employer
incorporation or organization)                 Identification No.

               14th Floor, 2 North Cascade Avenue
                Colorado Springs, Colorado 80903
                          719-442-2600
 (Address and Telephone Number of Principal Executive Offices)


                   Westmoreland Coal Company
                              And
                      Affiliated Companies
               Employees' Savings/Retirement Plan
                    (Full title of the plan)


                     Christopher K. Seglem
        President, Chief Executive Officer and Director
               14th Floor, 2 North Cascade Avenue
                Colorado Springs, Colorado 80903
            (Name and address of agent for service)


                          719-442-2600
 (Telephone number, including area code, of agent for service)

                        with a copy to:
  Paul W. Durham, Esquire                Rhonda R. Cohen, Esquire
  Assistant General Counsel              Ballard Spahr Andrews & Ingersoll
  Westmoreland Coal Company              1735 Market Street, 51st Floor
  14th Floor, 2 North Cascade Avenue     Philadelphia, Pennsylvania
  Colorado Springs, Colorado                           19103-7599
                    80908                (215) 665-8500
  (719) 448-5807

                CALCULATION OF REGISTRATION FEE
                --------------------------------

-----------------------------------------------------------------
                           Proposed     Proposed
Title of                   Maximum      Maximum
Securities     Amount      Offering     Aggregate   Amount of
to be          to be       Price Per    Offering    Registration
Registered (1) Registered  Share(2)     Price(2)    Fee
-----------------------------------------------------------------

Common Stock,
par value $2.50
per share(3)

               325,000 shs. $ 1-3/32     $ 355,469  $ 108


Depository Shares,
each representing
a one-quarter share of
Series A Convertible
Exchangeable Preferred
Stock, par value $0.25
per Depository Share

                 7,000 shs. $ 5-5/16     $ 37,188   $ 12

-----------------------------------------------------------------

1)   In addition, pursuant to Rule 416(c) under the Securities
  Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

2) Calculated in accordance with Rule 457(c) and (h), on the basis of the average of the bid and asked prices of Westmoreland Coal Company Common Stock on July 28, 1997, $1-3/32, and on the basis of the average of the bid and asked prices of Westmoreland Coal Company Depository Shares on July 28, 1997, $5-5/16, as reported on the Over-The-Counter Bulletin Board.

3) Each share of Westmoreland Coal Company Common Stock offered hereby will be accompanied by one Preferred Stock Purchase Right.

                   WESTMORELAND COAL COMPANY
                              AND
                      AFFILIATED COMPANIES
               EMPLOYEES' SAVINGS/RETIREMENT PLAN

            SUMMARY PLAN DESCRIPTION AND PROSPECTUS



     This document constitutes part of a Prospectus covering
         securities that have been registered under the Securities Act of 1933, as amended.




  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
     UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


           This document is dated as of July 30, 1997.


<Page i>
                    WESTMORELAND COAL COMPANY
                              AND
                      AFFILIATED COMPANIES
               EMPLOYEES' SAVINGS/RETIREMENT PLAN

            SUMMARY PLAN DESCRIPTION AND PROSPECTUS


INTRODUCTION                                                    1

GENERAL PLAN INFORMATION                                        2

HOW THE PLAN WORKS                                              3
          Purpose of Plan                                       3
          The Plan in Brief                                     3
          Who to Contact for More Information                   4

WHO MAY PARTICIPATE IN THE PLAN                                 4

CONTRIBUTIONS TO THE PLAN                                       5
          Employee Contributions                                5
          Employer Contributions                                7
          Valuation and Account Statements                      7
          Types of Accounts                                     7
          Limits on Your Contributions                          7

VESTING                                                         8

INVESTING YOUR ACCOUNT                                          8
          Investment Options                                    8
          Your Investment Responsibilities                      9
          The Plan's Responsibilities                          10
          Investment in Company Stock                          11
          Keeping Track of Your Investments                    12

DISTRIBUTIONS FROM THE PLAN                                    13
          Distributions upon Separation from Service           13
          Distributions Upon Reaching Age 70-1/2               13
          Timing of Distribution                               13
          Form of Distribution                                 14
          Withdrawals of Your Account                          14
          Loans During Employment                              15

TAX TREATMENT OF DISTRIBUTIONS                                 16

<Page ii>
BENEFICIARY DESIGNATION                                        17

AMENDMENT OR TERMINATION OF THE PLAN                           18

PLAN INSURANCE DOES NOT APPLY                                  18

GENERAL PROVISIONS                                             18
          Assignment of Benefits                               18
          Top-heavy Benefits                                   18
          Claim for Benefits                                   18
          Denial of Claim for Benefits                         18

YOUR RIGHTS UNDER ERISA                                        19

AVAILABLE INFORMATION                                          20

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                21

APPENDIX A - AVAILABLE INVESTMENT OPTIONS                     A-1

APPENDIX B - DESCRIPTION OF COMPANY PREFERRED STOCK,          B-1
     REPRESENTED BY DEPOSITORY SHARES




<Page 1>
                    WESTMORELAND COAL COMPANY
                              AND
                      AFFILIATED COMPANIES
               EMPLOYEES' SAVINGS/RETIREMENT PLAN

            SUMMARY PLAN DESCRIPTION AND PROSPECTUS


                         INTRODUCTION

          This booklet is a summary of your benefits currently provided under the Westmoreland Coal Company and Affiliated Companies Employees' Savings/Retirement Plan ("the Plan"). Westmoreland Coal Company (the "Company") and certain participating affiliated companies adopted the Plan for you and other employees to help you build financial resources for the future. Benefits under the Plan are funded through a trust established with Mellon Bank and are in addition to those you may be eligible to receive under the Federal Social Security Program.

          This booklet satisfies two purposes. First, it constitutes part of a Prospectus for purposes of the Securities Act of 1933, as amended (the "Securities Act"), and second, it serves as a Summary Plan Description under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
The purpose of the Prospectus is to provide you with information about the Company, the Company's common stock ("Common Stock"), and the Company's Series A Convertible Exchangeable Preferred Stock, four of which are represented by one depository share (the "Preferred Stock" and "Depositary Shares," respectively). In this booklet, Common Stock and Preferred Stock are referred to together as "Company Stock." This information is provided so that you will be able to make an informed decision as to whether to invest in Company Stock through the Plan. As of June 30, 1997, 6,965,328 shares of Common Stock, $2.50 Par Value, and 2,300,000 depository shares, each representing one quarter of a share of the Company's Series A Convertible Exchangeable Preferred Stock, $0.25 Par Value per depository share, are outstanding.

          This booklet describes the Plan as it currently operates. The Plan is effective September 1, 1987, as amended through the date of this booklet. Also, prior versions of the Plan continue to apply to events that occurred while those versions were in effect. For example, participants who previously retired or terminated employment had their benefits determined under the Plan that was in effect at the time of their retirement or termination. Their benefits are not affected by later amendments to the Plan or changes in the law.

          Please read this booklet carefully. The Summary Plan Description is, as its name suggests, only a summary of the Plan. The precise rules of the Plan are set forth in the Plan document and, in case of any inconsistency, the Plan document will govern. If you wish to see a copy of the actual Plan document, you may do so by contacting the Plan Administrator.


<Page 2>
                    GENERAL PLAN INFORMATION


1.   Name of Plan: Westmoreland Coal Company and Affiliated
     Companies Employees' Savings/Retirement Plan.

2.   Employer (Plan Sponsor) and IRS Employer Identification
     Number:

          Westmoreland Coal Company
          EIN: 23-1128670
          14th Floor
          2 North Cascade Avenue
          Colorado Springs, Colorado 80903

3. Participating Employers: The list of participating affiliated companies changes from time to time and is available upon request from the Plan Administrator.

4.   Plan Number:  001

5.   Type of Plan: Defined Contribution

6.   Type of Administration:  The Plan is trusteed.

7.   Plan Administrator:

          Westmoreland Coal Company Savings/Retirement Plan
           Administrative Committee
          c/o Westmoreland Coal Company
          14th Floor
          2 North Cascade Avenue
          Colorado Springs, Colorado 80903
          (719) 448-5822
          Attention:  Cheryl M. Sprague

     The above-named Committee is the Administrator of the Plan for purposes of ERISA. As such, the Committee is responsible for preparing certain reports, returns and disclosures required by law and is responsible for controlling and managing the operation and administration of the Plan. Members of the Committee may be appointed or removed at any time by the Company's Board of Directors in its sole discretion. The Committee is also the named fiduciary responsible for benefit applications and claims review.

8.   Agent for the Service of Legal Process:  None designated.
     Legal process on matters relating to the Plan may be served in the name of the Plan on the Plan Administrator or the Trustee.

<Page 3>
9.   Plan Trustee:

          Mellon Bank, N.A.
          One Mellon Bank Center
          Defined Contribution Services
          9th Floor
          Pittsburgh, PA  15258-0001

     The Trustee manages and holds the Plan's assets in trust and provides recordkeeping services for the Plan. Pursuant to the instructions of the Company, the Trustee invests Plan assets, holds cash in deposit accounts, keeps investments in nominee or bearer form, pays benefits and expenses of administering the Plan, and otherwise acts on behalf of the Plan as set forth in a Trust Agreement.

     The Company may contract for additional professional and other services to carry out the Plan. The Plan provides that all administration expenses of the Plan and the Trustee will be paid by the Company or, at its option, proportionally from the funds held pursuant to the Plan.

10. Investment Manager: The Investment Manager or Advisor for each of the investment alternatives is named in the description of investment options attached as Appendix A.

11. Plan Year: September 1 - August 31. Plan records are maintained on this basis.


                       HOW THE PLAN WORKS


PURPOSE OF PLAN

          The purpose of the Plan is to provide for employee security in retirement and to encourage employees to save on a regular basis.

THE PLAN IN BRIEF

          The Plan is an individual account defined contribution plan with a cash or deferred arrangement. As such, it is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The Plan is subject to most provisions contained in Titles I, II and III of ERISA, including provisions governing reporting, disclosure, participation, vesting and fiduciary responsibility.

          After you are eligible to enroll in the Plan, you may elect to contribute up to 15% of your pay on a before-tax basis to the Plan. The amount of your contribution will be deducted from each pay check. The Company will then match a certain percentage of your salary reduction contributions. Because your contributions are made on a pre-tax basis, you defer paying income taxes on them, on the Company's matching contributions and also on any earnings on the money in your account until you actually receive these amounts.

<Page 4>
          All contributions made to the Plan on your behalf are held in the Plan's Fund and are invested for your benefit. Your account under the Plan will reflect the amount that you have contributed, any amount that has been contributed for you by the Company, and any investment gains and losses allocable to these contributions. Thus, the benefits you ultimately receive from the Plan will depend on the amount you have contributed and the investment performance you experience while you have an account in the Plan. The Plan will pay you a benefit upon your retirement, disability or death.

          If you are a "Corona Participant," that is, you were an employee of the Corona Engineering and Consulting Division of OESI Power Corporation on September 30, 1995 and became an employee of the Corona Division of Westmoreland Energy, Inc. on October 1, 1995, then some special rules, as described later in this booklet, may apply to you.

WHO TO CONTACT FOR MORE INFORMATION

          The day-to-day operations of the Plan are handled by the Company's Plan Administrator. The Plan Administrator is a committee whose members are appointed from time to time by the Board of Directors of the Company. Additional information about the Plan and the Plan Administrator may be obtained by calling Cheryl M. Sprague, Director of Human Resources, at
(719) 448-5822.

          Recordkeeping and investment of Plan assets are handled by Mellon Bank. Info Line, a telephone computer link arranged through Mellon Bank, permits you to make choices and receive information about your account over the telephone. The Info Line number is 1-800-407-4015. Plan participants will have electronic access to their accounts 24 hours a day. Dreyfus Retirement Services Plan Specialists will be available to assist callers Monday through Friday from 9 A.M. to 8 P.M. (Eastern Time).


                WHO MAY PARTICIPATE IN THE PLAN


          In order to participate in the Plan you must:

          -    have reached age 21

          - be employed by the Company or a participating affiliate of the Company

          - not be covered by a collective bargaining agreement

          - have worked at least one hour of service since the current Plan became effective on September 1, 1987, and

          -    have completed 1,000 hours of service.

<Page 5>
          If you have met all of these eligibility requirements, you can participate in the Plan on the first day of the month following the date you complete 1,000 hours of service. If you have met these eligibility requirements but you are no longer employed by the Company or a participating affiliate, or you become subject to a collective bargaining agreement, you can become eligible to participate again as soon as you work one hour of service as an employee of the Company or a participating affiliate and you are not covered by a collective bargaining agreement.

          If you are a Corona Participant, your hours of service with Corona when it was a division of OESI Power Corporation will be counted towards your hours of service requirement for participation under the Plan.


                   CONTRIBUTIONS TO THE PLAN


EMPLOYEE CONTRIBUTIONS

          SALARY REDUCTION CONTRIBUTIONS

          You do not automatically participate in the Plan just because you are eligible. Instead, you must enroll in the Plan and choose to reduce a certain percentage of your pay through payroll deduction. These contributions to the Plan are called Salary Reduction Contributions. If you elect to make Salary Reduction Contributions, your base pay, up to certain limits established and adjusted for cost of living by Federal tax law, will be reduced by the amount you choose. Then, this amount will be contributed to your Salary Reduction Contribution account.

          Your Salary Reduction Contributions are taken from your pay before Federal income taxes are deducted. Since these taxes are based on a lower income (your pay minus your before-tax contributions), your taxes are lower. Your Salary Reduction Contributions, however, are subject to Federal Social Security
(FICA) tax and Federal unemployment (FUTA) tax.

          After February 28, 1995, you can elect to have up to 15 percent of your pay withheld from your paycheck and contributed to the Plan. (Before this time, you could only contribute up to 10 percent of your pay.) The amount of your contributions will ultimately change as your base pay changes. In order to determine the amount of your Salary Reduction Contributions and Matching Contributions, your "pay" is the amount of your base pay from the Company or a participating affiliate excluding overtime pay, bonuses, commissions, and any other form of incentive or special pay and expense reimbursements. Your pay for these purposes does include your Salary Reduction Contributions to the Plan and contributions under any cafeteria plan. Under Federal tax law, the maximum amount of your pay that may be included in determining Salary Reduction Contributions is $160,000 for 1997. (This number will be adjusted periodically for inflation.)

<Page 6>
          The maximum amount of Salary Reduction Contributions you can make in any calendar year is limited by the Internal
Revenue Service ("the IRS").  In 1997, the IRS limit is $9,500.
(See "Limits on Your Contributions-Salary Reduction
Contributions" below for more information on the limits applicable to Salary Reduction Contributions.)

          After February 28, 1995, you may change the percentage rate you defer on any day, up to once a month. (Before then, you could only make changes once a quarter.) You may also discontinue your Salary Reduction Contributions at any time, but, if you want to start deferring again, you must wait until the first day of the payroll period following the first day of the next calendar month. If you wish to change or stop your Salary Reduction Contributions, either complete an Enrollment and Change Form from your enrollment kit or call the Info Line at 1-800-407-1015. Salary Reduction Contribution elections become effective as soon as administratively possible, but not before the first payroll period following the payroll period during which the election is made.

          VOLUNTARY CONTRIBUTIONS

          These are after-tax contributions you may have made prior to June 1, 1984 under the Plan that was then in effect.
You are no longer permitted to make these after-tax contributions to the Plan. The after-tax contributions you made before June 1, 1984 will continue to be held under the Plan.

          ROLLOVER CONTRIBUTIONS

          If you had an account under a former employer's qualified retirement plan or if you transferred a distribution from such a plan to an individual retirement account (IRA), you may be able to transfer or "roll over" these funds into this Plan, if you comply with certain rules established for rollovers. Amounts rolled over to this Plan will be placed in a separate account in your name, known as your Rollover account.

          The tax laws that apply to rollovers are complex. If you have money in a former employer's plan or in a rollover IRA and you wish to arrange for a rollover of these amounts into the Plan, please see your Plan Administrator.

<Page 7>
EMPLOYER CONTRIBUTIONS

          MATCHING CONTRIBUTIONS

          If you make Salary Reduction Contributions in a particular Plan Year, the Company will match 50% for each dollar you contribute, up to the first 5% you contribute from your pay. For example, if your monthly paycheck is $2,000 and you contribute 5% of your pay before taxes ($100), the Company would add $50 to your account for that month. This Matching Contribution will be added to your account on the date of your paycheck. Note that under Federal tax law, the maximum amount of your pay that may be included in determining Matching Contributions is $160,000 for 1997. (This number will be adjusted periodically for inflation.)

          If you are a Corona Participant, effective
October 1, 1995, the Company will match one dollar for each dollar you contribute from your pay as a Salary Reduction
Contribution, up to the first 7% you contribute from your pay.

VALUATION AND ACCOUNT STATEMENTS

          Generally, the value of your account will be determined each business day according to the fair market value of the investment option you have chosen. You will receive quarterly statements from Mellon Bank showing your account balance and transactions during that quarter. You may obtain your account balance at any time by calling the Info Line.

TYPES OF ACCOUNTS

          You will have your own account within the Plan's Fund. Within your account are several sub-accounts, one for each type of investment election you make and one for each type of contribution made to your account, such as Salary Reduction Contributions, Matching Contributions and Rollover funds. Each sub-account also contains the appropriate adjustments for withdrawals, distributions, earnings, losses and expenses.

LIMITS ON YOUR CONTRIBUTIONS

          Federal tax law imposes certain limitations on the amount of contributions that may be made to the Plan:

          SALARY REDUCTION CONTRIBUTIONS

          The maximum amount of Salary Reduction Contributions you may make to the Plan in any calendar year is limited by the IRS. In 1997, the limit is $9,500. The IRS may adjust this limit in the future. To comply with this limit, the Company may either prospectively restrict your election or return to you any extra amounts contributed, together with any earnings on those amounts, on or before the April 15th following the end of the calendar year.

<Page 8>
          If you are considered a highly paid employee (as defined by IRS regulations), other limitations may apply to you as well. Federal law requires that the Plan be tested annually to ensure that the percentage of compensation contributed by highly paid employees, on average, does not exceed the percentage of compensation contributed by other employees by more than a permitted amount. If the test cannot be passed, or if this limitation is or may be exceeded, highly paid employees may have their contributions reduced or suspended during the year (or, in some cases, prior employee contributions may have to be returned to highly paid employees). If you are affected by this restriction, you will be notified.

          MATCHING CONTRIBUTIONS

          A similar test may limit the Company's matching contributions for highly paid employees. If the limit is exceeded by any highly paid employee, the excess matching contributions together with earnings will be distributed to the highly paid employee after the end of the year. If you are affected by this restriction, you will be notified.

          TOTAL ANNUAL CONTRIBUTION

          In addition, there is a limit on the total amount (i.e., Salary Reduction Contributions and Matching Contributions) you can add to your account in any Plan Year. Generally speaking, this limit is $30,000 or 25% of your pay for the year, whichever is less. Again, the maximum amount of pay that can be taken into account for this purpose in 1997 is $160,000 (as indexed for inflation). If you are affected by these restrictions, you will be notified. Your contributions may be limited to prevent this total annual contribution limit from being exceeded.


                            VESTING


          At all times you will be 100% vested in your entire account under the Plan. This means that you have earned a nonforfeitable right to receive 100% of your account from the Plan in the future, regardless of when you stop working for the Company.


                     INVESTING YOUR ACCOUNT


INVESTMENT OPTIONS

          Under the Plan, you decide how your account will be invested, except for certain amounts that have already been automatically invested in Company Stock before 1994 (see "Investment in Company Stock" below). The investment options currently available are described in Appendix A to this booklet.

<Page 9>
          There are transaction fees or expenses charged to you or your account when you purchase or sell the investments offered under the Plan. These fees are described in Appendix A to this booklet For information about the administrative and management fees incurred by the investment funds, see the Prospectus or Product Description for the respective fund.

YOUR INVESTMENT RESPONSIBILITIES

          Each investment option has different investment objectives, different expected rates of return, and different risks. See Appendix A for a description of the investment options currently available under the Plan. More information about the investment options may be found in the fund Prospectuses or Product Descriptions and other related materials contained in your enrollment kit and available from the Plan Administrator or in the Prospectuses or Product Descriptions available from Dreyfus Retirement Services. To receive additional information relating to an investment in Company Stock, you should read the section in this booklet called "Investment in Company Stock" and you may also contact Westmoreland Coal Company directly at the address and phone number provided in Item 7 of the General Information section of this booklet. You should be sure to read all of the information describing the funds before making any investment decisions. NO INVESTMENT CAN GUARANTEE A CERTAIN RATE OF RETURN. NO INVESTMENT CAN BE GUARANTEED AGAINST LOSS.

          When you make an investment choice, your investment election will remain in place until you change it. Your election applies to your contributions as well as any earnings on them.
On and after March 1, 1995, you generally may transfer funds among the investment options (or change how new contributions will be invested) on any day of any calendar month, as long as you make only one election in any month, subject to the restrictions on the Company Stock discussed in the section in this booklet called "Resale of Company Stock Acquired from the Plan." (Note that before March 1, 1995, investment selection could only be made once each Plan quarter.) You may call the Info Line to make investment selections and changes. Most investment selections become effective on the same or next day that you request the change. You may inquire about the effective date of your particular selections when you call the Info Line.

THE PLAN'S RESPONSIBILITIES

          The Plan is intended to comply with the requirements of
section 404(c) of ERISA. This means that the Plan permits participants to direct the investment of their accounts. As long as the Plan complies with the requirements of section 404(c), you have the responsibility to decide how your accounts are invested and the parties that otherwise would be responsible for making investment decisions (the "fiduciaries" of the Plan) will not be liable for any losses that result directly from investment instructions that you make. Mellon Bank will not take any action regarding the investment of your account without specific instructions from you.

<Page 10>
          To comply with section 404(c), the Plan must permit participants to choose from a broad range of investment alternatives and must provide participants with certain information about the investment alternatives and the operation of the Plan. In addition to the information included in this booklet and the accompanying Appendix that describes the investment options available under the Plan, you may request the following information:

          - A description of the annual operating expenses of each investment fund, and the aggregate amount of such expenses expressed as a percentage of average net assets of the investment fund.

          - Copies of any prospectuses, financial statements and reports and any other materials relating to the investment funds to the extent such information is provided to the Plan.

          - A list of assets comprising the portfolio of each investment fund that constitute Plan assets within the meaning of ERISA and the value of each such asset.

          - Information concerning the value of shares or units in each investment fund, as well as the past and current investment performance of such investment fund, determined, net of expenses, on a reasonable and consistent basis.

          - Information concerning the value of shares or units in investment funds held in your account.

          You will be able to receive most of this information from Dreyfus Retirement Services by calling the Info Line or by writing to Dreyfus Retirement Services at 144 Glenn Curtiss
Boulevard, Uniondale, NY  11556-0144.

          The Administrative Committee of the Westmoreland Coal Company is the named fiduciary responsible for providing the information described above for all investment alternatives available under the Plan, so if you do not receive information you need from Dreyfus Retirement Services, you should contact the Company at the address or phone number provided in Item 7 of the General Information section of this booklet.

<Page 11>
INVESTMENT IN COMPANY STOCK

          AUTOMATIC INVESTMENT IN COMPANY STOCK

          All Salary Reduction Contributions and Rollover Contributions made before March 1, 1990, Matching Contributions made before December 1, 1993 and Voluntary Contributions made before June 1, 1984 were automatically invested in Company Stock. These contributions may not be transferred into other investment options until you reach age 55, unless between June 1, 1990 and September 1, 1994 you elected, no more than once a Plan Year, to transfer up to 20% of the value of these pre-1990 Salary Reduction Contributions, pre-1990 Rollover Contributions and Voluntary Contributions to other investment options. After you reach age 55, you may transfer a portion of your remaining pre-1990 Salary Reduction Contributions, pre-1990 Rollover Contributions, Voluntary Contributions and pre-1994 Matching Contributions to other investment options once a Plan Year. Here is a schedule that shows what percentage of these shares you can transfer per Plan Year depending on your age:


                                    ...then you may transfer
                                    up to this percentage of
       If you are this age...       the shares described above
        ---------------------       --------------------------

             55                                40%
             56                                60%
             57                                80%
             58 or older                      100%

Additionally, you may choose to have the entire amount of Matching Contributions made to your account before December 1, 1993 and invested in Company Stock invested in either
Common Stock or Preferred Stock, but you are prohibited from later changing this election until you reach age 55.

          OPTIONAL INVESTMENT IN COMPANY STOCK

          The rest of your account, that is, Salary Reduction Contributions and Rollover Contributions made on and after March 1, 1990 and Matching Contributions made on and after December 1, 1993, can be invested in any investment option you select, including Company Stock, and you may change your investment mix up to once a month on any day of the month.

          Descriptions of Common Stock and Preferred Stock are included in Appendix A of this booklet. Preferred Stock is described further in Appendix B.

          PURCHASE OF COMPANY STOCK

          If you invest in Company Stock, the Trustee will purchase the Company Stock on the over-the-counter market at prevailing market prices as soon as practicable.

<Page 12>
          Procedures have been established by the Company to ensure that your decisions to purchase, hold and sell Company Stock remain confidential. Your investment instructions are sent to the Plan's recordkeeper who communicates these instructions to the Trustee. Your decision to invest in Company Stock is communicated only to the people who must know the information to properly administer the Plan. The person responsible for monitoring these confidentiality procedures and other procedures which ensure that your voting decisions with respect to the shares of the Company Stock held in your account remain confidential is:

          Westmoreland Coal Company Savings/Retirement Plan
           Administrative Committee
          c/o Westmoreland Coal Company
          14th Floor
          2 North Cascade Avenue
          Colorado Springs, Colorado 80903
          (719) 448-5822
          Attention:  Cheryl M. Sprague

          VOTING OF COMPANY STOCK

          If you invest in Company Stock, the stock certificates will be issued in the Trustee's name and held by the Trustee, but you will have the power to direct the Trustee how to vote your shares. You will be notified from time to time that a vote is scheduled and how you can instruct the Trustee how to vote your shares. The Company will not know how you voted and your voting decision will be kept confidential. If you do not direct the Trustee, the Trustee will vote your stock at its discretion. In addition, you will be able to give confidential instructions to the Trustee in the case of tender offers affecting the shares of Company Stock held in your account.

          RESALE OF COMPANY STOCK ACQUIRED FROM THE PLAN

          The Plan imposes no limitation or restriction on resales of Company Stock acquired in a distribution from the Plan. In addition, shares of Company Stock that have been registered under the Securities Act may generally be resold by participants who have received them in a distribution of Company Stock from the Plan. However, participants who may be deemed to be "affiliates" of Westmoreland Coal Company may resell shares of Company Stock received in a distribution only pursuant to an effective registration statement specifically relating to such resales, pursuant to Rule 144 under the Securities Act or in a transaction otherwise exempt from registration under the Securities Act.

KEEPING TRACK OF YOUR INVESTMENTS

          You may obtain more information about your investments under the Plan by calling the Info Line at any time.

<Page 13>
                  DISTRIBUTIONS FROM THE PLAN


          With the exception of certain withdrawals and loans
(described on pages 14-16), benefits under the Plan are ordinarily paid ONLY upon retirement, disability, other permanent separation from service or death. Funds are not otherwise available to you.

DISTRIBUTIONS UPON SEPARATION FROM SERVICE

          RETIREMENT

          If you retire at or after reaching age 65, you are entitled to receive your entire account balance.

          DEATH

          If you die before the entire interest in your account is paid out to you, the remaining interest will be paid to your beneficiary as soon as practicable following your death.

          TOTAL DISABILITY

          If you become totally disabled, your account will be paid out to you. As of September 1, 1995, you are considered totally disabled if you are receiving benefits under a long term disability program sponsored by the Company or a participating affiliate and if your disability is expected to be indefinite, rendering you unable to return to work. If you became totally disabled before September 1, 1995 you had to remain totally disabled for six consecutive months before your account could be distributed to you. If you became totally disabled on or after September 1, 1995 there is no longer a six month waiting period.

          OTHER SEPARATION FROM SERVICE

          If you leave for any other reason, you are entitled to receive the entire interest in your account.

DISTRIBUTIONS UPON REACHING AGE 70-1/2

          If you reach age 70-1/2 and your benefits have not yet begun to be paid, you will start receiving a benefit on the April 1 after the calendar year in which you reach age 70-1/2, even if you have not retired or otherwise separated from service at this time.

TIMING OF DISTRIBUTION

          If you have $3,500 or less in your account or you have reached age 65, you will automatically receive your benefits on the soonest practicable date after your account has been valued after your separation from service.

<Page 14>
          If you have ever had more than $3,500 in your account or you have not reached age 65, you will receive your benefits on the soonest practicable date after your account has been valued after your separation from service or, at a later date you choose, but not later than the time you reach age 65.

FORM OF DISTRIBUTION

          If your interest in your account does not exceed
$3,500, your interest will be paid to you or your beneficiaries in a single lump sum.

          In all other cases, you or your beneficiaries may choose to receive your interest in a single lump sum or in the form of an annuity providing for payments for a term of 5, 10 or 15 years, but no longer than your life expectancy at the time your benefits begin. If you do not choose a form of benefit, your benefit will be paid in a single lump sum.

          If your account contains Company Stock, you may elect to receive your distribution in cash or in stock, unless you have fewer than ten shares, in which case the distribution will be made in cash.

          You will be provided with the appropriate forms to make these elections prior to the time of distribution.

WITHDRAWALS OF YOUR ACCOUNT

          VOLUNTARY CONTRIBUTION AND ROLLOVER ACCOUNTS

          You may withdraw, once a Plan Year, any amount from your Voluntary Contribution account or your Rollover account.

          SALARY REDUCTION CONTRIBUTION ACCOUNT - WITHDRAWAL FOR
          FINANCIAL NECESSITY

          You may withdraw, up to once a Plan Year, any amount from your Salary Reduction Contribution account if you show the Plan Administrator that you have an immediate and heavy financial need and demonstrate that this money is needed to satisfy that need. A need will be considered immediate and heavy if it arises from:

          - expenses for medical care for you, your spouse or your dependents,

          -    the purchase by you of a new principal residence
               (not mortgage payments),

          - payment of tuition and related educational fees for the next year of post-secondary education for you, your spouse, children or dependents, or

          - payments needed to prevent your eviction or foreclosure from your principal residence.

<Page 15>
          You cannot withdraw more than you need to meet your hardship (including whatever is needed to satisfy the tax on the withdrawal) and you must have obtained money from all other permissible distributions and non-taxable loans, if any, under this or other plans maintained by your employer.

          If you make a hardship withdrawal, you may not make any Salary Reduction Contributions to your account for the next 12 months. Further, in the following calendar year when you are able to make Salary Reduction Contributions again, you will be limited in how much you may contribute.

          AGE 59-1/2 WITHDRAWALS

          When you reach age 59-1/2, you may withdraw up to the total amount in your account, less any amounts already withdrawn.

          TAXES ON WITHDRAWALS

          All distributions, including withdrawals (except withdrawals of after-tax contributions) are subject to Federal income tax in the year you receive the payment. (See "Tax Treatment of Distributions," below, for more information.)

LOANS DURING EMPLOYMENT

          You may borrow from your account only if you are an active employee participating in the Plan. You may apply for a loan from the Plan once a calendar year, but you can never have more than one outstanding loan at a time. To apply for a loan, contact the Plan Administrator for loan application forms. Beginning March 1, 1990, the minimum loan amount is $1,000. (Before March 1, 1990, the minimum loan amount was $500.) You may borrow up to 50% of the total value of your account as long as that amount is no more than $50,000, but you cannot borrow more than you have personally contributed to your account. In addition, you are limited in the total amount you can borrow from this and other plans sponsored by the Company and affiliated companies.

          If you take out a loan, you must pay interest on the loan. Beginning February 28, 1995, the interest rate is the prime rate plus 1%, fixed as of the date of your loan application. This rate will remain the same for the entire period of the loan. (Before February 28, 1995, the rate was equal to the fixed rate the Trustee charged for unsecured loans.)

          Generally, you have five years to repay your loan, unless you use it to acquire your principal residence, in which case your repayment term may be as long as 15 years. You repay the loan in installments through automatic payroll deductions. You will authorize these deductions when you request your loan. Each payment you make of principal and interest will be credited to your account. You may pay off the outstanding balance of your loan at any time in a lump sum with no penalty by notifying Mellon Bank. If you do this, however, you may not apply for another loan for the next 12 months.

<Page 16>
          Certain events, such as death, separation from service, certain reductions in salary, failures to pay, or attempts to revoke a payroll deduction authorization for repayment will accelerate the loan so that the principal and interest become payable in full immediately. If you fail to pay in the time specified, the outstanding balance of the loan plus accrued interest will be deducted from your account and you will be subject to Federal income tax on it.


                 TAX TREATMENT OF DISTRIBUTIONS


          The Plan is intended to qualify for certain favorable tax treatment (that is, it is intended to be a "qualified" plan under Section 401(a) of the Internal Revenue Code). Taxes generally are not due on any contributions when they are made.

          Your benefits from the Plan, including withdrawals during employment, generally are subject to tax when distributed. The distribution is generally subject to Federal income tax at ordinary income tax rates; however, any after-tax contributions are exempt from tax when distributed. You should be aware of the following additional rules:

          - ROLLOVER TO OTHER PLANS. You have the right to instruct the Plan Administrator to transfer all or a portion of a lump sum payment from the Plan (but not less than $500) directly to either an IRA (individual retirement account or individual retirement annuity) or to another employer's plan that accepts rollovers. (If you receive a benefit payment because you are age 70-1/2 or older, part of the payment may not be eligible for rollover, in which case the Plan Administrator will let you know.) If you choose a direct rollover, no Federal income tax will be withheld on the amount you roll over and you will not pay tax in the current year on the amount you roll over.

               If, instead, you choose to receive the payment, the Plan Administrator is required by law to withhold 20% of the payment as Federal income tax withholding to be credited toward the amount of tax you owe for the year. The payment will be taxed in the current year, unless you roll over the payment to an IRA or another employer's qualified plan that accepts rollovers within 60 days of receiving the payment. The amount rolled over will not be taxed until you take it out of the IRA or the other employer's plan. If you want to roll over the full amount of the payment, you must find other money to replace the 20% that was withheld; otherwise you will have to pay tax in the current year on the amount that was withheld.

               Prior to distributing funds to you from the Plan, the Plan Administrator will provide you with a notice generally explaining your rollover options, as well as the withholding requirements and possible tax consequences of your election.

          - 10% PENALTY TAX MAY APPLY. If you receive a taxable distribution or withdrawal from the Plan before you reach age 59-1/2, you will be required to pay an additional 10% Federal tax unless you meet one of the limited exceptions to this rule. You should consult a tax advisor about the tax consequences of any particular withdrawal or distribution to determine if the 10% penalty tax will apply.

               The laws that govern the tax treatment of contributions to and benefit payments from retirement plans are quite complex. YOU SHOULD CONSULT WITH YOUR PERSONAL TAX ADVISOR ABOUT YOUR OWN PARTICULAR
               SITUATION AND HOW THESE RULES APPLY TO A SPECIFIC
               PAYOUT TO YOU.


                    BENEFICIARY DESIGNATION


          You may choose a beneficiary or beneficiaries to receive your interest in your account after your death. However, if you are married, you must designate your spouse as your beneficiary, unless your spouse properly consents to a different beneficiary on the form provided for this purpose. You may change your beneficiary designation at any time so long as you properly notify the Plan Administrator.


              AMENDMENT OR TERMINATION OF THE PLAN


          Although the Company intends for this Plan to be permanent, each participating company has the right to terminate its participation in the Plan at any time. In addition, the Company may terminate or amend the Plan at any time by action of the Company's Board of Directors or its delegate.

          If the Plan is completely discontinued, the total amounts then in your accounts will be fully vested and held for distribution to you in accordance with the benefit provisions of the Plan or in such other manner as the Company may determine.


                 PLAN INSURANCE DOES NOT APPLY


          The Plan is not covered by the Federal insurance program of the Pension Benefit Guaranty Corporation (PBGC). The PBGC only guarantees pensions for defined benefit plans which fund for a specific monthly benefit upon retirement. Because the Plan is a defined contribution plan with benefits based on an account and not a specific monthly benefit, the Plan is not insurable.

<Page 18>
                       GENERAL PROVISIONS


ASSIGNMENT OF BENEFITS

          Your account balance belongs to you and may not be sold, assigned, transferred or pledged to another person under most circumstances. However, if you become a party to a divorce property settlement or a court order, or if you become liable for support or alimony payments, the Plan may be legally required to pay all or a portion of your benefit to your spouse, ex-spouse, children or other dependents in compliance with a qualified domestic relations order.

TOP-HEAVY BENEFITS

          Federal law provides that in the event that the Plan is shown to benefit certain "key employees" disproportionately, the Plan may be declared "top-heavy" and become subject to special rules. If the Plan is declared "top-heavy," you will receive information concerning the new rules that would apply to the Plan. It is extremely unlikely that the Plan will become top-heavy.

CLAIM FOR BENEFITS

          After an event that entitles you to benefits has occurred, you may apply for your Plan benefits by filing a request with the Plan Administrator.

DENIAL OF CLAIM FOR BENEFITS

          If the Plan Administrator denies, in whole or in part, your claim for benefits, the Plan Administrator will notify you within 90 days of the specific reasons for the denial and how you may perfect your claim or how you can appeal the denial. In special circumstances the Plan Administrator may extend the response period for up to an additional 90 days, in which event it will notify you in writing of the extension, and the reasons for it.

          You or your representative have 60 days from receipt of a notice of claim denial to petition the Plan Administrator in writing for a full and fair review of the denial. You or your representative will be able to review pertinent documents and to submit issues and comments in writing to the Plan Administrator. The Plan Administrator will review the denial and will tell you its decision and reasons for it in writing within 60 days of receipt of the petition; provided, however, that in special circumstances the Plan Administrator may extend the response period for up to an additional 60 days, in which event it will notify you in writing of the extension. This is the only way to contest a decision denying benefits under the Plan.


<Page 19>
                    YOUR RIGHTS UNDER ERISA


          As a participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants shall be entitled to:

          - Examine, without charge, all Plan documents, including insurance contracts and copies of all documents filed by the Plan with U.S. Department of Labor, such as detailed annual reports and Plan descriptions. The documents may be examined at the Plan Administrator's office.

          - Obtain copies of all Plan documents and other Plan information upon written request to the Plan
               Administrator, who may make a reasonable charge for the copies.

          - Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

          - Obtain a statement of your account balance. You must request such a statement in writing, and not more than once a year. This service is free of charge.

          In addition to creating rights for Plan participants, ERISA imposes duties upon the people, called "fiduciaries," who are responsible for the operation of the employee benefit plan. They have a duty to operate the Plan prudently and in the interest of Plan participants and beneficiaries. The Company may not fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have your claim reviewed and reconsidered.

          Under ERISA, there are steps you can take to enforce the above rights. For instance, you may file suit in a Federal court if you request materials from the Plan and do not receive them within 30 days. The court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive them (unless the materials were not sent because of reasons beyond the Plan Administrator's control). If your claim for benefits is denied in whole or in part, or ignored, you may file suit in a state or Federal court. If you believe Plan fiduciaries have misused the Plan's money, or have discriminated against you for asserting your rights, you may seek assistance from the U.S. Department of Labor, or file suit in a Federal court. If you are successful, the court may order the person you have sued to pay court costs and legal fees. If you lose, the court may order you to pay (for example, if it finds your claim to be frivolous).

<Page 20>
          If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor Management Services Administration, Department of Labor.


                     AVAILABLE INFORMATION


          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and at its Regional Offices: 7 World Trade Center, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies can also be obtained upon payment of prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or from the Commission's World Wide Web site at http:\\www.sec.gov.

          The Company has filed with the Commission a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act covering the registration of the securities that may be offered under the Plan. The foregoing description does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.

          The Company will furnish, without charge, to each eligible participant in the Plan a copy of its most recent 10-K and, if available, annual report to shareholders and will also deliver to each person holding an interest in the Plan, who does not otherwise receive such materials as a shareholder of the Company, copies of all reports, proxy statements and other communications distributed to the shareholders of the Company generally. The Company also will provide, without charge, to each person to whom a copy of this booklet is delivered, on the written or oral request of any such person, a copy of any or all of the documents which have been or may be incorporated by reference in Item 3 of Part II of the Registration Statement, which items are incorporated by reference into this booklet, other than exhibits to such documents. Requests for such copies should be directed to Westmoreland Coal Company, Corporate Secretary, 14th Floor, 2 North Cascade Avenue, Colorado Springs, Colorado 80903, (719) 442-2600.

          Except where otherwise indicted herein, this booklet speaks as of its date, and neither the delivery of this booklet nor any sales hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since that date or that the information contained herein is correct as of any time subsequent to that date. No person has been authorized to give any information or to make any representations, other than as contained in this booklet and in other documents relating to the Plan delivered to eligible employees in connection with the offer described in this booklet and if given or made such information or representations must not be relied upon. This booklet does not constitute an offer of any securities other than those to which it relates, or an offer of those to which it relates in any state to any person to whom it is unlawful to make such offer in such state.

<Page 21>
        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


          The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") by Westmoreland Coal Company (the "Company") (File No. 0-752) are incorporated herein by reference:

                    (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

                   (ii)  the description of the Company's Common
                         Stock contained in its Registration Statement on Form 8-A, filed May 22, 1992 and

                  (iii)  the description of the Company's
                         Depository Shares contained in its Registration Statement on Form 8-A, filed June 23, 1992.


          Each document filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such document.

<Page A-1>
                          APPENDIX A TO
            SUMMARY PLAN DESCRIPTION AND PROSPECTUS
                     DATED JULY     , 1997

                  AVAILABLE INVESTMENT OPTIONS

     This Appendix provides additional information regarding each of the investment options available under the Plan. These investment options consist of Company Stock and the following investment funds available through Dreyfus Retirement Services:

          *      Dreyfus New Leaders Fund, Inc.
          *      Dreyfus International Growth Fund
          *      Dreyfus Cash Management
          *      Dreyfus Short-Intermediate Government Fund
          *      Dreyfus S&P 500 Index Fund
          *      Dreyfus Disciplined Stock Fund
          *      Capital Preservation Fund

     The following are investment profiles for each of the Dreyfus Retirement Services investment funds, followed by information regarding the Company Stock. Such profiles are based on information provided by Dreyfus Retirement Services. Additional information, including financial data, investment policies, management, distribution, and service fees and expenses with respect to each of these funds is contained in the Prospectus or Product Description for the fund, a copy of which can be obtained through Dreyfus Retirement Services. As with any mutual fund, there is no assurance that the fund will achieve its stated objective.

<Page A-2>
                             DREYFUS
                       Retirement Services

                 DREYFUS NEW LEADERS FUND, INC.

FUND DESCRIPTION
The Fund's goal is to maximize capital appreciation.

INVESTMENT STRATEGY
The Fund seeks out companies that Dreyfus believes have the potential for significant growth. The Fund is particularly alert to companies which it considers to be new leaders, that is, emerging smaller-sized companies (typically with market capitalizations of less than $750,000), both domestic and foreign, which the Fund's management believes to be characterized by new or innovative products, services or processes which should enhance prospects for growth in future earnings. The Fund will also invest in special situations such as corporate restructurings. During normal market conditions the Fund will invest aggressively in domestic and foreign common stocks. For defensive purposes the Fund can invest in money market instruments. The Fund may also invest up to 25% of its assets in foreign securities.

INVESTOR PROFILE
Dreyfus New Leaders Fund may be appropriate for investors seeking long-term capital growth who are looking to supplement an overall investment program with a more aggressive equity investment.

INVESTMENT RISKS
The Fund invests principally in common stocks. Stock prices move up and down in response to the performance of their issuers and general economic and market factors. The prices of stocks move in different degrees, based on varying impact of these factors over time, which affects the relative volatility of a fund. Investments in smaller-sized companies tend to be more volatile than investments in larger-sized companies, which can cause the fund's share price also to be more volatile. The Fund can also invest in foreign securities, which involve additional risks including political and economic climates and currency fluctuations, and use sophisticated investment techniques including investments in derivative instruments. When you sell your shares of the Fund, they may be worth more or less than what you paid for them.

EXPENSES
ANNUAL FUND OPERATING EXPENSES
(as a percentage of average daily net assets)

Management fees      .75%
Other Expenses       .46%

Total Portfolio Operating Expenses 1.21%

Example:  You  would  pay  the following  expenses  on  a  $1,000 investment assuming ( 1 ) a 5% annual return and (2) redemption at the end of each period.

    One year       $  12
    Three years    $  38
    Five years     $  66
    Ten years      $ 147

<Page A-3>
These amounts should not be considered representative of past or future expenses and actual expenses may be greater or less than those indicated. Moreover, the Fund's actual performance will vary and returns may be greater or less than 5%.

INVESTMENT ADVISER
The Dreyfus Corporation serves as the Fund's investment manager.

BUYING AND SELLING SHARES THROUGH YOUR 401(k) PLAN
Your plan sponsor has established specific procedures for enrolling in the plan, for allocating contributions to the Fund, and for making exchanges or transfers among the different investment options available under your plan. A Fund's exchange privilege may be modified or terminated at any time upon notice to shareholders. Please consult your Human Resources
Representative for specific information on these and other related matters, including withdrawals from your plan.

DISTRIBUTIONS
Dividends and capital gains are generally declared and paid annually. All distributions to retirement accounts will be automatically reinvested in addition' al Fund shares.

  THIS RETIREMENT PLAN PROSPECTUS CONTAINS SUMMARY INFORMATION CONCERNING ONE OF THE INVESTMENT OPTIONS AVAILABLE UNDER YOUR PLAN. IF YOU WOULD LIKE A COMPLETE PROSPECTUS BEFORE ALLOCATING ALL OR A PORTION OF YOUR RETIREMENT PLAN ASSETS TO THIS INVESTMENT OPTION, PLEASE CONTACT YOUR HUMAN RESOURCES REPRESENTATIVE.

Premier Mutual Fund Services, Distributor
@) 1996 Dreyfus Retirement Services, a division of Dreyfus Service
Corporation

<Page A-4>
DREYFUS NEW LEADERS FUND, INC.
MANAGED BY THE DREYFUS CORPORATION

                                 SMALLER CAPITALIZATION COMPANIES

BENCHMARK    Russell 2000 Index with dividends reinvested.*

STRATEGY     The  Fund invests primarily in common  stocks
             of domestic and foreign issuers typically with market capitalizations below $1.5 billion at time of purchase. There are approximately 5,000 companies available for consideration in this market capitalization range. The Fund may invest up to 25% of the value of its assets in the securities of foreign companies which are not publicly traded in the United States and the debt securities of foreign governments. Investments in foreign securities involve additional risks. For defensive purposes, the Fund may invest in short-term money market instruments and cash. The Fund's share price and investment return fluctuate such that an investor's shares may be worth more or less than original cost upon redemption. The Fund seeks to identify and invest in smaller capitalization companies falling into one of three investment designations as described below.

PROCESS      In  order to identify opportunities from
             a 5,000 company universe, Dreyfus employs a sector manager approach in its equity research process. The process is driven by fundamental research. Cash flow analysis is the initial step including: outlining an issuer's long-term financial posture as the central fiduciary interest of management towards shareholders; establishing management's true evaluation of returns available from producing assets; and exploring capital requirements critical for future growth.

             Dreyfus managers will typically assign one of three investment designations. Primary emphasis is placed on growth companies defined by dominant market position, sustained record of achievement, and strong financial condition. Expectation of a high growth rate should be matched by high rates of return on invested capital.

             Relative sector attractiveness is the second approach to stock selection and may comprise 20-30% of the portfolio. Dreyfus attempts to identify prospective economic or political change that may have a uniformly beneficial effect on an entire industry. Finally, special situations may be identified, including those companies active in acquisition, divestiture, share repurchase or other processes which develop corporate focus. A key element is evaluation of the corporation's balance sheet and the expected return on assets, coupled with management's firm resolve to aim toward growth, not simple survival.

             Stocks in the portfolio may be sold if the original investment designation (growth, sector attractiveness, special situation) breaks down or fails to materialize. Margin deterioration at any level is frequently the early indicator of corporate stress. The balance inherent in this structure can result in an all-weather, rather than simply aggressive, approach to small company investing.

<Page A-5>
MGMT. & DIST.  FEES   The  Fund  is a no-load mutual  fund.   The
             management  fee  is payable monthly  at  the  annual
             rate of 0.75 of 1% of the value of the Fund's average daily net assets. The Fund bears certain costs for services provided to shareholders pursuant to a Shareholder Services Plan at an annual rate of 0.25 of 1% of the value of the
             Fund's average daily net assets. A 1% redemption fee will be charged and retained by the Fund on certain shares redeemed or exchanged within the first six months of issuance and will be deducted from redemption proceeds. The redemption fee will not be charged for redemption of Fund shares through omnibus accounts for various retirement plans, as well as certain other accounts as described in the Fund's prospectus.

             *Benchmark used for comparative purposes only.

                       PREMIER MUTUAL FUND SERVICES - DISTRIBUTOR
                               60 State Street - Boston, MA 02109
                      Copyright-1997  Dreyfus Service Corporation

<Page A-6>
                 DREYFUS NEW LEADERS FUND, INC.


PIE CHARTS DEPICTING SECTOR ALLOCATION VERSUS BENCHMARK AS OF MARCH 31, 1997

Tech/Cap Goods         21%              Tech/Cap Goods         18%
Consumer                8%              Consumer               18%
Mat'ls & Process       13%              Mat'ls & Process       11%
Energy                  4%              Energy                  5%
Credit Sens            27%              Credit Sens            33%
Healthcare             14%              Healthcare             10%
Other                   9%              Transport               4%
Cash                    4%              Other                   1%

                      100%                                    100%
 DREYFUS NEW LEADERS FUND                  RUSSELL 2000 INDEX



TEN LARGEST                 OTHER                     PORTFOLIO
  HOLDINGS               INFORMATION               CHARACTERISTICS+
   AS OF                    AS OF               AS OF MARCH 31, 1997
FEBRUARY 28,            MARCH 31, 1997
    1997

Global       1.7%      Assets ($Mill)  693.6                 Fund   Russ 2000
Industries
                                                 Price/
Executive    1.6%      Managment Fee    0.75%    Earnings    17.5      21.4
Risk                                             Ratio

Everest      1.6%      Total Expense    1.12%    Price/Book   3.1       2.3
Reinsurance            Ratio                     Ratio
Holdings

Varian       1.5%      Port. Turnover  102.22%   Med Mkt      1,045     340
Associates             Rate*                     Cap ($Mil)

Thiokol      1.5%      Net Asset       37.98     5-Yr Earnings 19.9    11.6
                       Value ($)                 Growth (%)

Consolidated 1.5%                                Dividend       0.7     1.6
Stores                                           Yield (%)++

Finova Group 1.4%                                Equity         0.99   1.00
                                                 Beta

Universal    1.4%      Primary         Since     Return Beta    0.92   1.00
Health                 Portfolio Mgrs.
Services

Crompton &   1.4%      Paul Kandel      1996     5 yr Std       10.6   11.0
Knowles                                          Dev (%)

Mentor       1.4%      Hilary Woods     1996     Number of       104   1911
                                                 Holdings
**As of last fiscal year end (12/31/96)

+Sources: FactSet & Frank Russell Co.
++Wtd. avg. dividend yield of equities in portfolio.



BAR GRAPH DEPICTING PERFORMANCE FOR PERIODS
ENDED MARCH 31, 1997
          New Leaders   Russell
            (w/divs)   2000(w/divs)*

                -6.77%   -5.17%
One Year         4.13%    5.11%
Three Years     13.32%   12.70%
Five Years      12.07%   12.78%
Ten Years       11.40%    9.42%
   Fund Inception January 29, 1985


<Page A-7>
Calendar Year Performance+

       Dreyfus     Russell
         New         2000
       Leaders      Index*
        Fund

  1996  17.31%      16.50%
  1995  29.80%      28.44%
  1994  -0.15%      -1.82%
  1993  17.07%      18.91%
  1992   9.43%      18.41%
  1991  45.39%      46.05%
  1990 -11.86%     -19.51%
  1989  31.29%      16.24%
  1988  23.35%      24.89%
  1987  -5.12%      -8.77%

+Reflects total return each year.

Past performance is no guarantee of future results; share price and investment return fluctuate such that an investor's shares may be worth more or less than original cost upon redemption. A 1% redemption fee will be charged and retained by the Fund on shares redeemed or exchanged within the first six months of purchase. Portfolio composition is subject to change at any time.
*Source: Frank Russell Company. The Russell 2000 Index is unmanaged; the performance results represent total return and the reinvestment of dividends and other earnings.
This material must be preceded or accompanied by a current Prospectus which contains additional information on fees and expenses. Please read the Prospectus carefully before investing.
                                   Premier Mutual Fund Services -
                                                      Distributor
                                60 State Street-Boston, MA  02109

<Page A-8>
                             DREYFUS
                       Retirement Services

                      DREYFUS INTERNATIONAL
                           GROWTH FUND

FUND DESCRIPTION
The Fund's goal is to provide you with capital growth by investing primarily in foreign equity securities.

INVESTMENT STRATEGY
Under normal market conditions at least 65% of the Fund's assets will be invested in equity securities of foreign issuers. The Fund may also invest in high grade debt securities of foreign issuers that management believes offer opportunities for capital growth. While there are no geographic limits, the Fund will seek to invest its assets in at least three foreign countries. For defensive purposes the Fund may invest in money market securities.

INVESTOR PROFILE
The Fund may be appropriate for long-term investors who would like to take advantage of international growth opportunities and are willing to assume greater risks involved in international investing. An investment in the Fund should be as a supplement to an overall investment program.

INVESTMENT RISKS
The Fund invests principally in common stocks of foreign issuers. Generally stock prices move up and down in response to the performance of their issuers and general economic and market factors. The prices of stocks move in different degrees, based on the varying impact of these factors over time, which affects the relative volatility of a fund. Foreign securities involve additional risks, including being subject to potentially volatile political and economic climates and currency fluctuations. The Fund can use sophisticated investment techniques including investments in derivative instruments. As a result the Fund's portfolio may be more volatile than a portfolio invested in domestic equity securities. When you sell your shares of the Fund, they may be worth more or less than what you paid for them.

EXPENSES
ANNUAL FUND OPERATING EXPENSES
(as a percentage of average daily net assets)

    Management Fees                      .75%
    12b-1 Fees                           .51%
    Other Expenses                       .78%
    Total Portfolio Operating Expenses  2.04%

Example:  You  would  pay the following expenses  on  a  $1  ,000 investment assuming (1) a 5% annual return and (2) redemption at the end of each period.

                              Class R shares
    One year                   $ 21
    Three years                $ 64
    Five years                 $110
    Ten years                  $237

<Page A-9>
These amounts should not be considered representative of past or future expenses and actual expenses may be greater or less than those indicated. Moreover, the Portfolio's actual performance will vary and may be greater or less than 5 %.

INVESTMENT ADVISER
The  Dreyfus Corporation serves as the Fund's investment adviser.
The  Fund  portfolio  manager  is  Ronald  Chapman,  Director  of
International Equity for The Dreyfus Corporation.

BUYING AND SELLING SHARES THROUGH YOUR 401(k) PLAN
Your plan sponsor has established specific procedures for enrolling in the plan, for allocating contributions to the Fund, and for making exchanges or transfers among the different investment options available under your plan. A Fund's exchange privilege may be modified or terminated at any time upon notice to shareholders. Please consult with your Human Resources Representative for specific information on these and other related matters, including withdrawals from your plan.

DISTRIBUTIONS
Dividends, and capital gains, if any, are declared and paid annually. All distributions to retirement accounts will be automatically reinvested in additional Fund shares.

  THIS RETIREMENT PLAN PROSPECTUS CONTAINS SUMMARY INFORMATION
  CONCERNING ONE OF THE INVESTMENT OPTIONS AVAILABLE UNDER YOUR
PLAN. IF YOU WOULD LIKE A COMPLETE PROSPECTUS BEFORE ALLOCATING ALL OR
   A PORTION OF YOUR RETIREMENT PLAN ASSETS TO THIS INVESTMENT
   OPTION, PLEASE CONTACT YOUR HUMAN RESOURCES REPRESENTATIVE.

Premier Mutual Fund Services, Inc., Distributor
Copyright-1996 Dreyfus Retirement Services. a division of Dreyfus Service Corporation, Broker/Dealer

<Page A-10>
DREYFUS INTERNATIONAL GROWTH FUND
MANAGED BY THE DREYFUS CORPORATION

BENCHMARK         Morgan Stanley Capital International
                  Europe, Australia, Far East (EAFE)(Registered Trademark)
                  Index  with net dividends reinvested.*

STRATEGY The Fund invests primarily in equity securities of foreign issuers, including common stocks, convertible securities and preferred stocks. The Fund also may invest in debt securities of foreign issuers that management believes offer opportunities for capital growth.

                  The Fund's goal is to provide capital growth. There can be no assurance that the Fund's investment objective will be achieved. The Fund's investment in foreign securities, as well as its use of certain investment techniques, involve additional risks. These risks are described more fully in the Fund's Prospectus. The Fund's share price and investment return fluctuate and are not guaranteed.

PROCESS           At  least  65% of the  value  of
                  the Fund's total assets (except when maintaining a temporary defensive position) will be invested in equity securities of foreign (non U.S.) issuers located throughout the world. The equity securities in which the Fund may invest include those of issuers located in emerging markets, which present additional risks. Under normal market conditions it is expected that substantially all of the Fund's assets will be invested in securities of foreign issuers. While there are no prescribed limits on geographic asset distribution outside the United States, the Fund ordinarily will seek to invest its assets in no fewer than three foreign countries.

                  The Fund also may invest in debt securities of foreign issuers that management believes, based on market conditions, the financial condition of the issuer, general economic conditions and other relevant factors, offer opportunities for capital growth.

MGMT. & ADMIN. FEES     The management fee is payable monthly  at
                  the annual rate of 0.75 of 1% of the value of the Fund's average daily net assets. The Fund pays for advertising, marketing and distributing its shares at an annual rate of
                  0.50 of 1% of the value of the Fund's average daily net assets under a distribution plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940. The Fund also pays for the provision of certain services to its shareholders at the annual rate of 0.25 of 1% of the value of the Fund's average daily net assets under a Shareholder Services Plan.

                  *Benchmark used for comparative purposes  only.
                  EAFE (Registed Trademark) is the property of Morgan Stanley & Co., Incorporated.

                       PREMIER MUTUAL FUND SERVICES - DISTRIBUTOR
                               60 State Street - Boston, MA 02109
                       Copyright-1997 Dreyfus Service Corporation

<Page A-11>
                DREYFUS INTERNATIONAL GROWTH FUND

PIE CHARTS DEPICTING COUNTRY ALLOCATION VERSUS BENCHMARK AS OF
MARCH 31, 1997

DREYFUS                             MSCI EAFE(Registered Trademark)
INTERNATIONAL                       INDEX
GROWTH FUND

      Japan             27%                   Japan           29%
      UK                 8%                   UK              20%
      Germany            9%                   Germany          9%
      France             7%                   France           8%
      Oth Europe        23%                   Switzerland      6%
      Malaysia           6%                   Oth Europe      17%
      Other             12%                   Hong Kong        4%
      Hong Kong          3%                   Other            7%
      Sht Term Sec       5%
                                                            100%
                      100%

 Ten Largest Holdings                      Other Information
   as of February 28, 1997                as of March 31, 1997

British Sky Broadcasting    2.2%

Parmalat Finanziaria        1.9%         Assets ($Mill)        84.2

Tele Brasileiras, ADR       1.8%         Management Fee#      0.75%

Deutsche Bank               1.7%         Total Expense Ratio  2.07%

Nintendo                    1.7%         Net Asset Value ($)  15.13

Banque Nationale De Paris   1.6%

Cultor Oy                   1.6%

Vodafone Group PLC          1.6%         Primary Portfolio Manager     Since

Goudsmit Nv                 1.5%         Ronald Chapman                Mar-96

Kfc Holdings Berhad         1.4%

                                                     # Annualized

BAR GRAPH DEPICTING PERFORMANCE FOR
PERIODS ENDED MARCH 31, 1997
                 Dreyfus        EAFE (Registered Trademark)
                 International  Index*
                 Growth

1Q 97             1.88%          -1.57%
One Year          4.44%           1.45%
Three Years       2.58%           6.53%
Since Inception   7.33%           8.25%


Av. Annual Return Since Incept.            8.25%

Fund Inception June 29, 1993


<Page A-12>
Calendar Year Performance

          Dreyfus        MSCI
       International    EAFE(Registered Trademark)
        Growth Fund     Index*


  1996         8.49%     6.05%
  1995         0.70%    11.21%
  1994        -5.44%     7.84%


Past  performance is no guarantee of future results; share  price and  investment  return fluctuate such that an investor's  shares may  be  worth  more or less than original cost upon  redemption.
Performance figures reflect the absorption of certain expenses by
The Dreyfus Corporation; had such expenses not been absorbed, the
Fund's  performance would have been lower.  Portfolio composition is subject to change at any time.
*Source: Morgan Stanley Capital International.  The EAFE (Registered
Trademark) Index, which   is   an   unmanaged  index  of  non-U.S.
equity   market performance,   is   the  property  of  Morgan   Stanley
&   Co. Incorporated;  the  performance  results  shown  represent  total return and reflect the reinvestment of net dividends and other earnings.

This must be preceded or accompanied by a current Prospectus which contains additional information on fees and expenses.
Please read the Prospectus carefully before investing.

                                   Premier Mutual Fund Services -
                                                      Distributor
                                60 State Street-Boston, MA  02109

<Page A-13>
                             DREYFUS
                       Retirement Services

                     DREYFUS CASH MANAGEMENT

FUND DESCRIPTION
The Fund's goal is to provide investors with as high a level of current income as is consistent with the preservation of capital and the maintenance of liquidity.

INVESTMENT STRATEGY
The Fund invests in short-term money market obligations including securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities. During normal market conditions, the Fund will invest at least 25% of its assets in bank obligations. The Fund is managed to keep its share price stable at $1.00.

INVESTOR PROFILE
Dreyfus Cash Management is appropriate for investors seeking current income plus stability of principal.

INVESTMENT RISKS
The Fund is managed to maintain a stable $1.00 share price. However, a money market fund investment is neither insured nor guaranteed by the FDIC or the U.S. Government, and there can be no guarantee that the $1.00 share price will be maintained. In an effort to maintain a stable share price, the Fund invests in high-quality, short-term paper with remaining maturities not exceeding 13 months, and maintains an average portfolio maturity of 90 days or less. Sharp interest rate changes and credit concerns related to portfolio securities, among other factors, will impact the Fund's ability to maintain its share price.

EXPENSES
ANNUAL FUND OPERATING EXPENSES
(as a percentage of average daily net assets)

                                          Class A shares
    Management Fees                            .20%
    Total Portfolio Operating Expenses         .20%

Example:  You  would  pay  the following  expenses  on  a  $1,000 investment assuming (1) a 5% annual return and (2) redemption at the end of each period.

                         Class A shares
    One year               $    2
    Three years            $    6
    Five years             $   11
    Ten years              $   26

These amounts should not be considered representative of past or future expenses and actual expenses may be greater or less than those indicated. Moreover, the Fund's actual performance will vary and may be greater or less than 5%.

<Page A-14>
INVESTMENT ADVISER
The Dreyfus Corporation serves as the Fund's investment adviser.

BUYING AND SELLING SHARES THROUGH YOUR 401(K) PLAN
Your plan sponsor has established specific procedures for enrolling in the plan, for allocating contributions to the Fund, and for making exchanges or transfers among the different investment options available under your plan. A Fund's exchange privilege may be modified or terminated at any time upon notice to shareholders. Please consult with your Human Resources Representative for specific information on these and other related matters, including withdrawals from your plan.

DISTRIBUTIONS
Dividends are generally declared daily and paid monthly.  Capital gains,  if  any,  generally are declared and paid  annually.  All
distributions   to  retirement  accounts  will  be  automatically
reinvested in additional Fund Share.

  THIS RETIREMENT PLAN PROSPECTUS CONTAINS SUMMARY INFORMATION CONCERNING ONE OF THE INVESTMENT OPTIONS AVAILABLE UNDER YOUR
 PLAN. IF YOU WOULD LIKE A COMPLETE PROSPECTUS BEFORE ALLOCATING
     ALL OR A PORTION OF YOUR RETIREMENT PLAN ASSETS TO THIS INVESTMENT OPTION, PLEASE CONTACT YOUR HUMAN RESOURCES
                         REPRESENTATIVE.

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank and are not federally insured by the FDIC, the Federal Reserve Board or any other agency. All mutual fund shares involve certain investment risks, including the possible loss of principal.

Premier Mutual Fund Services, Distributor
Copyright-1996 Dreyfus Retirement Services, a division of Dreyfus Service Corporation

<Page A-15>
DREYFUS CASH MANAGEMENT
MANAGED BY THE DREYFUS CORPORATION

BENCHMARK    Lipper  Institutional  Money  Market  Funds
             Average.*

STRATEGY The Fund invests in short-term money market obligations, including securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, certificates of deposit, time deposits, bankers' acceptances and other short-term obligations issued by domestic banks or London branches of domestic banks, repurchase agreements, and high-grade commercial paper and other short-term corporate obligations.

             The Fund's objective is to provide investors with as high a level of current income as is consistent with the preservation of capital and the maintenance of liquidity. The Fund seeks to maintain a net asset value of $1.00 per share for purchases and redemptions. The Fund's yield fluctuates and there can be no assurance that the Fund will be able to maintain a stable net asset value of $1.00 per share.

             The Fund will maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase only instruments having remaining maturities of 13 months or less and invest only in U.S. dollar denominated securities determined in accordance with procedures established by the Board of Trustees to present minimal credit risks and which are rated in one of two highest rating categories for debt obligations by at least two nationally recognized statistical rating organizations (or one rating organization if the instrument was rated by only one such organization) or, if unrated, are of comparable quality. Moreover, the Fund will purchase only instruments so rated in the highest rating category or, if unrated, of comparable quality as determined in accordance with procedures established by the Board of Trustees. During normal market conditions, the Fund will invest at least 25% of its assets in bank obligations.

BACKGROUND   Dreyfus  Cash Management is an open-end, diversified
             money  market mutual fund.  It commenced  operations
             in  1985.   On  January  6,  1994,  the  Fund  began
             offering two classes of shares, namely Class  A  and
             Class  B  shares.  On November 20,  1996,  the  Fund
             commenced offering two additional classes of  shares
             designated  as Administrative Shares and Participant
             shares  and the renamed Class A and Class  B  shares
             as   Institutional   Shares  and  Investor   shares,
             respectively.

             The Fund is designed for institutional investors, particularly banks, acting for themselves or in a fiduciary, advisory, agency, custodial or similar capacity. Fund shares may not be purchased directly by individuals, although institutions may purchase shares for accounts maintained by individuals.

MGMT. & DIST.  FEES     The management fee is payable monthly  at
             the annual  rate  of  0.20 of 1% of  the  value  of  the
             Fund's  average  daily  net assets.   Administrative
             Shares, Investor Shares and Participant Shares bear certain costs for distribution and service at the annual rate of 0.10 of 1%, 0.25 of 1% and .40 of
             1%,  respectively, of the value of the average daily
             net assets attributable to such class in accordance with a service plan adopted pursuant to Rule 12b-1
             under  the  Investment  Company  Act  of  1940,   as
             amended.    No  Rule  12b-1  costs  are   borne   by
             Institutional    Shares.    Total    expenses    for
             Institutional    Shares,   Administrative    Shares,
             Investor Shares and Participant Shares are capped at 20, 30, 45 and 60 basis points, respectively.

<Page A-16>
             *Benchmark used for comparative purposes only.

                       PREMIER MUTUAL FUND SERVICES - DISTRIBUTOR
                               60 State Street - Boston, MA 02109
                      Copyright-1997  Dreyfus Service Corporation


<Page A-17>
                     DREYFUS CASH MANAGEMENT

PIE CHART DEPICTING SECTOR
ALLOCATION AS OF
FEBRUARY 28, 1997

Corp Notes          6%
CD's               13%
Comm Paper         57%
US Gov't Agen      10%
ST Bank Notes       4%
Repo's             10%
Other               0%

                  100%
Dreyfus Cash Management


General  Information
as of March 31, 1997
                                                     Institutional    Investor
                                                     Shares           Shares

Average Maturity      60 days        Assets ($Mil)      2,345.7         535.4
(2/28/97)

Number of Issues        87           Management Fee       0.20%         0.20%
(2/28/97)
                                     Total Expense Ratio  0.20%         0.45%

                                     7-Day Yield          5.29%         5.05%

Portfolio Manager      Since

P. Larkin               1991

+Unless The Dreyfus Corporation gives the Fund's investors at least 90 days' notice to the contrary, The Dreyfus Corporation, and not the Fund, will be liable for all expenses of the Fund other than the following expenses, which will be borne by the
Fund: (i) the management fee payable by the Fund to The Dreyfus Corporation monthly at the annual rate of .20 of 1% of the value of the Fund's average daily net assets; and (ii) as to Administrative Shares, Investor Shares and Participant Shares only, payments made at the annual rate of .10 of 1%, .25 of 1%,
 .40 of 1%, respectively, of the value of the average daily net assets attributable to such class, pursuant to a service plan adopted in accordance with Rule 12b-1 under the Investment Company Act of 1940,

BAR GRAPH DEPICTING PERFORMANCE FOR PERIODS ENDED
MARCH 31, 1997 - INSTITUTIONAL SHARES

          Dreyfus Cash Mgmt  Lipper Inst'l
           (Institutional    Fd Avg**
               Shares)

1Q 97                 1.30%               1.24%
One Year              5.38%               5.12%
Three Years           5.35%               5.11%
Five Years            4.54%               4.33%
Ten Years             6.06%               5.86%
As of 3/31/97, total return for Investor Shares
for  1Q 1997  was 1.24%;  average annual  total
return  for  one  year  was  5.11%  and   since
inception on January 10, 1994 was 4.94%.
Fund Inception March 11, 1985

<Page A-18>
As of 3/31/97, total return for Investor Shares for 1Q 1997 was 1.24%; average annual total return for one year was 5.11% and since inception on January 10, 1994 was 4.94%.

Calendar Year Performance++
         Dreyfus        Lipper Inst'l
           Cash            MM Fund
        Management        Average**
       (Institutional
          Shares)

  1996       5.42%          5.16%
  1995       6.01%          5.75%
  1994       4.08%          4.00%
  1993       3.17%          2.93%
  1992       3.80%          3.29%
  1991       6.22%          5.67%
  1990       8.38%          7.77%
  1989       9.51%          8.83%
  1988       7.67%          7.01%
  1987       6.67%          6.12%

 ++Reflects total return each year.

An investment in the Fund is neither insured nor guaranteed by the U.S. Government and there can be no assurance that the Fund will be able to maintain a stable net asset value of $1.00 per share. Past performance is no guarantee of future results. Yield fluctuates. Portfolio composition is subject to change. **Source: Lipper Analytical Services, Inc. Reflects the reinvestment of income.
This must be preceded or accompanied by the Fund's current Prospectus which contains additional information on fees, distribution & other expenses. Please read the Prospectus carefully before investing.
                                   Premier Mutual Fund Services -
                                                      Distributor
                                60 State Street-Boston, MA  02109


<Page A-18>
                             DREYFUS
                       Retirement Services

                   DREYFUS SHORT, INTERMEDIATE
                         GOVERNMENT FUND

FUND DESCRIPTION
The Fund's goal is to provide you with as high a level of current income as is consistent with the preservation of capital through investments in government securities.

INVESTMENT STRATEGY
The Fund will invest primarily in securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements in respect of such. The Fund will not purchase any securities with remaining maturities over three and half years. Short to intermediate term securities are designed to provide generally higher income than a government money market fund and less volatility in share price than a comparable higher yielding longer-term bond fund. Neither the market value of the Fund's portfolio securities nor the value of the Fund shares are guaranteed or insured by the U.S. Government.

INVESTOR PROFILE
Dreyfus Short-Intermediate Government Fund may be appropriate for investors seeking high current income plus the credit safety provided by investments in U.S. Government securities.

INVESTMENT RISKS
The Fund invests in bonds. Bond prices are generally affected by changes in interest rates and/or supply and demand conditions. Because the Fund is a U.S. Government bond fund, portfolio securities are of the highest credit quality. The prices of bonds move in different degrees, based on the varying impact of these factors over time, which affects the relative volatility of a fund. The Fund can also use sophisticated investment techniques which involve increased risk. When you sell your shares of the Fund, they may be worth more or less than what you paid for them.

EXPENSES
ANNUAL FUND OPERATING EXPENSES
(as a percentage of average daily net assets)

                         Class R shares

     Management fees        .50%
     Other Expenses         .25%

     Total Portfolio Operating Expenses       .75%

<Page A-20>
Example:  You  would  pay the following expenses  on  a  $1  ,000 investment assuming ( I ) a 5% annual return and (2) redemption at the end of each period


                         Class R shares
     One year               $  8
     Three year             $ 24
     Five year              $ 42
     Ten year               $ 93

These amounts should not be considered representative of past or future expenses and actual expenses may be greater or less than those indicated. Moreover, the Fund's actual performance will vary and returns may be greater or less than 5%.

INVESTMENT ADVISER
The Dreyfus Corporation is the Fund's investment manager.

BUYING AND SELLING SHARES THROUGH YOUR 401(k) PLAN
Your plan sponsor has established specific procedures for enrolling in the plan, for allocating contributions to the Fund, and for making exchanges or transfers among the different investment options available under your plan. A Fund's exchange privilege may be modified or terminated at any time upon notice to shareholders. Please consult your Human Resources
Representative for specific information on these and other related matters, including withdrawals from your plan.

DISTRIBUTIONS
Dividends are declared and paid monthly. Capital gains, if any, are declared and paid annually. All distributions to retirement accounts will be automatically reinvested in additional Fund shares.

  THIS RETIREMENT PLAN PROSPECTUS CONTAINS SUMMARY INFORMATION CONCERNING ONE OF THE INVESTMENT OPTIONS AVAILABLE UNDER YOUR
 PLAN. IF YOU WOULD LIKE A COMPLETE PROSPECTUS BEFORE ALLOCATING
     ALL OR A PORTION OF YOUR RETIREMENT PLAN ASSETS TO THIS INVESTMENT OPTION, PLEASE CONTACT YOUR HUMAN RESOURCES
                         REPRESENTATIVE.

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank and are not federally insured by the FDIC, the Federal Reserve Board or any other agency. All mutual fund shares involve certain investment risks, including the possible loss of principal.

Premier Mutual Fund Services, distributor
Copyright-1996 Dreyfus Retirement Services, a division of Dreyfus Service Corporation


<Page A-21>
DREYFUS SHORT-INTERMEDIATE GOVERNMENT FUND
MANAGED BY THE DREYFUS CORPORATION

BENCHMARK      Merrill  Lynch  Governments, U.S.  Treasury,
               Short-Term (1-2.99 Years) Index.*

STRATEGY The Fund invests in securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements in respect of such securities. These include: U.S. Treasury Bills, Treasury Notes and Treasury Bonds; Government National Mortgage Association pass-through certificates, and obligations of the Federal Home Loan Banks, Federal National Mortgage Association and Student Loan Marketing Association. The maximum remaining maturity of any instrument held in the portfolio will not exceed 3-1/2 years.

               The Fund's objective is to provide as high a level of current income as is consistent with the preservation of capital. The value of the portfolio securities held by the Fund will vary inversely to changes in prevailing interest rates. Neither the market value of the Fund's portfolio securities nor the Fund's shares are insured or guaranteed by the U.S. Government. The Fund's share price, yield and investment return fluctuate and are not guaranteed.

MGMT. FEES     Dreyfus Short-Intermediate Government Fund is
               a  no-load  mutual  fund.  The management  fee  is
               payable monthly at the annual rate of 0.50  of  1%
               of the value of the Fund's average daily net assets. Pursuant to a Shareholder Services Plan, the Fund bears expenses for providing certain services to the shareholders at an annual rate of 0.25% of 1% of the value of the average daily net assets of the Fund.

               *Benchmark used for comparative purposes only.

                       PREMIER MUTUAL FUND SERVICES - DISTRIBUTOR
                               60 State Street - Boston, MA 02109
                       Copyright-1997 Dreyfus Service Corporation


<Page A-22>
           DREYFUS SHORT-INTERMEDIATE GOVERNMENT FUND

PIE CHARTS DEPICTING SECTOR ALLOCATION AND MATURITY BREAKDOWN AS
OF FEBRUARY 28, 1997

      US Treas Notes     75%               < 1 Year        4%
      US Gov & Agencies  25%               1-5 Years      96%
      US Treas Strips     0%
      Short Term Instr    0%

                        100%                             100%
  Dreyfus Short-Intermediate       Dreyfus Short-Intermediate
             Government Fund                  Government Fund


General Information
as of March 31, 1997

Average Maturity         2.63 Years    Management Fee+        0.50%
(2/28/97)

Duration (2/28/97)       2.36 Years    Total Expense Ratio+   0.75%

Number of Issues            22         Net Asset Value ($)    10.71
(2/28/97)
                                       Assets ($Mill)         542.5

Portfolio Manager          Since

G. Thunelius                1994

+The Dreyfus Corporation has undertaken, until November 30, 1997 that if in any fiscal year the aggregate expenses (excluding taxes and certain other expenses) of the Fund exceed 0.75 of 1% of the value of the Fund's average daily net assets for the fiscal year, the Fund may deduct from the payment to be made to Dreyfus under the Management Agreement, or Dreyfus will bear such excess expense.

BAR GRAPH DEPICTING PERFORMANCE FOR PERIODS ENDED MARCH 31, 1997

               Dreyfus      Merrill Lynch
             Short-         Governments, U.S.
             Intermediate   Treasury, Short
             Gov't Fund     Term (1-2.99 Years)
                            Index*
                 -0.07%               0.66%
One Year          4.07%               5.32%
Three Yrs         5.45%               5.83%
Five Yrs          6.15%               5.70%
Since Inception   7.17%


<Page A-23>
Calendar Year Performance**

        Dreyfus             Merrill Lynch
         Short-              Governments,
     Intermediate            US Treasury,
       Government             Short Term
          Fund             (1-2.99 Years)
                                Index*

  1996      3.96%               4.98%
  1995     12.61%              11.00%
  1994     -0.75%               0.57%
  1993      7.33%               5.41%
  1992      7.02%               6.30%
  1991     13.50%              11.68%
  1990     10.04%               9.72%
  1989     11.29%              10.87%
  1988      5.64%               6.22%

Past performance is no guarantee of future results; net asset value, yield and investment return fluctuate so that an investor's shares may be worth more or less than original cost upon redemption. Portfolio composition is subject to change.

*Source: Bloomberg Financial Markets. The Index is an unmanaged performance benchmark for Treasury securities with maturities of 1-2.99 years. Unlike the Fund, the index does not take into account charges, fees and other expenses. Reflects the reinvestment of income dividends and, where applicable, capital gains distributions.

**The Fund's performance reflects the absorption of certain Fund expenses by The Dreyfus Corporation. Had these expenses not been absorbed, the Fund's total and average annual total returns would have been lower.
This must be preceded or accompanied by a current Prospectus which contains additional information on fees and expenses. Please read the Prospectus carefully before investing.

                                   Premier Mutual Fund Services -
                                                      Distributor
                                60 State Street-Boston, MA  02109
<Page A-24>
                             DREYFUS
                       Retirement Services

                   DREYFUS S&P 500 INDEX FUND

FUND DESCRIPTION
The Fund seeks to replicate the overall performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index" or the "index") primer fly through investments in equity securities which compose the Index. The S&P 500 Index is composed of 500 stocks, most of which trade on the New York Stock Exchange, and represents about 75% of the market value of all U.S. common stocks.

INVESTMENT STRATEGY
The Fund seeks to be fully invested in the common stocks included in the S&P 500 Index; at least 80% of the Fund's assets will be so invested. To maintain liquidity, the Fund may invest 5% of its assets in Short-Term securities. Each stock composing the Index is weighted by its market capitalization relative to the total market value of the Index, and the Fund's port folio seeks to be constructed in the same manner.

INVESTOR PROFILE
The Dreyfus S&P 500 Index Fund may be appropriate for investors seeking a simplified and diversified approach to stock market investing through investment in a stock index fund.

INVESTMENT RISKS
The Fund invests principally in common stocks composing the Index. Stock prices move up and down in response to the performance of their issuers and general economic and market factors. The prices of stocks move in different degrees, based on the varying impact of these factors over time, which affects the relative volatility of a fund. The Fund can use sophisticated investment techniques including investments in derivative instruments. The Fund's performance will be directly impacted by the performance of the Index. Because a large number of securities compose the Index, the Fund will have greater difficulty replicating the performance of the Index to the extent that its assets are not sufficient to appropriately construct a representative portfolio. When you sell your shares of the Fund, they may be worth more or less than what you paid for them.

EXPENSES
ANNUAL FUND OPERATING EXPENSES
(as a percentage of average daily net assets)

     Management Fee                 .30%
     Other Expenses                 .25%
     Total Fund Operating Expenses  .55%

Example:  You  would  pay  the following  expenses  on  a  $1,000 investment assuming (1) a 5% annual return and (2) redemption at the end of each period.

     One year                 $ 6
     Three years              $18
     Five years               $31
     Ten years                $69

<Page A-25>
These amounts should not be considered representative of past or future expenses and actual expenses may be greater or less than those indicated. Moreover, the Fund's actual performance will vary and may be greater or less than 5%.

INVESTMENT ADVISER
The  Dreyfus  Corporation serves as the  Fund's  manager.  Mellon
Equity Associates serves as the Fund's index manager.

BUYING AND SELLING SHARES THROUGH YOUR 401(k) PLAN
Your plan sponsor has established specific procedures for enrolling in the plan, for allocating contributions to the Fund, and for making exchanges or transfers among the different investment options available under your plan. A Fund's exchange privilege may be modified or terminated at any time upon notice to shareholders. Please consult with your Human Resources Representative for specific information on these and other related matters, including withdrawals from your plan.

DISTRIBUTIONS
Dividends and capital gains, if any, generally are declared and paid annually. All distributions to retirement accounts will be automatically reinvested in additional Fund shares.

  THIS RETIREMENT PLAN PROSPECTUS CONTAINS SUMMARY INFORMATION CONCERNING ONE OF THE INVESTMENT OPTIONS AVAILABLE UNDER YOUR
 PLAN. IF YOU WOULD LIKE A COMPLETE PROSPECTUS BEFORE ALLOCATING
     ALL OR A PORTION OF YOUR RETIREMENT PLAN ASSETS TO THIS INVESTMENT OPTION, PLEASE CONTACT YOUR HUMAN RESOURCES
                         REPRESENTATIVE.

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank and are not federally insured by the FDIC, the Federal Reserve Board or any other agency. All mutual fund shares involve certain investment risks, including the possible loss of principal,

Premier Mutual Fund Services, Distributor
Copyright-1996 Dreyfus Retirement Services, a division of Dreyfus Service Corporation


<Page A-26>
DREYFUS INSTITUTIONAL S&P 500 STOCK INDEX FUND*

BENCHMARK      Standard & Poor's 500 Composite Stock  Price
               Index with dividends reinvested.

STRATEGY       The  Fund's  objective is to  replicate  the
               total return of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index" or "Index") primarily through investments in equity securities. There can be no assurance that the Fund's objective will be achieved.

PROCESS        The  Fund  is  not  managed  according   to
               traditional methods of "active" investment management, which involves the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the Fund utilizes a "passive" investment approach, attempting to duplicate the investment performance of the S&P 500 Index through statistical procedures.

               The S&P 500 Index is composed of 500 common stocks that are selected by Standard & Poor's Corporation to capture best the price performance of a large cross-section of the U.S. publicly traded stock market. The 500 securities, most of which trade on the New York Stock Exchange, represent approximately 75% of the market value of all U.S. common stocks. Each stock in the S&P 500 Index is weighted by its market capitalization. That is, each security is weighted by its total market value relative to the total market value of all the securities in the S&P 500 Index. Component stocks included in the S&P 500 Index are chosen with the aim of achieving a distribution at the index level representative of the various components of the U.S. economy and therefore do not represent the 500 largest companies. Aggregate market value and trading activity are also considered in the selection process.

               As the Fund's assets increase, the Fund expects to invest in all 500 stocks in the S&P 500 Index in proportion to their weighting in the Index, including Mellon Bank Corporation stock. To the extent that the size of the Fund does not permit it to invest in all 500 stocks in the Index, the Fund will purchase a representative sample of stock from each industry sector included in the Index in proportion to that industry's weighting in the Index. To the extent that the Fund seeks to replicate the S&P 500 Index using such sampling techniques, a close correlation between the Fund's performance and the performance of the Index is anticipated in both rising and falling markets. The Fund attempts to achieve a correlation between the performance of its investments and that of the Index of at least 0.95, before deduction of expenses. A correlation of 1.00 would represent perfect correlation between Fund and Index performance. It is anticipated that the correlation of the Fund's performance to that of the Index will increase as the size of the Fund increases. The Fund's ability to achieve significant correlation between Fund and Index performance may be affected by changes in securities markets, changes in the composition of the Index and the timing of purchases and redemptions of Fund shares. Under normal circumstances, the Fund invests at least 95% of its assets in the common stocks included in the Index.

               "S&P 500" is a trademark of McGraw Hill, Inc. and has been licensed for use. The Fund is not sponsored, sold, endorsed or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the Fund.

<Page A-27>
MGMT. & DIST. FEES   The Fund's management fee is computed  daily
               and paid monthly at the annual rate of 0.20% of the Fund's average daily net assets less certain expenses. Effective September 15, 1995, the Fund's management fee was reduced from 0.40% to 0.20%, the Fund's name changed to Dreyfus Institutional S&P 500 Stock Index Fund and the Fund's separate share class designations were eliminated and the Fund became a single class fund. Currently, the Fund's minimum initial and subsequent investment requirements are $25,000 and $1,000, respectively. Please see the Prospectus for further details.

               *  A  separate  portfolio  of  The  Dreyfus/Laurel
               Funds, Inc.

                       PREMIER MUTUAL FUND SERVICES - DISTRIBUTOR
                               60 State Street - Boston, MA 02109
                      Copyright-1997  Dreyfus Service Corporation


<Page A-28>
         DREYFUS INSTITUTIONAL S&P 500 STOCK INDEX FUND

PIE CHART DEPICTING SECTOR ALLOCATION AS OF MARCH 31, 1997
Health Care            10%
Energy                 10%
Utilities               9%
Interest Sens          15%
Consumer Staples       14%
Consumer Cyc/Disc      12%
Capital Spending       23%
Basic Industry          5%
Other                   2%
Cash                    0%

                      100%

PIE CHART DEPICTING ASSET ALLOCATION AS OF MARCH 31, 1997

Common Stock           98%
Equit. Cash             2%

                      100%

   Ten Largest Holdings                      Other Information
   as of March 31, 1997                    as of March 31, 1997

General             2.8%
 Electric

Coca-               2.4%                 Assets ($Mill)       500.0
 Cola

Exxon               2.3%                 Management Fee       0.20%

Intel               2.0%                 Total Expense Ratio  0.20%

Microsoft           1.9%                 Net Asset Value     $16.32
                                         Per Share
Merck & Co.         1.8%

Philip Morris       1.6%

Royal Dutch         1.6%                 Portfolio Manager    Since
 Petroleum

Procter & Gamble    1.4%                 Steve Falci         Inception

IBM                 1.2%
* Effective September 15, 1995, the Fund's separate share class designations were eliminated and the Fund became a single class fund.


BAR GRAPH DEPICTING PERFORMANCE FOR PERIODS ENDED MARCH 31, 1997

                                 Dreyfus
                              Institutional        S&P
                              S&P 500 Stock        500
                                  Index         (w/divs)**

1Q 97                               2.58%          2.68%
One Year                           19.49%         19.82%
Three Years                        21.78%         22.30%
Since Inception                    17.96%         18.30%

Av. Annual Return Since Incept.                   18.30%

Fund Inception September 30, 1993

<Page A-29>
Calendar Year Performance+

     Dreyfus Institutional           S&P
       S&P 500 Stock                 500
        Index Fund                 Index**


1996        22.76%                  22.96%
1995        36.82%                  37.58%
1994         0.83%                   1.32%

+Reflects total return.

Past performance is no guarantee of future results; share price and investment return fluctuate so that an investor's shares may be worth more or less than original cost upon redemption.
Effective September 15, 1995, the Fund's management fee was reduced from .40% to .20% of the Fund's average daily net assets; and the Fund's separate share class designations were eliminated and the Fund became a single class fund. Since inception performance results reflect the performance of the Fund's former Class R shares (which were not subject to a Rule 12b-1 fee) from inception on September 30, 1993 through September 14, 1995 and the performance of the Fund's single class of shares thereafter. Portfolio composition is subject to change at anytime.
** Source: Lipper Analytical Services, Inc. The S&P 500 is an unmanaged index of stock market performance; performance results represent total return and reflect the reinvestment of dividends and other earnings.
This must be preceded or accompanied by a current Prospectus which contains additional information on fees and expenses. Please read the Prospectus carefully before investing.

                                   Premier Mutual Fund Services -
                                                      Distributor
                                60 State Street-Boston, MA  02109

<Page A-30>
                             DREYFUS
                       Retirement Services

                 DREYFUS DISCIPLINED STOCK FUND

FUND DESCRIPTION
The Dreyfus Disciplined Stock Fund seeks investment returns that are consistently higher than the Standard & Poor's 500 Composite Stock Price Index (" S&P 500 Index"), by investing in a broadly diver' sifted list of equity securities. The Fund is not an index fund.

INVESTMENT STRATEGY
Individual security selection is the foundation of the Fund's investment approach. The Fund will use sophisticated risk control techniques in selecting securities. Consistency of returns which exceed the S&P 500 and stability of the Fund's asset value relative to the S&P 500 are primary goals of the investment process. Valuation models are used to form a computerized ranking system which will select common stocks that appear to be over or undervalued. The system will then categorize individual securities within each industry according to relative attractiveness. Fundamental analysis then determines the most attractive of the top-rated securities and those issues that should be sold. Under normal circumstances, at least 65% of the Fund's total assets will be invested in equity securities. For defensive purposes the Fund can invest up to 20% in high quality money market secu' rities.

INVESTOR PROFILE
This Fund may be appropriate for investors seeking long-term growth from a portfolio composed of common stocks selected by the use of sophisticated quantitative analysis and techniques.

INVESTMENT RISKS
The Fund invests principally in stocks. Stock prices move up and down in response to the performance of their issuers and general economic and market factors. The prices of stocks move in different degrees, based on the varying impact of these factors over time, which affects the relative volatility of a fund. The Fund's investment process uses a disciplined control of fund risk and a rigorous security selection. Risk is managed by controlling potential size, growth rate, financial condition and earnings variability. The structure of the Fund is controlled so that characteristics such as economic sector, industry exposure, growth, size, volatility and quality are maintained similar to those of the S&P 500 at all times. When you sell your shares of the Fund, they may be worth more or less than what you paid for them.

EXPENSES
ANNUAL FUND OPERATING EXPENSES
(as a percentage of average daily net assets)

                  Class R shares
   Management fees        .90%
       12b- 1 Fees        None
    Other Expenses        .00%
Total Portfolio Operating Expenses .90%

<Page A-31>
Example:  You  would  pay the following  expenses  on  a  $1,000 investment assuming (1) a 5% annual return and (2) redemption at the end of each period.

                     Class R shares
          One year        $  9
          Three year      $ 29
          Five year       $ 50
          Ten year        $111

These amounts should not be considered representative of future expenses and actual expenses may be greater or less than those indicated. Moreover, the Portfolio's actual performance will vary and may be greater or less than 5%.

INVESTMENT ADVISER
The Dreyfus Corporation serves as the Fund's investment adviser.
The Fund is managed by Burt Mullins, portfolio manager of Dreyfus and a vice president for Mellon Bank, N.A., Dreyfus' parent company.

BUYING AND SELLING SHARES THROUGH YOUR 401(k) PLAN
Your plan sponsor has established specific procedures for enrolling in the plan, for allocating contributions to the Fund, and for making exchanges or transfers among the different investment options available under your plan. A Fund's exchange privilege may be modified or terminated at any time upon notice to shareholders. Please consult with your Human Resources Representative for specific information on these and other related matters, including withdrawals from your plan.

DISTRIBUTIONS

Dividends,  if  any,  are  declared and paid  quarterly.  Capital gains,  if  any,  generally are declared and paid  annually.  All
distributions   to  retirement  accounts  will  be  automatically
reinvested in additional Fund shares.

  THIS RETIREMENT PLAN PROSPECTUS CONTAINS SUMMARY INFORMATION CONCERNING ONE OF THE INVESTMENT OPTIONS AVAILABLE UNDER YOUR
 PLAN. IF YOU WOULD LIKE A COMPLETE PROSPECTUS BEFORE ALLOCATING
     ALL OR A PORTION OF YOUR RETIREMENT PLAN ASSETS TO THIS INVESTMENT OPTION, PLEASE CONTACT YOUR HUMAN RESOURCES
                         REPRESENTATIVE.

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank and are not federally insured by the FDIC, the Federal Reserve Board or any other agency. All mutual fund shares involve certain investment risks, including the possible loss of principal.

The Fund is a separate Portfolio of The Dreyfus/Laurel Funds, Inc.

Premier Mutual Fund Services, Distributor
Copyright-1995 Dreyfus Retirement Services, a division of Dreyfus Service Corporation


<Page A-32>
DREYFUS DISCIPLINED STOCK FUND*

BENCHMARK      Standard & Poor's 500 Composite Stock  Price
               Index.**

STRATEGY The Fund seeks investment returns (including capital appreciation and income) consistently superior to the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index") by investing in a broadly diversified list of equity securities generated by the application of quantitative security selection and risk management techniques. There can be no assurance that the Fund will meet its stated investment objective. Under normal market conditions, at least 65% of the Fund's total assets will be invested in equity securities. A certain percentage of assets - typically less than 20% - may be placed in high-quality money market securities for liquidity purposes. The Fund's share price and investment return fluctuate such that an investor's shares may be worth more or less than original cost upon redemption.

PROCESS        Individual   security  selection   is   the
               foundation of the Fund's investment approach. Consistency of returns which exceed the S&P 500 Index and stability of the Fund's asset value relative to the S&P 500 Index are primary goals of the investment process. More than 1,600 stocks of well-established companies are analyzed by computer, using up to 15 sophisticated statistical models. The result is a measurement of each stock's attractiveness based on many factors, including earnings momentum, relative valuation and dividend discount calculations, price to book, price to earnings and return on equity ratios.

               Next, senior investment analysts assemble information on individual securities collected from a variety of sources. Using both quantitative and fundamental techniques, the managers refine the relative ranking of stocks.

               This investment process utilizes disciplined management of fund risk and a process of rigorous security selection. Risk is managed in that portfolio characteristics such as economic sector, industry exposure, growth, size, volatility and quality are maintained similar to those of the S&P 500 Index at all times. Common stocks held in the Fund, most but not all of which pay dividends, typically include a broad range of investment characteristics. The Fund is not an index fund and its investments are not limited to securities of issuers in the S&P 500 Index.

MGMT. & DIST. FEES   The Fund's management fee is computed  daily
               and paid monthly at the annual rate of 0.90% of the Fund's average daily net assets less certain expenses. In order to compensate the Investment Manager for paying virtually all of the Fund's expenses, the Fund's management fee is higher than the management fee paid by most investment companies. Please see the Prospectus for complete details. The Fund currently offers two classes of shares. Effective July 15, 1996, the Fund's Class R shares were redesignated as Retail shares and are offered to any investor. Also effective July 15, 1996, the Fund's Investor shares were redesignated as Institutional shares and are offered only to clients of banks, securities brokers or dealers and other financial institutions that have entered into a Selling Agreement with the Fund's distributor and omnibus accounts held by institutions that provide sub-accounting or recordkeeping services to their clients. Existing Institutional class shareholders may continue to purchase Institutional shares whether or not they otherwise would be eligible to do so. The Fund's Institutional shares currently are subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940. The Plan allows the Fund to spend annually 0.25% of its average daily net assets attributable to Institutional shares. Please refer to the Fund's Prospectus which contains more information on the Fund's share classes.

               <Page A-33>
               *  A  separate  portfolio  of  The  Dreyfus/Laurel
                  Funds, Inc.
               ** Benchmark used for comparative purposes only.

                       PREMIER MUTUAL FUND SERVICES - DISTRIBUTOR
                               60 State Street - Boston, MA 02109
                      Copyright-1997  Dreyfus Service Corporation


<Page A-34>
                 DREYFUS DISCIPLINED STOCK FUND

PIE CHARTS DEPICTING SECTOR ALLOCATION VERSUS BENCHMARK AS OF
MARCH 31, 1997

Fund                              Index     Health Care         9%
        Health Care        10%              Energy             10%
        Energy             10%              Utilities           9%
        Utilities           9%              Interest Sens      15%
        Interest Sens      15%              Consumer           12%
                                            Cyclical
        Consumer           12%              Consumer           14%
        Cyclical                            Staples
        Consumer           13%              Capital            23%
        Staples                             Spending
        Capital            23%              Basic Industry      5%
        Spending
        Basic               5%              Other               3%
        Industry
        Other               3%                                  0%
        Cash                0%
                          100%                                100%
Dreyfus Disciplined Stock Fund              S&P 500 Index


Ten Largest Holdings                 Other Information
as of March 31, 1997                as of March 31, 1997

General Electric     2.8%                                    Retail
                                                             Shares*
Intel                2.5%

Coca-Cola            2.5%           Assets ($Bill)            1.015

Exxon Corp.          2.3%           Total Expense Ratio       0.90%

Microsoft            2.2%           Port. Turnover Rate+     64.47%

Merck & Co.          2.1%           Net Asset Value ($)       26.57

Phillip Morris Cos.  1.5%

Bell South Corp.     1.4%           Primary Portfolio Mgr     Since

IBM                  1.4%           Bert Mullins            Inception

Proctor & Gamble     1.4%

* Effective July 15, 1996, the Fund's Class R shares were redesignated as Retail shares.
+ As of 10/31/96.

              Dreyfus        S&P 500
             Disciplined    (w/divs)*
             Stock
             (Retail)
1Q 97                 0.64%      2.68%
One Year             18.80%     19.82%
Three Yrs            20.78%     22.30%
Five Yrs             16.23%     16.42%
Since Inception      16.42%     16.46%


Av. Annual Return Since Incept.             16.46%

Fund Inception December 31, 1987

<Page A-35>
Calendar Year Performance

       Dreyfus               S&P
      Disciplined            500
      Stock Fund           Index*
       (Retail
       Shares)

1996     24.88%            22.96%
1995     36.86%            37.58%
1994     -1.04%             1.32%
1993     11.83%            10.06%
1992      7.58%             7.61%
1991     33.64%            30.40%
1990      0.23%            -3.11%
1989     34.33%            31.63%
1988     10.72%            16.56%


Past performance is no guarantee of future results; share price and investment return fluctuate such that an investor's shares may be worth more or less than original cost upon redemption. Effective July 15, 1996, the Fund's Class R shares were redesignated as Retail shares and are offered to any investor. These performance figures relate to Retail shares only; the Fund also offers Institutional shares. Institutional shares, but not Retail shares, are subject to a 0.25% Rule 12b-1 plan. Portfolio composition is subject to change at any time.
*Source: Lipper Analytical Services, Inc. The S&P 500 is an unmanaged index of stock market performance. Performance results represent total return and reflect reinvestment of dividends. This must be preceded or accompanied by a current Prospectus which contains additional information on fees, expenses and share classes. Please read the Prospectus carefully before investing.
                                   Premier Mutual Fund Services -
                                                      Distributor
                                60 State Street-Boston, MA  02109

<Page A-36>
                             DREYFUS
                       Retirement Services

                    CAPITAL PRESERVATION FUND

FUND DESCRIPTION
The Capital Preservation Fund is a collective investment fund that seeks high current income and stability of principal. It invests primarily in Guaranteed Investment Contracts (GICs) and similar instruments including alternative GICs and separate account GICs.

Guaranteed Investment Contracts are popular investment vehicles for retirement plans. GICs are contracts issued by insurance companies that guarantee stated rates of return on invested assets for the life of these contracts and the return of principal at maturity.

INVESTMENT STRATEGY
The  Fund  will  invest  primarily in GICs  that  are  issued  by insurance companies meeting certain credit criteria and other similar instruments including alternative GICs and separate account GICs. In addition, the Fund may also invest in repurchase agreements, private placements, certificates of deposit, commercial paper, shares of registered investment companies, bank investment contracts and corporate investment contracts.

INVESTOR PROFILE
This Fund may be appropriate for investors looking for high current income with stability of principal.

INVESTMENT RISKS
There can be no assurance that the Fund will achieve its investment objective of high current income and stability of principal. While LaSalle National Trust, N.A. will seek to maintain the stability of the value of units in the Fund at approximately one dollar ($1.00) per unit, neither the value of the Fund's portfolio nor an investment in the Fund is insured or guaranteed and there can be no assurance that the value of units in the Fund will not fluctuate. The Fund risks possible loss of principal if an issuer is unable to pay on or before maturity. Units in the Fund are not deposits or obligations of, or guaranteed or endorsed by, LaSalle National Trust, N.A., or any other bank, credit union or insurance company, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency.

ANNUAL FEE
LaSalle National Trust, N.A. charges each employee benefit trust participating in the Capital Preservation Fund an annual fee which covers LaSalle National Trust, N.A.'s fee for managing the Fund and The Dreyfus Trust Company's fee for performing sub-accounting and administrative services with respect to the Fund. The annual fee is generally 0.50 of 1% of each trust's or plan's average daily net assets invested in the Fund. The annual fee is accrued daily and paid on a monthly basis.

TRUSTEE AND PORTFOLIO MANAGER
LaSalle National Trust, N.A., based in Chicago, Illinois, is the Fund's portfolio manager. LaSalle National Trust, N.A. is a subsidiary of ABN/AMRO Bank, N.V. While The Dreyfus Trust Company performs certain sub-accounting and administrative services with respect to the Fund, LaSalle National Trust, N.A., as trustee and portfolio manager, is solely responsible for the management and investment performance of the Fund's portfolio.

<Page A-37>
BUYING AND SELLING UNITS THROUGH YOUR 401(k) PLAN
Your plan sponsor has established specific procedures for enrolling in the plan, for allocating contributions to the Fund, and for making exchanges or transfers among the different investment options available under your plan. Please consult with your Human Resources Representative for specific information on these and other related matters, including withdrawals from your plan.

DISTRIBUTIONS
Income distributed from the Fund will be applied to the purchase of additional units in the Fund.

           THIS MATERIAL CONTAINS SUMMARY INFORMATION
  CONCERNING ONE OF THE INVESTMENT OPTIONS AVAILABLE UNDER YOUR PLAN. IF YOU WOULD LIKE A COMPLETE PRODUCT DESCRIPTION BEFORE ALLOCATING ALL OR A PORTION OF YOUR RETIREMENT PLAN ASSETS TO
   THIS INVESTMENT OPTION, PLEASE CONTACT YOUR HUMAN RESOURCES
                         REPRESENTATIVE.

Copyright-1996 The Dreyfus Trust Company. Trustee

<Page A-38>
CAPITAL PRESERVATION FUND (CPF)
MANAGED BY LASALLE NATIONAL TRUST, N.A.

STRATEGY The Fund is a collective investment fund for employee benefit trusts and plans investing primarily in guaranteed investment contracts, bank investment contracts, money market instruments, separate account structures and alternative investment contracts. The investment objective of the Fund is stability of principal and high current income.

               All GICs purchased will be from insurance companies which, at the time of issuance, are rated at least A by the A.M. Best Company, Inc. In addition, they will carry at least a minimum Townsend & Schupp rating of A-. All companies rated by Standard & Poor's, at the time of purchase, must carry a AA- rating. All U.S. Treasury and Agency obligations are considered to be AAA equivalents. All other investments will be from an approved list of bank and corporate issuers.

               The maximum average maturity of the fund will be three years. No GIC/BIC will be purchased with a maturity over 5 years. Any alternative GIC/BIC purchased will have an average life limited to 6 years. In addition, the fund generally will hold approximately 5% in money market instruments and at least 20% of the fund's investments will mature in less than one year.

               The portfolio is managed by LaSalle National Trust, N.A., a pioneer in the development of GIC funds. In seeking its dual goals of high current income and principal stability, the Capital Preservation Fund's management follows a conservative investment approach. Safety of principal is the primary concern.

               LaSalle National Trust, N.A. will attempt to maintain the stability of the value of units in the Fund at approximately one dollar ($1.00 per unit). However, the value of the Fund's portfolio is not guaranteed and there can be no assurance that the value of units in the Fund will not fluctuate.

PROCESS        All   issuers  must  meet  minimum   credit
               standards  from several private and public  rating
               services.   While  high current income  and  price
               stability    are    important   concerns,    other
               considerations include:

               Diversification: The     portfolio     is
                                diversified  among  multiple  GIC
                                issuers,  which can  help  reduce
                                risk.

               Liquidity:       Benefit payments and  other
                                distributions  (e.g.   exchanges)
                                generally  can  be  made  without
                                long     delays    and    without
                                penalties   such   as   surrender
                                charges.
<Page A-39>
ANNUAL FEE     LaSalle National Trust, N.A. charges each employee
               benefit  trust participating in the CPF an  annual
               fee  which  covers LaSalle National Trust,  N.A.'s
               fee  for  managing the CPF and The  Dreyfus  Trust
               Company's  fee  for performing sub-accounting  and
               administrative services with respect to  the  CPF.
               The  annual  fee is generally 0.50 of 1%  of  each
               trust's   or  plan's  average  daily  net   assets
               invested in the CPF. The annual fee is accrued daily and paid on a monthly basis.

                       PREMIER MUTUAL FUND SERVICES - DISTRIBUTOR
                               60 State Street - Boston, MA 02109
                       Copyright-1997 Dreyfus Service Corporation

<Page A-40>
                    CAPITAL PRESERVATION FUND

   Ten Largest Holdings
   as of April 3, 1997

CDC Invest Man Corp Alternative                 11.2%

Nat'l Westminster Bank Alternative               9.4%

General Reinsurance Alternative                  8.4%

Gov't Money Mkt Instr.                           8.4%

JP Morgan Alternative                            8.0%

Rabobank Alternative                             7.8%

Peoples Security Life Alternative                7.2%

Pacific Mutual Alternative                       6.5%

John Hancock Actively Managed Alternative        5.2%

Commonwealth Life Alternative                    5.0%

Capital Preservation Fund


Pie Chart Depicting Maturity
Breakdown as of April 3, 1997

< 1 Year          20%
1 - 2 Years       15%
2 - 3 Years       23%
3 - 4 Years       10%
4 - 6 Years       32%

                 100%


Portfolio Characteristics
as of April 3, 1997

Weighted Avg Maturity               2 years,  10 months

Number of Issuers                         19

Assets ($Bill)                           2.04


<Page A-41>
BAR GRAPH DEPICTING PERFORMANCE FOR PERIODS
ENDED MARCH 31, 1997
              Capital
            Preservation
                Fund
1Q 97           1.54%
One Year        6.38%
Three Years     6.33%
Five Years      6.36%
Ten Years       7.50%


Calendar Year Performance

Capital Preservation Fund

  1996            6.38%
  1995            6.38%
  1994            6.11%
  1993            6.12%
  1992            7.10%
  1991            8.38%
  1990            8.87%
  1989            8.90%
  1988            8.77%
  1987            8.56%

Past performance is no guarantee of future results. An investment in the CPF is neither insured nor guaranteed by the U.S. Government. Units in the CPF are not deposits or obligations of, or guaranteed or endorsed by, LaSalle National Trust, N.A. or any other bank, and are not Federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency. While LaSalle National Trust, N.A. will attempt to maintain the stability of the value of units in the CPF at approximately one dollar per unit, the value of the CPF's portfolio is not guaranteed and there can be no assurance that the value of units in the CPF will not fluctuate. The CPF's performance shown here does not reflect The Dreyfus Trust
Company's fee for providing subaccounting and administrative services for the CPF.

Please see the current Product Description for more complete information.

<Page A-42>
                          COMPANY STOCK

     The following information regarding the Company Stock investment option has been provided by the Company.

     ON DECEMBER 23, 1996, WESTMORELAND COAL COMPANY AND FOUR SUBSIDIARIES, WESTMORELAND RESOURCES, INC., WESTMORELAND COAL SALES COMPANY, WESTMORELAND ENERGY, INC., AND WESTMORELAND TERMINAL COMPANY (THE "DEBTOR CORPORATIONS"), FILED VOLUNTARY PETITIONS FOR REORGANIZATION UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF COLORADO. AT THE DATE OF THIS PROSPECTUS, THE DEBTOR CORPORATIONS ARE IN POSSESSION OF THEIR RESPECTIVE PROPERTIES AND ASSETS AND ARE OPERATING AS DEBTORS IN POSSESSION PURSUANT TO PROVISIONS OF THE BANKRUPTCY CODE. NO ASSURANCE CAN BE GIVEN THAT THE DEBTOR CORPORATIONS WILL BE SUCCESSFUL IN REORGANIZING THEIR AFFAIRS WITHIN THE CHAPTER 11 BANKRUPTCY PROCEEDINGS. REGARDLESS OF WHETHER THE DEBTOR CORPORATIONS ARE SUCCESSFUL IN THIS EFFORT, THE RIGHTS AND BENEFITS ATTACHED TO THE COMPANY'S COMMON STOCK AND PREFERRED STOCK ARE SUBJECT TO MODIFICATION BY THE BANKRUPTCY COURT, AND THESE MODIFICATIONS CAN SIGNIFICANTLY REDUCE OR ELIMINATE THE VALUE OF THESE SECURITIES.

     Contributions to the Company Stock fund will be used to purchase Company Stock at prevailing market prices. Company Stock was traded on the New York Stock Exchange ("NYSE") through December 23, 1996 under the symbols "WCX" for the Common Stock and "WCXPRA" for the Depositary Shares. Prices shown below for this period are the high and low sales prices on the NYSE. From December 24, 1996 through February 6, 1997, there was not an established public trading market for the Company Stock. Since February 7, 1997, the Company Stock has been traded over-the-counter under the symbols "WMCLQ" for the Common Stock and "WMCCQ" for the Depositary Shares and reported on the Over-The-Counter Bulletin Board. Prices shown below for the latter period are the range of high and low bid quotations as reported by the National Quotation Bureau. The bid quotations are inter-dealer bid prices without allowance for mark-ups, mark-downs or commissions and may not necessarily reflect actual transactions.

                    Common Stock        Depository Shares
                                                       Quarterly
                    High      Low        High     Low  Dividend
1994
First Quarter       5 7/8   4 1/4       20      15 1/4   .53125
Second Quarter      5 1/4   4 3/8       16 1/4  13 1/2    -
Third Quarter       6 3/8   4 3/8       18 3/4  15 1/4    -
Fourth Quarter      7 1/8   3 3/4       17 7/8  14        -

1995
First Quarter       6 5/8   4 1/2       19      14 1/4   .53125
Second Quarter      5 3/8   4 1/4       14 3/4  12       .53125
Third Quarter       4 1/2   2 1/2       13 1/2  9         -
Fourth Quarter      3 5/8   2 1/2       10 1/4  6         -

<Page A-43>
1996

First Quarter       3 5/8   2 1/2       7 7/8    6        -
Second Quarter      4 1/4   2 3/4       12 7/8   7 1/2    -
Third Quarter       2 1/2   2 3/4       9 7/8    8 3/4    -
Fourth Quarter      3 3/8   1           10       6 3/8    -
    (through December 23)

1997

First Quarter       7/8     1/2         5 3/4    2         -
    (after February 6)
Second Quarter      15/16   17/32       5 1/2    5         -
Third Quarter       1       15/16       5 1/4    5 1/8     -
 (through July 28)

On July 28, 1997, the closing bid price for the Company's Common
Stock was $1 and the closing bid price for the Company's
Depository Shares was $ 5-1/8. As with other stocks, the value of the Company Stock can fluctuate and your investment can increase or decrease in value depending upon the market performance of Company Stock.

DIVIDENDS

The Company has not paid cash dividends on its Common Stock since the fourth quarter of 1992. Future payments of cash dividends, if any, will be determined by the Board of Directors based upon circumstances then existing, including, without limitation, contractual restrictions and the financial condition, capital requirements, cash flow, profitability and business outlook of the Company. Common Stock dividends may not be declared until the Preferred Stock dividends that are in arrears are made current.

Preferred Stock dividends at the annual rate of $2.125 per Depositary Share were paid quarterly from the third quarter of 1992 through the first quarter of 1994. The declaration and payment of Preferred Stock dividends was suspended in the second quarter of 1994 in connection with extension agreements of the Company's principal lenders. Upon the expiration of these extension agreements, the Company paid a quarterly dividend on April 1, 1995 and July 1, 1995. Pursuant to the requirements of Delaware law, the Preferred Stock dividend was suspended in the third quarter of 1995 as a result of recognition of losses and the subsequent shareholders' deficit. As of the date of this Prospectus, there are ten quarterly dividends in arrears (dividend payment dates July 1, 1994, October 1, 1994, January 1, 1995, October 1, 1995, January 1, 1996, April 1, 1996, July
1, 1996, October 1, 1996, January 1, 1997 and April 1, 1997 and
July 1, 1997) in the total amount of $13,441,000 in the aggregate ($5.84375 per Depositary Share).

There are statutory restrictions limiting the payment of Preferred Stock dividends under Delaware law, the state in which the Company is incorporated. Under Delaware law, the Company is permitted to pay Preferred Stock dividends only: (1) out of surplus, surplus being the amount of shareholders' equity in excess of the par value of the Company's two classes of stock; or
(2) in the event there is no surplus, out of net profits for the fiscal year in which a Preferred Stock dividend is declared (and/or out of net profits from the preceding fiscal year), but only to the extent that shareholders' equity exceeds the par value of the Preferred Stock ($575,000).

<Page A-44>
As a result of the filing by the Company of a voluntary petition for reorganization under Chapter 11 of the United States
Bankruptcy Code, the Company is prohibited from paying dividends, either on the Common Stock or the Preferred Stock.

                                        July 30, 1997


                           *    *    *


     This document constitutes part of a prospectus covering
         securities that have been registered under the
                     Securities Act of 1933.

<Page B-1>
                          APPENDIX B TO
            SUMMARY PLAN DESCRIPTION AND PROSPECTUS
                      DATED JULY 30, 1997


               DESCRIPTION OF THE PREFERRED STOCK

  The statements under this caption relating to the Preferred Stock are summaries and do not purport to be complete. Such summaries make use of certain terms defined in the Certificate of Designation for the Series A Convertible Exchangeable Preferred Stock (the "Certificate of Designation") and are qualified in their entirety by express reference to the Certificate of Designation, a copy of which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. Summaries herein of certain provisions of the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), do not purport to be complete and are subject and qualified in their entirety by reference to all provisions of the Certificate of Incorporation. As used under this caption, the term "Company" refers only to Westmoreland Coal Company and not to its subsidiaries.

GENERAL

  The authorized capital stock of the Company includes 5,000,000 shares of preferred stock, par value $1.00 per share, of which 575,000 shares, represented by 2,300,000 Depositary Shares, are currently outstanding.

RANKING

  The Preferred Stock ranks prior to the Company's Common Stock. Without the requisite vote of holders of the Preferred Stock as described below under "Limitations," no class or series of capital stock can be created ranking pari passu with or senior to the Preferred Stock as to dividend rights or liquidation preference.

DIVIDEND RIGHTS

   The holders of the Preferred Stock are entitled to receive, when, as and if declared by the Company's Board of Directors out of funds of the Company legally available therefor (and subject to the limitation described in the last sentence of this paragraph), cumulative cash dividends at the rate of 8-1/2% per annum per share (equivalent to $2.125 per annum per Depositary Share), payable quarterly on April 1, July 1, October 1 and January 1 in each year. Such dividends shall be cumulative from the date of original issuance. The Company will pay each such dividend to the holders of record of the Preferred Stock as they appear on its stock register on the record date, which shall not be more than 30 days nor less than 10 days preceding the dividend payment date. If a holder converts shares of Preferred Stock after the close of business on the record date for a dividend and before the opening of business on the payment date for such dividend, the holder will be required to pay to the Company at the time of such conversion the amount of such dividend. See "Conversion" below.

<Page B-2>
  THE COMPANY HAS NOT PAID DIVIDENDS ON THE PREFERRED STOCK SINCE JULY 1, 1995 AND AT THE DATE OF THIS PROSPECTUS IS ELEVEN QUARTERLY DIVIDENDS IN ARREARS (INCLUDING UNPAID DIVIDENDS PRIOR TO JULY 1, 1997). SEE "APPENDIX A, AVAILABLE INVESTMENT OPTIONS
- COMPANY STOCK DIVIDENDS."

  If dividends are not paid in full, or declared in full and sums set apart for the payment thereof, upon the Preferred Stock and any other preferred stock ranking on a parity as to dividends with the Preferred Stock, all dividends declared upon the Preferred Stock and any other preferred stock ranking on a parity as to dividends will be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the Preferred Stock and such other preferred stock will bear to each other the same ratio that accumulated dividends per share, including dividends accrued or in arrears, if any, on the Preferred Stock and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the Preferred Stock have been paid or declared in full and sums set aside for the payment thereof, no dividends (other than dividends in Common Stock or other shares of the Company's capital stock ranking junior to the Preferred Stock as to dividends) may be paid or declared and set aside for the payment or other distribution made upon the Common Stock or, except as provided above, on any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock as to dividends, nor may any Common Stock or any other capital stock ranking junior to or on a parity with the Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Company or any subsidiary of the Company (except by conversion into or exchange for capital stock of the Company ranking junior to the Preferred Stock as to dividends).

  Dividends payable on the Preferred Stock for any period less than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

CONVERSION RIGHTS

  Holders   of   the  Preferred  Stock  will  have   the   right,
exercisable at any time and from time to time, except in the case of Preferred Stock called for redemption or to be exchanged for 8-1/4% Convertible Subordinated Debentures due June 15, 2002 (the "Exchange Debentures"), to convert all or any such Preferred Stock into shares of the Common Stock at the conversion price of $14.64 per share of Common Stock (equivalent to a conversion ratio of 1.708 shares of Common Stock for each Depositary Share), subject to adjustment as described below. In the case of the Preferred Stock called for redemption or to be exchanged for Exchange Debentures, conversion rights will expire at the close of business on the business day immediately preceding the date fixed for redemption or on the business day immediately preceding the exchange date, as the case may be. Notice of an optional redemption must be mailed not less than 30 days and not more than 60 days prior to the redemption date. Upon conversion, no adjustment or repayment will be made for dividends, but if any holder surrenders a share of Preferred Stock for conversion after the close of business on the record date for the payment of a dividend and prior to the opening of business on the next dividend payment date, then, notwithstanding such conversion, the dividend payable on such dividend payment date will be paid to the registered holder of such share on such record date. In such event, such share, when surrendered for conversion, must be accompanied by payment of an amount equal to the dividend payable on such dividend payment date on the share so converted. No fractional shares of the Common Stock will be issued upon conversion and, if the conversion results in a fractional interest, an amount will be paid in cash equal to the value of such fractional interest based on the market price of the Common Stock on the last trading day prior to the date of conversion.

<Page B-3>
   The conversion price is subject to adjustment upon the occurr ence of certain events, including (i) the issuance of shares of Common Stock as a dividend or distribution on the Common Stock;
(ii) the subdivision or combination of the outstanding Common Stock; (iii) the issuance to substantially all holders of Common Stock of rights or warrants to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share less than the then current market price per share, as defined in the Certificate of Designation; (iv) the distribution to all holders of Common Stock of shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other assets (excluding dividends in cash out of current or retained earnings); and (v) the distribution to substantially all holders of Common Stock of rights or warrants to subscribe for securities (other than those referred to in clause (iii) above). In the event of a distribution to substantially all holders of Common Stock of rights to subscribe for additional shares of the Company's capital stock (other than those referred to in clause
(iii) above), the Company may, instead of making an adjustment in the conversion price, make proper provision so that each holder of a share of Preferred Stock who converts such Preferred Stock shall be entitled to receive upon such conversion, in addition to shares of Common Stock, an appropriate number of such rights or warrants. No adjustment of the conversion price will be made until cumulative adjustments amount to one percent or more of the conversion price as last adjusted. No adjustment of the conversion price will be made for cash dividends.

  If the Company reclassifies or changes its outstanding Common Stock, or consolidates with or merges into or transfers or leases all or substantially all its assets to any person, or is a party to a merger that reclassifies or changes its outstanding Common Stock, the Preferred Stock will become convertible into the kind and amount of securities, cash or other assets which the holders of the Preferred Stock would have owned immediately after the transaction if the holders had converted the Preferred Stock immediately before the effective date of the transaction.

  Conversion of shares of the Preferred Stock may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to the Company or in blank, to the office or agency to be maintained by the Company for that purpose. Initially such office will be the principal corporate office of First Chicago Trust Company of New York located at 30 West Broadway, New York, New York, 10007.

<Page B-4>
LIQUIDATION PREFERENCE

  In the event of any liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or otherwise, after payment or provision for payment of the Company's debts and other liabilities, the holders of the Preferred Stock will be entitled to receive, out of the remaining net assets of the Company, the amount of $100 in cash for each share of the Preferred Stock (equivalent to $25 per Depositary Share), plus an amount in cash equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution is made to the holders of the Common Stock or any other capital stock of the Company ranking (as to any such distribution) junior to the Preferred Stock. If upon any liquidation, dissolution or winding up of the Company, the assets distributable among the holders of shares of Preferred Stock and all other classes and series of preferred stock ranking (as to any such distribution) on a parity with the Preferred Stock are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to all such holders, then the entire assets of the Company thus distributable will be distributed ratably among the holders of the Preferred Stock and of all classes and series of preferred stock ranking (as to any such distribution) on a parity with the Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

  For purposes of this section, a distribution of assets in any dissolution, winding up or liquidation will not include (i) any consolidation or merger of the Company with or into any other corporation, (ii) any dissolution, liquidation, winding up, or reorganization of the Company immediately followed by reincorporation of another corporation or (iii) a sale or other disposition of all or substantially all of the Company's assets to another corporation; provided that, in each case, effective provision is made in the certificate of incorporation of the resulting and surviving corporation or otherwise for the protec tion of the rights of the holders of Preferred Stock.

OPTIONAL REDEMPTION

The Preferred Stock may be redeemed at the option of the Company, in whole or from time to time in part, at any time on and after July 1, 1996, at the following redemption prices per share if redeemed during the twelve-month period beginning July 1 of the year indicated below, plus, in each case, all dividends accrued and unpaid on the Preferred Stock up to the date fixed for redemption, upon giving notice as provided below:

                    Redemption Price
                    (Per Share of         Dollar Equivalent
          Year      Preferred Stock)     Per Depositary Share

          1996          $105.10                  $26.28
          1997           104.25                   26.06
          1998           103.40                   25.85
          1999           102.55                   25.64
          2000           101.70                   25.43
          2001           100.85                   25.21
          2002
          and thereafter 100.00                   25.00

<Page B-5>
If  fewer  than  all of the outstanding shares of  the  Preferred
Stock are to be redeemed, the shares to be redeemed will be determined pro rata or by lot or in such other manner as prescribed by the Company's Board of Directors.

  At least 30 days but not more than 60 days prior to the date fixed for the redemption of the Preferred Stock, a written notice will be mailed to each holder of record of Preferred Stock to be redeemed, notifying such holder of the Company's election to redeem such shares, stating the date fixed for redemption thereof (the "Preferred Stock Redemption Date"), and calling upon such holder to surrender to the Company on the Preferred Stock
Redemption Date at the place designated in such notice the certificate or certificates representing the number of shares specified therein. On or after the Preferred Stock Redemption Date, each holder of Preferred Stock to be redeemed must present and surrender his certificate or certificates for such shares to the Company at the place designated in such notice and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate will be canceled. Should fewer than all the shares represented by any such certificate be redeemed, a new certificate will be issued representing the unredeemed shares. From and after the Preferred Stock Redemption Date (unless the Company defaults in payment of the redemption price), all dividends on the shares of the Preferred Stock designated for redemption in such notice will cease to accrue and all rights of the holders thereof as shareholders of the Company, except the right to receive the redemption price thereof (including all accrued and unpaid dividends up to the Preferred Stock Redemption
Date), will cease and terminate and such shares will not thereafter be transferred (except with the consent of the Company) on the Company's books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Company, prior to the Preferred Stock Redemption Date, may deposit the redemption price of the shares of the Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case such notice to holders of the shares of the Preferred Stock to be redeemed will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which may not be later than the Preferred Stock Redemption Date), against payment of the redemption price (including all accrued and unpaid divi dends up to the Preferred Stock Redemption Date). Any moneys so deposited which remain unclaimed by the holders of the Preferred Stock at the end of two years after the Preferred Stock Redemption Date will be returned by such bank or trust company to the Company.

EXCHANGE

   At the Company's option, all, but not less than all, of the then outstanding shares of the Preferred Stock may be exchanged on any dividend payment date commencing July 1, 1996, subject to certain conditions stated below, for the Company's Exchange Debentures on not less than 30 days nor more than 60 days notice, at an exchange rate of $100 principal amount of Exchange Debentures for each share of the Preferred Stock (equivalent to $25 principal amount of Exchange Debentures for each Depositary Share). Such exchange may be made only if, at the time of exchange (i) the Exchange Indenture (as defined under
"Description of the Exchange Debentures") shall have been qualified under the Trust Indenture Act of 1939, (ii) there shall be no dividend arrearage on the Preferred Stock (including the dividend payable on the date of exchange) and (iii) no Event of Default under the Exchange Indenture shall have occurred and be continuing. The Exchange Indenture may not be amended or supplemented before the date of exchange without the affirmative vote or consent of the holders of two-thirds of outstanding shares of the Preferred Stock, except that no amendment that would adversely affect the legal rights of the holders of Exchange Debentures may be taken without the affirmative vote or consent of all the holders of the outstanding shares of Preferred Stock. At the exchange date, the rights of holders of the Preferred Stock shall cease and the person or persons entitled to receive Exchange Debentures issuable upon such exchange shall be treated as the registered holder or holders of such Exchange Debentures. Interest will accrue on the Exchange Debentures from the date of exchange.

<Page B-6>
VOTING RIGHTS

   Each share of Preferred Stock shall entitle the holder thereof to four votes on any matter on which the holders of the Company's capital stock have the right to vote, including the election of directors. In addition, holders of the Preferred Stock will have voting rights (i) as provided under "Limitations" below, (ii) in the event the Company shall have failed to declare and pay or set apart for payment in full the preferential dividends accumulated on the outstanding Preferred Stock for any six quarterly dividend payment periods, whether or not consecutive (a "Dividend Non-Payment"), and (iii) as required by law. In the event of a Dividend Non-Payment, the number of directors of the Company will be increased by two and the holders of the outstanding Preferred Stock, voting together as a class with all other classes or series of preferred stock ranking on a parity with the Preferred Stock with respect to dividends or distribution of assets upon liquidation and then entitled to vote on the election of such additional directors, will be entitled to elect such two additional directors until the full dividends accumulated on all outstanding Preferred Stock shall have been declared and paid or set apart for payment. Pursuant to this provision, Robert E. Killen and James W. Sight were elected as directors at a special meeting of holders of the Depositary Shares held in September 1996.

LIMITATIONS

  In addition to any other rights provided by applicable law, so long as any shares of the Preferred Stock are outstanding, the Company will not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds of the outstanding shares of the Preferred Stock, voting as a class:

     (a) authorize or issue any class or series of, or rights to subscribe to or any security convertible into, capital stock ranking pari passu with or senior to the Preferred Stock as to payment of dividends, in distribution of assets upon liquidation or voting rights; or

     (b) change the preferences, rights or powers with respect to the Preferred Stock so as to affect such capital stock adversely.

   Except as may otherwise be required by applicable law, such a class vote or consent is not required (i) in connection with any increase in the total number of authorized shares of Common Stock, or (ii) in connection with the authorization or increase of any class or series of shares ranking, as to dividends and distribution of assets upon liquidation, junior to the Preferred Stock. No such vote or written consent of the holders of the Preferred Stock is required if, at or prior to the time when the issuance of any such stock ranking prior to the Preferred Stock is to be made or any such change is to take effect, as the case may be, provision is made for the redemption of all of the Preferred Stock at the time outstanding. The Company may issue its presently authorized but unissued shares of its capital stock, or bonds, notes, mortgages, debentures, and other obligations, and incur indebtedness to banks and to other lenders. Certain changes in the Exchange Indenture (as defined below) may not be effected without the affirmative vote or consent of the holders of two-thirds of the outstanding shares of the Preferred Stock. See "Description of the Exchange Debentures-General."

<Page B-7>
PREEMPTIVE RIGHTS

  No holder of the Preferred Stock will have preemptive rights to subscribe for or acquire any unissued shares of the Company or securities of the Company convertible into or carrying a right to subscribe to or acquire shares.

TRANSFER AGENT

  The  Registrar,  Transfer Agent and Conversion  Agent  for  the
Preferred  Stock is First Chicago Trust Company of New York.  The
Company will act as Paying Agent for the Preferred Stock.


              DESCRIPTION OF THE DEPOSITARY SHARES

GENERAL

  The Company has issued receipts ("Depositary Receipts") for Depositary Shares, each of which represents one quarter of a share of Preferred Stock. The shares of Preferred Stock represented by Depositary Shares are deposited under a Deposit Agreement (the "Deposit Agreement") among the Company, First Chicago Trust Company of New York (the "Depositary") and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, conversion, redemption and liquidation rights).

  The Depositary Shares are evidenced by Depositary Receipts issued pursuant to the Deposit Agreement. Copies of the forms of Deposit Agreement and Depositary Receipt may be obtained from the Company upon request, and the following summary is qualified in its entirety by reference thereto.

<Page B-8>
DIVIDENDS AND OTHER DISTRIBUTIONS

  The Depositary distributes all dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares in proportion to the number of such Depositary Shares owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Depositary.

  In the event of a distribution other than in cash, the Depositary would distribute property received by it to the record holders of Depositary Shares entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Depositary, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF STOCK

   Upon surrender of the Depositary Receipts at the corporate tr ust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), the holder of the Depositary Shares evidenced thereby is entitled to delivery, at such office to or upon his order, of the number of whole shares of the Preferred Stock and any money or other property represented by such Depositary Shares. Holders of Depositary Shares will be entitled to receive whole shares of the Preferred Stock on the basis of one share of Preferred Stock for each four Depositary Shares, but holders of such whole shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

   Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of the referred Stock so redeemed, provided the Company shall have paid in full to the Depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Stock. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Depositary by lot or pro rata or other equitable method, in each case as may be determined by the Company.

<Page B-9>
VOTING THE PREFERRED STOCK

   Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) is entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company is obligated to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing Preferred Stock.

CONVERSION OF PREFERRED STOCK

  The Depositary Shares, as such, are not convertible into Common Stock or any other securities or property of the Company. Nevertheless, the Depositary Receipts may be surrendered by holders thereof to the Depositary with written instructions to the Depositary to instruct the Company to cause conversion of the Preferred Stock represented by the Depositary Shares evidenced by such receipts into whole shares of Common Stock, and the Company has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversions. If the Depositary Shares represented by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted. See "Description of Preferred Stock-Conversion Rights."

     EXCHANGE OF PREFERRED STOCK

   Whenever the Company exchanges all of the shares of Preferred Stock held by the Depositary for Exchange Debentures, the Depositary will exchange as of the same exchange date all Depositary Shares representing all of the shares of the Preferred Stock so exchanged for Exchange Debentures, provided the Company shall have issued and deposited with the Depositary Exchange Debentures for all of the shares of the Preferred Stock to be exchanged. The exchange rate per Depositary Share shall be equal to one quarter of the exchange rate per share of Preferred Stock, plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the exchange date have accrued on the shares of Preferred Stock to be so exchanged and have not theretofore been paid.

<Page B-10>
AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

  The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting, redemption or conversion rights, two-thirds) of the Depositary Shares then outstanding.

  The Deposit Agreement may be terminated by the Company upon not less than 60 days' notice whereupon the Depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional shares of Preferred Stock represented by such receipts. The Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares have been redeemed, (ii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts or (iii) each share of Preferred Stock shall have been converted into shares of Common Stock.

CHARGES OF DEPOSITARY

  The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Depositary arrangements. The Company will pay the fees and expenses of the Depositary in connection with the performance of its duties under the Deposit Agreement. Holders of Depositary Receipts must pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

  The Depositary will forward to holders of Depositary Shares any reports and communications from the Company which are received by the Depositary.

  Neither the Depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement are limited to performing their duties thereunder without negligence or willful misconduct, and the Company and the Depositary are not obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or any Preferred Stock unless satisfactory indemnity is furnished. The Company and the Depositary may rely on advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be authorized or competent and on documents believed to be genuine.

  In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company.

<Page B-11>
RESIGNATION AND REMOVAL OF DEPOSITARY

The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take, effect upon the appointment of a successor Depositary, which successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.


             DESCRIPTION OF THE EXCHANGE DEBENTURES

GENERAL

  The Exchange Debentures will, if and when issued, be issued under an indenture (the "Exchange Indenture") to be dated as of the date of issuance (the "Exchange Date") of the Exchange Debentures, between the Company and Fidelity Bank, National
Association (the "Exchange Trustee"). A copy of the proposed form of the Exchange Indenture is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Indenture may not be amended or supplemented before the Exchange Date without the affirmative vote or consent of the holders of two-thirds of the outstanding shares of the Preferred Stock, except that no amendment that would adversely affect the legal rights of the holders of Exchange Debentures may be taken without the affirmative vote or consent of all the holders of the Preferred Stock. The summaries of certain provisions of the Exchange Indenture hereunder do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Exchange Indenture, including the definitions therein of certain terms and those terms made part of the Exchange Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Exchange Indenture.

  The Exchange Debentures will bear interest from the Exchange Date at the rate of 8-1/2% per annum payable on April 1, July 1, October 1 and January 1 in each year, commencing on the first such interest payment date next succeeding the Exchange Date, to holders of record ("Holders") at the close of business on the first day of the month of such interest payment date. The Exchange Debentures will be due on July 1, 2012, will be issued in registered form, without coupons, only in denominations of $25 and integral multiples of $25 and will be unsecured obligations
of   the  Company  which  will  be  subordinated  to  the  Senior
Indebtedness   of  the  Company.  The  Indenture  authorizes   an
aggregate  principal  amount  of  $57,500,000  of  the   Exchange
Debentures.

<Page B-12>
CONVERSION

  The holder of any Exchange Debenture will have the right, exercisable at any time prior to maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $25) into shares of Common Stock at the conversion price set forth on the cover page of this Prospectus, subject to adjustment as described below (the "Conversion
Price"), except that if an Exchange Debenture is called for redemption, the conversion right will terminate at the close of business on the business day immediately preceding the date fixed for redemption. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any holder surrenders an Exchange Debenture for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid to the registered holder of such Exchange Debenture on such record date. In such event, such an Exchange Debenture, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the portion so converted. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest. The Conversion Price is subject to adjustment in a manner substantially identical to that provided with respect to the
Preferred    Stock.   See   "Description   of    the    Preferred
Stock-Conversion."

OPTIONAL REDEMPTION

   The Exchange Debentures may be redeemed at the option of the Company, in whole or from time to time in part, on and after July 1, 1996, on not less than 30 nor more than 60 days' notice by first class mail, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period beginning July 1 of the year indicated below, in each case, together with accrued and unpaid interest thereon to the redemption date:

             Year                         Price
             1996                         105.10%
             1997                         104.25
             1998                         103.40
             1999                         102.55
             2000                         101.70
             2001                         100.85
             2002 and thereafter          100.00

  If less than all the Exchange Debentures are to be redeemed, the Trustee will select Exchange Debentures for redemption pro rata or by lot. If any Exchange Debenture is to be redeemed in part only, a new Exchange Debenture or Exchange Debentures in principal amount equal to the unredeemed principal portion thereof will be issued.

<Page B-13>
PURCHASE OF EXCHANGE DEBENTURES AT THE OPTION OF THE HOLDER UPON
A CHANGE IN CONTROL

  If any Change in Control (as defined below) of the Company occurs on or prior to maturity, each holder of Exchange Debentures will have the right, at the holder's option, subject to the terms and conditions of the Indenture, to require the Company to purchase all or any part (equal to $25 or an integral multiple thereof) of the holder's Exchange Debentures on the date that is 35 business days after the occurrence of such Change in Control (the "Change in Control Purchase Date") at a cash price equal to principal amount plus accrued and unpaid interest to the Change in Control Purchase Date (the "Change in Control Purchase Price").

  Within 15 business days after the Change in Control, the Company is obligated to mail to the Trustee and each holder of Exchange Debentures (and to beneficial owners as required by applicable law) a written notice of the Change in Control, which notice shall state, among other things (i) the events causing a Change in Control and the date of such Change in Control, (ii) the last date on which the purchase right may be exercised, (iii) the Change in Control Purchase Price, (iv) the Change in Control Purchase Date, (v) the name and address of the Trustee and of any other office or agency maintained for the purpose of the surrender of Exchange Debentures for purchase, and (vi) the procedures that holders of Exchange Debentures must follow to exercise these rights. The Company will cause a copy of such notice to be published in the national edition of The Wall Street Journal.

  To exercise this right, the holder must deliver written notice (a "Change in Control Purchase Notice") to the Trustee, or to any other office or agency designated by the Company, of the exercise of such right prior to the close of business on the Change in Control Purchase Date. The Change in Control Purchase Notice must state (i) the certificate numbers of the Exchange Debentures to be delivered by the holder thereof for purchase by the Company,
(ii) the portion of the principal amount of Exchange Debentures to be purchased, which portion must be $25 or an integral multiple thereof, and (iii) that such Exchange Debentures are to be purchased by the Company on the Change in Control Purchase Date pursuant to the applicable provisions of the Exchange Debentures.

  Any Change in Control Purchase Notice may be withdrawn by the holder by a written notice of withdrawal delivered to the Trustee, or to any other office or agency designated by the Company, prior to the close of business on the Change in Control Purchase Date. The notice of withdrawal shall state the principal amount and the certificate numbers of the Exchange Debentures to which the withdrawal notice relates and the principal amount, if any, which remains subject to the original Change in Control Purchase Notice and which has been or will be delivered for purchase by the Company.

  Payment of the Change in Control Purchase Price for an Exchange Debenture for which a Change in Control Purchase Notice has been delivered and not withdrawn is conditioned upon delivery of such Exchange Debenture (together with necessary endorsements) to the Trustee, or to any other office or agency designated by the Company, at any time (whether prior to, on or after the Change in Control Purchase Date) after delivery of such Change in Control Purchase Notice. Payment of the Change in Control Purchase Price for such Exchange Debenture will be made promptly following the later of the Change in Control Purchase Date or the time of delivery of such Exchange Debenture. If the Trustee holds, in accordance with the Indenture, money sufficient to pay the Change in Control Purchase Price of such Exchange Debenture on the Change in Control Purchase Date, then, as of the business day following the Change in Control Purchase Date, such Exchange
Debenture shall cease to be outstanding and interest on such Exchange Debenture will cease to accrue, whether or not such Exchange Debenture is delivered to the Trustee or to any other office or agency maintained for such purpose, and all other rights of the holder shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery of the Exchange Debenture).

  Under  the  Indenture,  a "Change in Control"  of  the  Company
means the occurrence after the date thereof of any of the following events: (i) any person (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including a group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), together with any affiliates and associates thereof, filing a report of
Schedule 13D or 14D-1 pursuant to the Exchange Act disclosing that such person has become the beneficial owner of either (a) 50% or more of the shares of Common Stock then outstanding or (b) securities representing 50% or more of the combined voting power of the Company's Voting Stock (as defined below) then outstanding; (ii) any sale, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company to any person (other than a subsidiary of the Company); or (iii) any consolidation or merger of the Company in which the Company is not the sole surviving or continuing corporation or pursuant to which the Common Stock is converted into cash, securities or other property, other than a consolidation or merger in which the holders of the Common Stock immediately prior to such transaction receive, directly or indirectly, (a) 75% or more of the common stock of the sole surviving or continuing corporation outstanding immediately after such consolidation or merger and (b) securities representing 75% or more of the combined voting power of the surviving or continuing corporation's Voting Stock outstanding immediately after such consolidation or merger. "Voting Stock" means, with respect to any person, the capital stock of such person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

  The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may then be applicable and will file a Schedule 13E-4 or any other schedule required thereunder in connection with any offer by the Company to purchase Exchange Debentures at the option of holders upon a Change in Control. The Change in Control purchase feature of the Exchange Debentures may in certain circumstances make more difficult or discourage a takeover of the Company and, thus, the removal of incumbent management. The Change in Control purchase feature is not, however, the result of management's knowledge of any specific efforts to accumulate shares of Common Stock or to obtain control of the Company by means of a merger, tender offer, solicitation of proxies or consents or otherwise, or part of a plan to implement a series of anti-takeover measures. Instead, the Change in Control purchase feature is a commonly used provision designed to facilitate the marketing of the Exchange Debentures, and the specific terms of such purchase feature are the result of negotiations between the Company and the Underwriter.

    The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not constitute a Change in Control under the
Indenture, but that would increase the amount of Senior Indebtedness (or any other indebtedness) outstanding at such time. There are no restrictions in the Indenture on the creation of additional Senior Indebtedness (or any other indebtedness), and, under certain circumstances, the incurrence of significant amounts of additional indebtedness could have an adverse effect on the Company's ability to service its indebtedness, including the Exchange Debentures. If such a Change in Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the Change in Control Purchase Price for all Exchange Debentures tendered by the holders thereof. A default by the Company on its obligation to pay the Change in Control Purchase Price could, pursuant to cross-default provisions, result in acceleration of the payment of other indebtedness of the Company outstanding at that time. Payment by the Company of the Change in Control Purchase Price is subordinated to the prior payment of Senior Indebtedness as described below under "Subordination of Exchange Debentures."

  The Indenture does not give the Board authority to waive any of the provisions of the Indenture in the event of a highly leveraged transaction. None of the Company's Senior Indebtedness has a covenant that would afford the holders of such indebtedness protection in the event of a change in control.

  In accordance with the Indenture, no Exchange Debentures may be purchased if there has occurred and is continuing an Event of Default described below under "Events of Default and Notice
Thereof."

<Page B-16>
SUBORDINATION OF EXCHANGE DEBENTURES

  The Exchange Debentures will be subordinate in right of payment to the extent set forth in the Indenture to all existing and future Senior Indebtedness (as defined in the Indenture) of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company (whether in an insolvency or bankruptcy proceeding or otherwise), payment in full must be made on such Senior Indebtedness before any payment is made on or in respect of the Exchange Debentures. Upon the happening and during the continuance of a default in payment of interest on or principal of Senior Indebtedness, or any other default with respect to such Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, no payment may be made by the Company on or in respect of the Exchange Debentures. No such subordination will prevent the occurrence of any Event of Default (as defined in the Indenture).

  "Senior Indebtedness" means the principal of and interest (including, without limitation, any interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceeding, penalties, reimbursements or indemnification amounts, fees, expenses or other amounts relating to any indebtedness) on the following, whether presently outstanding or hereafter incurred: (a) all indebtedness of the Company (i) for money borrowed (other than that evidenced by the Exchange Debentures), (ii) which is evidenced by a note, debenture or similar instrument (including a purchase money mortgage) given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities, or (iii) for the payment of money relating to a Capitalized Lease Obligation; (b) any liabilities of others described in the preceding clause (a) which the Company has guaranteed or which is otherwise its legal liability; (c) indebtedness of the Company under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and (d) renewals, extensions, refundings, restructurings, amendments and modifications of any such indebtedness or guarantee. Notwithstanding anything to the contrary in the Indenture or the Exchange Debentures, "Senior Indebtedness" shall not include (x) any indebtedness of the Company to a subsidiary, or (y) any indebtedness or guarantee of the Company which by its terms or the terms of the instrument creating or evidencing it is not superior in right of payment to the Exchange Debentures.

  At March 31, 1997, there was no Senior Indebtedness outstanding. Also, at that date, subsidiaries of the Company had indebtedness of approximately $2,868,000, to which the Exchange Debentures are effectively subordinate. The Indenture will not limit the amount of additional indebtedness, including Senior Indebtedness, which the Company can create, incur, assume or guarantee, nor will the Indenture limit the amount of indebtedness which any subsidiary can incur. As a result of these subordination provisions, in the event of insolvency, holders of the Exchange Debentures may recover less ratably than holders of Senior Indebtedness and general creditors of the Company.

EVENTS OF DEFAULT AND NOTICE THEREOF

  The term "Event of Default" when used in the Indenture will mean any one of the following: (i) failure of the Company to pay interest for 30 days or principal when due; (ii) failure of the Company to comply with any other covenant in the Indenture for 60 days after notice; (iii) default by the Company with respect to indebtedness aggregating more than $10,000,000, and the acceleration of such indebtedness under the terms of the instruments evidencing such indebtedness or a default in any payment when due at final maturity of any such indebtedness; and
(iv) certain events of bankruptcy or reorganization of the Company or any subsidiary.

<Page B-17>
  The Indenture will provide that the Trustee shall, within 90 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) known to it, give to the holders of Exchange Debentures notice of such default; provided that, except in the case of a default in the payment of principal of or interest on any of the Exchange Debentures, the Trustee shall be protected in the withholding of such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of Exchange Debentures. The Indenture will require the Company to certify to the Trustee annually as to whether any default occurred during such year.

  In case an Event of Default (other than an Event of Default resulting from bankruptcy, insolvency or reorganization) shall occur and be continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Exchange Debentures then outstanding, by notice in writing to the Company (and to the Trustee if given by the holders of the Exchange Debentures), may, and the Trustee shall, upon the request of such holders, declare all unpaid principal and accrued interest on the Exchange Debentures then outstanding to be due and payable immediately. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, all unpaid principal of and accrued interest on the Exchange Debentures then outstanding shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of Exchange Debentures. Such acceleration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the Exchange Debentures then outstanding, upon the conditions provided in the Indenture.

  The Indenture will provide that no holder of an Exchange Debenture may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice of an Event of Default and request by holders of at least 25% in principal amount of the Exchange Debentures and the offer to the Trustee of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on the Exchange Debentures.

  The holders of a majority in principal amount of all outstanding Exchange Debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the Trustee, provided that such direction does not conflict with any rule of law or with the Indenture.

MODIFICATION AND WAIVER

   Modification and amendment of the Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in principal amount of the outstanding Exchange Debentures, provided that no such modification or amendment may, without the consent of the holder of each Exchange Debenture affected thereby, (i) reduce the amount of Exchange Debentures whose holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest on any Exchange Debenture; (iii) reduce the principal of or change the fixed maturity of any Exchange Debenture or alter the redemption provisions with respect thereto; (iv) modify the conversion provisions with respect to any Exchange Debenture in a manner adverse to the holder thereof; (v) waive a default in the payment of the principal of (and premium, if any) or interest on any Exchange Debenture;
(vi) make any changes to the provisions of the Indenture governing waiver of defaults and Events of Default and the rights of holders to receive payment of the principal of (and premium, if any) and interest on the Exchange Debenture; (vii) modify the Subordination provisions of the Indenture in a manner adverse to the holders of the Exchange Debenture; or (viii) make any Exchange Debenture payable in money other than that stated in the Exchange Debentures. Holders of not less than a majority in principal amount of the outstanding Exchange Debentures may waive certain past defaults. See "Events of Default and Notice Thereof." An amendment to the Indenture may not adversely affect the rights under the subordination provisions of the holders of any issue of Senior Indebtedness without the consent of such holders.

SATISFACTION AND DISCHARGE

  The Indenture will be discharged and canceled upon payment of all the Exchange Debentures. The Company may terminate all of its obligations under the Indenture, other than its obligation to pay the principal of and interest on the Exchange Debentures and certain other obligations (including its obligation to deliver shares of Common Stock upon conversion of Exchange Debentures), at any time, by depositing with the Trustee or a paying agent other than the Company, money or noncallable U.S. Government Obligations (as defined in the Indenture) sufficient to pay all remaining indebtedness on the Exchange Debentures.

<Page B-18>
MERGER AND CONSOLIDATION

  The Company may consolidate or merge with any other corporation and the Company may transfer its property and assets substantially as an entirety to any persons; provided that (i) the Company is the resulting or surviving corporation, or the successor corporation is a domestic corporation and it assumes, by supplemental indenture, payment of the principal of and interest on the Exchange Debentures and performance and observance of every covenant of the Indenture, and (ii) immediately before and immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing. Thereafter, all obligations of the Company under the Indenture and the Exchange Debentures will terminate.

CONCERNING THE TRUSTEE

  Fidelity   Bank,  National  Association,  a  national   banking
association, will be the Trustee under the Indenture. The Indenture will contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest (as defined) and there exists a default with respect to the Exchange Debentures, it must eliminate such conflict or resign.

     In case an Event of Default shall occur (and shall not be cured) and holders have notified the Trustee, the Trustee will be required to exercise its powers with the degree of care and skill of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Exchange Debentures, unless they shall have offered to the Trustee security and indemnity satisfactory to it.


                           *    *    *
     This document constitutes part of a prospectus covering
         securities that have been registered under the
                     Securities Act of 1933.


<Page II-1>
PART  I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          The documents containing the information specified in Part I of this Registration Statement will be given or sent to all employees who participate in the Westmoreland Coal Company and Affiliated
Companies' Employees' Savings/Retirement Plan (the "Plan") as specified by Rule 428.


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities
Exchange Act of 1934 (the "Exchange Act") by Westmoreland Coal Company (the "Company") (File No. 0-752) are incorporated herein by reference:

                    (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

                    (ii) the description of the Company's Common Stock
                 contained in its Registration Statement on Form 8-A, filed May 22, 1992; and

                    (vi) the description of the Company's Depository
                 Shares contained in its Registration Statement on Form 8-A, filed June 23, 1992.

          Each document filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such document.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Paul W. Durham, Esquire, the named counsel who prepared the opinion attached as Exhibit 5.1, is connected with the registrant by virtue of his position as Assistant General Counsel and Assistant
Secretary of the Company.


<Page II-2>
ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of Delaware's General Corporation Law authorizes a corporation to indemnify any present or former director or officer against certain lawsuits brought by reason of the fact that the person is or was a director or officer of the corporation. This language is sufficiently broad that in certain circumstances, it could permit indemnification for liabilities and expenses incurred arising under the Securities Act of 1933, as amended. Further, the statute creates a right of indemnification if the director or officer is successful on the merits or otherwise in defense of any action for which the corporation may indemnify the director or officer.

          Article V of the Company's By-Laws provide that the Company shall indemnify its directors and officers for any expenses including attorney's fees, judgments and other amounts incurred in connection with a suit, action or proceeding brought by reason of the fact that he or she is or was a director or officer. The terms of the indemnification provisions in the Company's By-Laws are substantially similar to the provisions of Section 145 of Delaware's General Corporation Law. The Company maintains and pays all premiums on a liability policy for its liability and that of its directors and officers and those of its subsidiaries.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.  EXHIBITS.

          4.1 Certificate of Designation of Series A Convertible Exchangeable Preferred Stock of the Company defining the rights of holders of such stock, filed July 8, 1992 as an amendment to the Company's Certificate of Incorporation, and filed as Exhibit 3(a) to the Company's Form 10-K for 1992, which Exhibit is incorporated herein by reference;

          4.2 Form of Deposit Agreement among the Company, First Chicago Trust Company of New York, as Depository, and the holders from time to time of the Depository Receipts, filed as Exhibit 4.3 to Form S-2, Registration No. 33-47872 filed May 13, 1992, and Amendments 1 through 4 thereto, which
          Exhibit is incorporated herein by reference;

          4.3 Specimen certificate representing the common stock of the Company, filed as Exhibit 4(c) to the Company's
          Registration Statement on Form S-2, Registration No.
          33-1950, filed December 4, 1985, which Exhibit is incorporated herein by reference;

          4.4 Specimen certificate representing the Preferred Stock, filed as Exhibit 4.6 to the Company's Registration Statement on Form S-2, Registration No. 33-47872, filed May 13, 1992, and Amendments 1 through 4 thereto, which Exhibit is incorporated herein by reference; and

          4.5 Form of Depository Receipt, filed as Exhibit 4.7 to the Company's Registration Statement on Form S-2,
          Registration No. 33-47872, filed May 13, 1992, and
          Amendments 1 through 4 thereto, which Exhibit is incorporated herein by reference.

          4.6 Form of Exchange Indenture, filed as Exhibit 4.2 to the Company's Registration Statement on Form S-2,
          Registration No. 33-47872, filed May 13, 1992, and
          Amendments, 1 through 4 thereto, which Exhibit is incorporated herein by reference.

          5.1    Opinion of Paul W. Durham, Esquire

          23.1   Consent of KPMG Peat Marwick LLP

          24.1   Power of Attorney (included on signature page)

          99.1 Westmoreland Coal Company and Affiliated Companies Employees' Savings/Retirement Plan


ITEM 9.  UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

<Page II-4>
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

<Page II-5>
                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Colorado Springs, Colorado on July 30, 1997.

                                   Westmoreland Coal Company


                                   By   /s/ Robert J. Jaeger
                                        --------------------------
                                        Robert J. Jaeger
                                        Senior Vice President of
                                        Finance, Treasurer and
                                        Controller


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below in so signing also makes, constitutes and appoints Theodore E. Worcester and Paul W. Durham and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


Signature                      Title                              Date

                              Chairman of the Board,
/s/ Christopher K. Seglem     President and Cheif              July 30, 1997
---------------------------   Executive Officer
Christopher K. Seglem         (principal executive officer)


                              Senior Vice President
/s/ Robert J. Jaeger          of Finance, Treasurer            July 30, 1997
----------------------        and Controller
Robert J. Jaeger             (principal financial and
                              accounting officer)





Directors:



/s/ Pemberton Hutchinson      Director                         July 28, 1997
-------------------------
Pemberton Hutchinson


/s/ Robert E. Killen          Director                         July 28, 1997
-------------------------
Robert E. Killen


/s/ William R. Klaus          Director                         July 28, 1997
-------------------------
William R. Klaus


/s/ Thomas W. Ostrander       Director                         July 28, 1997
-------------------------
Thomas W. Ostrander


/s/ James W. Sight            Director                         July 28, 1997
-------------------------
James W. Sight


/s/ Edwin E. Tuttle           Director                         July 28, 1997
-------------------------
Edwin E. Tuttle




     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Colorado Springs, Colorado on July 30, 1997.


                         Westmoreland Coal
                         Company and Affiliated Companies
                         Employees' Savings/Retirement Plan


                         By:  Westmoreland Coal Company
                              Savings/Retirement Plan
                              Administrative Committee


                              By:  /s/ Cheryl M. Sprague
                                   ----------------------
                                   Cheryl M. Sprague

<Page II-1>
                          EXHIBIT INDEX

  Exhibit

   Number              Description                        Page


     4.1  Certificate of Designation of Series A Convertible
          Exchangeable Preferred Stock of the Company defining the rights of holders of such stock, filed July 8, 1992 as an amendment to the Company's Certificate of Incorporation, and filed as Exhibit 3(a) to the Company's Form 10-K for 1992, which Exhibit is incorporated herein by reference;

     4.2 Form of Deposit Agreement among the Company, First Chicago Trust Company of New York, as Depository, and the holders from time to time of the Depository Receipts, filed as Exhibit 4.3 to Form S-2, Registration No. 33-47872 filed May 13, 1992, and Amendments 1 through 4 thereto, which Exhibit is incorporated herein by reference;

     4.3 Specimen certificate representing the common stock of the Company, filed as Exhibit 4(c) to the Company's Registration Statement on Form S-2, Registration No. 33-1950, filed December 4, 1985, which Exhibit is incorporated herein by reference;

     4.4  Specimen certificate representing the Preferred
          Stock, filed as Exhibit 4.6 to the Company's
          Registration Statement on Form S-2, Registration No.
          33-47872, filed May 13, 1992, and Amendments 1 through
          4 thereto, which Exhibit is incorporated herein by reference; and

     4.5 Form of Depository Receipt, filed as Exhibit 4.7 to the Company's Registration Statement on Form S-2, Registration No. 33-47872, filed May 13, 1992, and Amendments 1 through 4 thereto, which Exhibit is incorporated herein by reference.

     4.6 Form of Exchange Indenture, filed as Exhibit 4.2 to the Company's Registration Statement on Form S-2, Registration No. 33-47872, filed May 13, 1992, and Amendments, 1 through 4 thereto, which Exhibit is incorporated herein by reference.

     5.1  Opinion of Paul W. Durham, Esquire

     23.1 Consent of KPMG Peat Marwick LLP

     24.1 Power of Attorney (included on signature page)

     99.1 Westmoreland Coal Company and Affiliated Companies
          Employees' Savings/Retirement Plan

Exhibit 5.1
                                   July 30, 1997



Board of Directors
Westmoreland Coal Company
2 North Cascade Avenue
Colorado Springs, CO 80903

Gentlemen:

          This opinion is provided to Westmoreland Coal Company, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed purchase and sale pursuant to the terms of the Westmoreland Coal Company And Affiliated Companies Employees' Savings/Retirement Plan (the "Plan") of up to 325,000 shares of the Company's common stock, par value $2.50 per share and up to 7,000 shares of the Company's Depositary Shares. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, I have examined copies of documents deemed necessary for this opinion, and in my examination of such documents, have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all such documents, and the conformity with the original documents of all documents submitted to me as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware.
I express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, I am of the opinion that the Shares are validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware. A copy of the Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code is attached hereto.

          I assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am an "expert" within the meaning of the Securities Act of 1933, as amended.



                              Very truly yours,
                              /s/ Paul W. Durham
                              --------------------------
                              Paul W. Durham
                              Assistant General Counsel
                              Westmoreland Coal Company

INTERNAL REVENUE SERVICE           DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
31 HOPKINS PLAZA
BALTIMORE, MD 21201-0000

Date: Feb 02 1996

WESTMORELAND RESOURCES, INC.
C/O ANDREW J. RUDOLPH, ESQUIRE
BALLARD SPAHR ANDREWS & INGERSOLL
1735 MARKET STREET, 51ST FLOOR
PHILADELPHIA, PA 19103-7599

Employer Identification Number:    81-0364990
File Folder Number: 521054602
Person to Contact:  AUDREY PETIT
Contact Telephone Number:     (215) 597-8958
Plan Name:     WESTMORELAND COAL COMPANY AND AFFILIATED COMPANIES
EMPLOYEES SAV
Plan Number:   001


Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-
1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statues.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated 8/31/95 and 11/2/95. The proposed amendments should be adopted on or before the date prescribed by the regulations under code section 401(b).

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 19867 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-(4)(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This leter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                              Sincerely yours,

                              /s/ Paul M. Hunsington
                              District Director

Enclosure(s)
Publication 794

Exhibit 23.1

                 CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Westmoreland Coal Company:

We consent to the incorporation by reference in the registration statement on Form S-8 of Westmoreland Coal Company of our report dated March 17, 1997, relating to the consolidated balance sheets of Westmoreland Coal Company and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of opertaions, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Westmoreland Coal Company.

Our report dated March 17, 1997 contains an explanatory paragraph that states that the Company's bankruptcy filing under Chapter 11 of the United States Bankruptcy Code raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.


                              KPMG Peat Marwick LLP

Denver, Colorado
July 25, 1997

Exhibit 99.1

                   WESTMORELAND COAL COMPANY

                              AND

    AFFILIATED COMPANIES EMPLOYEES' SAVINGS/RETIREMENT PLAN


                      AMENDED AND RESTATED

                  EFFECTIVE SEPTEMBER 1, 1987


                       TABLE OF CONTENTS
                                                             PAGE

     ARTICLE I

                          DEFINITIONS

"Account"                                                       2
     "Matching Contribution Account"                            2
     "Pre-1994 Matching Contribution Subaccount"                2
     "Post-1993 Matching Contribution Subaccount"               2
     "Rollover Account"                                         3
     "Salary Reduction Account"                                 3
     "Pre-1990 Salary Reduction Subaccount"                     3
     "Post-1989 Salary Reduction Subaccount"                    3
     "Voluntary Contribution Account"                           4
"Active Participant"                                            4
"Actual Deferral Percentage"                                    4
"Affiliated Company"                                            4
"Age"                                                           5
"Age 55 Shares"                                                 5
"Alternate Payee"                                               6
"Average Actual Deferral Percentage"                            6
"Average Contribution Percentage"                               6
"Benefit Commencement Date"                                     6
"Board of Directors"                                            6
"Code"                                                          6
"Committee"                                                     7
"Company"                                                       7
"Company Stock"                                                 7
"Compensation"                                                  7
"Covered Employee"                                             10
"Effective Date"                                               11
"Eligible Employee"                                            11
"Employee"                                                     11
"Employment Commencement Date"                                 11
"ERISA"                                                        11
"Fixed Income Fund"                                            11
"Fund"                                                         12
"Highly Compensated Eligible Employee"                         12
"Highly Compensated Employee"                                  12
"Hour of Service"                                              14
"Investment Medium"                                            16
"Limitation Year"                                              16
"Matching Contributions"                                       16
"Normal Retirement Age"                                        16
"Normal Retirement Date"                                       16
"Participant"                                                  16
"Participating Company"                                        17
"Payroll Period"                                               17
"Plan"                                                         17
"Plan Year"                                                    17
"Post-1989 Rollover Contributions"                             17
"Post-1993 Matching Contributions"                             17
"Post-1989 Salary Reduction Contributions"                     17
"Pre-1994 Matching Contributions"                              18
"Pre-1990 Rollover Contributions"                              18
"Pre-1990 Salary Reduction Contributions"                      18
"Qualified Domestic Relations Order"                           18
"Quarterly Status Date"                                        18
"Required Beginning Date"                                      18
"Rollover Contributions"                                       19
"Salary Reduction Contributions"                               19
"Separation from Service"                                      20
"Spouse"                                                       20
"Total Disability"                                             20
"Trust Agreement"                                              20
"Trustee"                                                      21
"Valuation Date"                                               21
"Voluntary Contributions"                                      21

     ARTICLE II

           TRANSITION AND ELIGIBILITY TO PARTICIPATE

2.1    Rights Affected and Preservation of Accrued Benefit     22
2.2    Eligibility to Participate - Salary Reduction
       Contributions                                           22
2.3    Election to Make Salary Reduction Contributions         23
2.4    Participation in Matching Contributions                 23
2.5    Data                                                    23

     ARTICLE III

                   CONTRIBUTIONS TO THE PLAN

3.1    Salary Reduction Contributions                          25
3.2    Change of Percentage Rate                               26
3.3    Discontinuance of Salary Reduction Contributions        27
3.4    Matching Contribution                                   28
3.5    Timing and Deductibility of Contributions               30
3.6    Fund                                                    31
3.7    Limitation on Salary Reduction Contributions and
       Matching Contributions                                  31
3.8    Prevention of Violation of Limitation on Salary
       Reduction Contributions and Matching Contributions      35
3.9    Maximum Allocation                                      40





                           ARTICLE IV

                     PARTICIPANTS' ACCOUNTS

4.1    Accounts                                                46
4.2    Valuation                                               46
4.3    Apportionment of Gain or Loss                           46
4.4    Accounting for Allocations                              47
4.5    Statement of Account.                                   47

     ARTICLE V

                          DISTRIBUTION

5.1    General                                                 48
5.2    Separation from Service                                 48
5.3    Death                                                   48
5.4    Total Disability                                        48
5.5    Valuation for Distribution                              49
5.6    Timing of Distribution                                  50
5.7    Mode of Distribution                                    52
5.8    Beneficiary Designation                                 54
5.9    Transfer of Account to Other Plan                       56
5.10   Sale of Company Stock Upon Distribution.                59

     ARTICLE VI

                            VESTING

6.1    Nonforfeitable Amounts                                  60

     ARTICLE VII

              PURCHASE AND VOTING OF COMPANY STOCK

7.1    Purchase of Company Stock                               61
7.2    Participant Voting Direction                            61
7.3    Voting Procedures                                       62
7.4    Absence of Participant Voting Direction                 62

     ARTICLE VIII

                           WITHDRAWALS

8.1    Withdrawals Not Subject to Section 401(k)
       Restrictions.                                           63
8.2    Withdrawals Subject to Section 401(k) Restrictions      64
8.3    Withdrawals On and After Attainment of Age 59-1/2       67
8.4    Amount and Payment of Withdrawals                       67
8.5    Pledged Amounts                                         67
8.6    Investment Medium to be Charged with Withdrawal         68

     ARTICLE IX

                     LOANS TO PARTICIPANTS

9.1    Loan Application                                        69
9.2    Loan Approval                                           69
9.3    Amount of Loan                                          69
9.4    Terms of Loan                                           70
9.5    Enforcement                                             73
9.6    Investment Medium to be charged with Loan               74
9.7    Additional Rules                                        75

     ARTICLE X

                         ADMINISTRATION

10.1   Committee                                               76
10.2   Duties and Powers of Committee                          76
10.3   Functioning of Committee                                78
10.4   Disputes                                                78
10.5   Indemnification                                         79

     ARTICLE XI

                            THE FUND

11.1   Designation of Trustee                                  81
11.2   Exclusive Benefit                                       81
11.3   No Interest in Fund                                     81
11.4   Trustee                                                 81

     ARTICLE XII

                          INVESTMENTS

12.1   Investment of Pre-1994 Matching Contributions,
       Voluntary Contributions, Pre-1990 Salary Reduction
       Contributions and Pre-1990 Rollover Contributions       83
12.2 Investment of Post-1989 Salary Reduction Contributions, Post-1989 Rollover Contributions and Post-1993 Matching
       Contributions                                           85
12.3   Investment Media.                                       87
12.4   Additional Rules                                        87

     ARTICLE XIII

              AMENDMENT OR TERMINATION OF THE PLAN

13.1   Power of Amendment and Termination                      89
13.2   Merger                                                  90

     ARTICLE XIV

                      TOP-HEAVY PROVISIONS

14.1   General                                                 91
14.2   Definitions                                             91
14.3   Minimum Contribution for Non-Key Employees              97
14.4   Social Security                                         98
14.5   Adjustment to Maximum Benefit Limitation                98

     ARTICLE XV

                     ROLLOVER CONTRIBUTIONS

15.1   Rollover Contributions.                                101
15.2   Vesting and Distribution of Rollover Account           102

     ARTICLE XVI

                       GENERAL PROVISIONS

16.1   No Employment Rights                                   103
16.2   Governing Law                                          103
16.3   Severability of Provisions                             103
16.4   No Interest in Fund                                    103
16.5   Spendthrift Clause                                     104
16.6   Incapacity                                             104
16.7   Withholding                                            104
16.8   Missing Persons                                        105



          WHEREAS, Westmoreland Coal Company (the "Company")

adopted the Westmoreland Coal Company and Affiliated Companies

Employees' Stock Purchase Plan, effective October 1, 1957, for certain of its Employees and the Employees of any Participating

Companies; and

          WHEREAS, the Company amended and restated the

Westmoreland Coal Company and Affiliated Companies Employees'

Stock Purchase Plan, effective June 1, 1984; and

          WHEREAS, the Company desires to amend and restate the

Westmoreland Coal Company and Affiliated Companies Employees'

Stock Purchase Plan to comply with the requirements of the

Employee Retirement Income Security Act of 1974 and with the

Internal Revenue Code of 1986, as amended; and

          WHEREAS, the Company desires to rename the Westmoreland

Coal Company and Affiliated Companies Employees' Stock Purchase

Plan, effective March 1, 1990;

          NOW, THEREFORE, effective September 1, 1987, the

Westmoreland Coal Company and Affiliated Companies Employees'

Stock Purchase Plan is continued, amended and restated as

hereinafter set forth and, effective March 1, 1990, renamed the

Westmoreland Coal Company and Affiliated Companies Employees'

Savings/Retirement Plan:

                           ARTICLE I

                          DEFINITIONS


          Except where otherwise clearly indicated by context,

the masculine shall include the feminine and the singular shall include the plural, and vice-versa.  Any term used herein without an initial capital letter that is used in a provision of the Code with which this Plan must comply to meet the requirements of section 401(a) of the Code shall be interpreted as having the meaning used in such provision of the Code, if necessary for the

Plan to comply with such provision.

          "Account" means the entries maintained in the records

of the Trustee which represent the Participant's interest in the

Fund.  The term "Account" shall refer, as the context indicates,

to any or all of the following:

               "Matching Contribution Account" -- the Account

which consists of the following two Subaccounts:

               (a)  "Pre-1994 Matching Contribution Subaccount"

--- the subaccount to which are credited Pre-1994 Matching

Contributions, and all other contributions made by a

Participating Company prior to June 1, 1984, allocated to a

Participant, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto; and

               (b)  "Post-1993 Matching Contribution Subaccount"

--- the subaccount to which are credited Post-1993 Matching

Contributions, allocated to a Participant, adjustments for

withdrawals and distributions, and the earnings, losses and

expenses attributable thereto.

               "Rollover Account" -- the Account which consists

of the following two Subaccounts:

               (a)  "Pre-1990 Rollover Subaccount" --- the

subaccount to which are credited a Participant's Pre-1990

Rollover Contributions that are not subject to the joint and survivor annuity requirements of sections 401(a)(11) and 417 of the Code, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto; and

               (b)  "Post-1989 Rollover Subaccount" --- the

subaccount to which are credited a Participant's Post-1989

Rollover Contributions that are not subject to the joint and survivor annuity requirements of sections 401(a)(11) and 417 of the Code, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

               "Salary Reduction Account" -- the Account which

consists of the following two Subaccounts:

               (a)  "Pre-1990 Salary Reduction Subaccount" ---

the subaccount to which are credited a Participant's Pre-1990

Salary Reduction Contributions, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto; and

               (b)  "Post-1989 Salary Reduction Subaccount" ---

the subaccount to which are credited a Participant's Post-1989

Salary Reduction Contributions, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

               "Voluntary Contribution Account" -- the Account to

which are credited a Participant's Voluntary Contributions made prior to June 1, 1984, adjustments for withdrawals and

distributions, and the earnings, losses and expenses attributable thereto.

          "Active Participant" means an individual who has become

an Active Participant as provided in Article II and has remained a Covered Employee at all times thereafter.

          "Actual Deferral Percentage" means, for any Eligible

Employee for a given Plan Year, the ratio of:

               (a)  the sum of:

                    (1)  such Eligible Employee's Salary

Reduction Contributions for the Plan Year, plus

                    (2)  in the case of any Highly Compensated

Eligible Employee, his elective deferrals for the year under any other qualified retirement plan, other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code or a tax credit employee stock ownership plan as defined in section

409(a) of the Code, maintained by the Participating Company or any Affiliated Company; to

               (b)  the Eligible Employee's Compensation for the

Plan Year or the calendar year ending within the Plan Year.

          "Affiliated Company" means, with respect to any

Participating Company, (a) any corporation that is a member of a controlled group of corporations, as determined under section

414(b) of the Code, which includes such Participating Company;

(b) any member of an affiliated service group, as determined under section 414(m) of the Code, of which such Participating

Company is a member; (c) any trade or business (whether or not incorporated) that is under common control with such

Participating Company, as determined under section 414(c) of the

Code; and (d) any other organization or entity which is required to be aggregated with the Participating Company under section

414(o) of the Code and regulations issued thereunder.  "50%

Affiliated Company" means an Affiliated Company, but determined with "more than 50%" substituted for the phrase "at least 80%" in section 1563(a) of the Code, when applying sections 414(b) and

(c) of the Code.

          "Age" means, for any individual, his age on his last

birthday, except that an individual attains Age 59-1/2 or Age

70-1/2 on the corresponding date in the sixth calendar month following the month in which his 59th or 70th (respectively)

birthday falls (or the last day of such sixth month if there is no such corresponding date therein).

          "Age 55 Shares" means, with respect to any Participant,

the Company Stock allocated to his Pre-1994 Matching Contribution

Subaccount, Voluntary Contribution Account, and Pre-1990 Salary

Reduction Subaccount as of the later of (a) the Quarterly Status

Date coincident with or next following the date the Participant attains Age 55 or (b) June 30, 1976, plus any Company Stock

allocated to such Account and Subaccounts after such date.

          "Alternate Payee" shall mean any Spouse, former Spouse,

child or other dependent of a Participant who is recognized by a domestic relations order (within the meaning of

section 414(p)(1)(B) of the Code) as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

          "Average Actual Deferral Percentage" means, for a

specified group of Eligible Employees for a Plan Year, the

average of the Actual Deferral Percentages for such Eligible

Employees for the Plan Year.

          "Average Contribution Percentage" means, for a

specified group of Eligible Employees for a Plan Year, the

average of the Contribution Percentages for such Eligible

Employees for the Plan Year.

          "Benefit Commencement Date" means, for any Participant

or beneficiary, the date as of which the first benefit payment,

including a single sum, from the Participant's Account is due,

other than pursuant to a withdrawal under Article VIII.

          "Board of Directors" means the board of directors (or

other governing body) of the Company.

          "Code" means the Internal Revenue Code of 1986, as

amended, and any regulations issued thereunder.

          "Committee" means the individuals appointed by the

Board of Directors (if any) or by the Company to supervise the administration of the Plan, as provided in Article X.

          "Company" means Westmoreland Coal Company, and its

successors.

          "Company Stock" means:

               (a)  prior to March 1, 1993, shares of common

stock of the Company; and

               (b)  after February 28, 1993, shares of common

stock or preferred stock (the latter represented by and held in the form of depository shares) of the Company.

          "Compensation" means, for any Eligible Employee, for

any applicable period:

               (a)  For purposes of Sections 3.1 and 3.4, subject

to the limitations set forth in Subsection (e) of this

definition, his base monthly rate of pay from a Participating

Company (including Salary Reduction Contributions and salary deferrals under a plan described in section 125 of the Code).

Compensation shall not include bonuses, commissions, other

incentive or special payments, overtime pay, all amounts

identified by a Participating Company as expense allowances or reimbursements, and all Matching Contributions, or any

contributions made by a Participating Company under any other employee pension benefit or welfare benefit plan to which the

Participating Company contributes on behalf of the Employee.

               (b)  for the purposes of Article XIV and Section 3.9,

subject to the limitations set forth in Subsection (e) of this definition, the Employee's "compensation" as such word is

defined in Treas. Reg. Section 1.415-2(d)(10).

               (c)  for the purposes of the definitions of

"Actual Deferral Percentage" and "Contribution Percentage" in

this Article (except as otherwise provided in such definitions,

and subject to the limitations set forth in Subsection (e) of this definition, the Employee's "compensation" as such word is defined in Treas. Reg. Section 1.415-2(d)(10) provided that, in the sole discretion of the Committee, Compensation may include:

                    (1)  Salary Reduction Contributions and other

amounts excluded from gross income under section 125, 402(a)(8),

402(h) or 403(b) of the Code; and

                    (2)  compensation deferred under an eligible

deferred compensation plan within the meaning of section 457(b)

of the Code; and

                    (3)  employee contributions described in

section 414(h)(2) that are picked up by the employing unit and thus are treated as employer contributions.

          For the purpose of this Subsection (c), the Company may

elect to consider only compensation as defined above for that portion of the Plan Year or the calendar year ending within the

Plan Year during which the Employee was an Eligible Employee,

provided that this election is applied uniformly to all Eligible

Employees for the Plan Year.

               (d)  for the purpose of the definition of "Highly

Compensated Employee" in this Article (except as otherwise

provided in such definition), the Employee's "compensation" as such word is defined in Treas. Reg. Section 1.415-2(d)(10) but including amounts that are excluded from gross income under section 125,

402(a)(8), 402(h) or 403(b) of the Code.

               (e)  effective September 1, 1989, with respect to

any Plan Year, only compensation not in excess of the amount to which the dollar limit of Code section 401(a)(17), as amended,

has been indexed shall be taken into account for purposes of

Subsections (a), (b) and (c) of this definition, except that this

Subsection (e) shall not apply for purposes of Section 3.9.  In determining Compensation for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants who have not attained Age 19 before the close of the Plan Year.  In applying the rules of section 414(q)(6) of the Code, the limit of this

Subsection (e) shall be allocated among family members in

proportion to their Compensation as defined in Subsection (a)

without regard to this Subsection (e).

          "Contribution Percentage" means for any Eligible

Employee for a given Plan Year, the ratio of:

               (a)  the sum of

                    (1)  such Eligible Employee's Matching

Contributions for the Plan Year (to the extent not included in such Eligible Employee's Actual Deferral Percentage for such Plan

Year), plus

                    (2)  in the case of any Highly Compensated

Eligible Employee, any employee contributions and employer

matching contributions, including any elective deferrals

recharacterized as employee contributions, under any other

qualified retirement plan, other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code or a tax credit employee stock ownership plan as defined in section 409(a) of the

Code, maintained by the Participating Company or any Affiliated

Company, plus

                    (3)  at the election of the Committee, any

portion of the Eligible Employee's Salary Reduction Contributions

for the Plan Year or elective deferrals under any other qualified retirement plan maintained by a Participating Company or any

Affiliated Company that may be disregarded without causing this

Plan or such other qualified retirement plan to fail to satisfy the requirements of section 401(k)(3) of the Code and the

regulations issued thereunder; to

               (b)  The Eligible Employee's Compensation for the

Plan Year or the calendar year ending within the Plan Year.

          "Covered Employee" means any Employee who (a) is

employed by a Participating Company, and (b) is not covered by a collective bargaining agreement, unless such agreement

specifically provides for participation hereunder.  An Employee who is such solely by reason of being a leased employee shall not be a Covered Employee.

          "Effective Date" means September 1, 1987, the effective

date of this amended and restated Plan.

          "Eligible Employee" means an Employee who has become an

Eligible Employee as set forth in Section 2.2, and who has

remained a Covered Employee at all times thereafter.

          "Employee" means an individual who is employed by a

Participating Company or an Affiliated Company.  An individual who is not otherwise employed by a Participating Company or

Affiliated Company shall be deemed to be employed by such Company if he is a leased employee with respect to whose services such

Participating Company or Affiliated Company is the recipient within the meaning of Code section 414(n) or 414(o), but to whom

Code section 414(n)(5) does not apply.

          "Employment Commencement Date" means, for any Employee,

the date on which he is first entitled to be credited with an

"Hour of Service" described in Paragraph (a)(1) of the definition of Hour of Service in this Article.

          "ERISA" means the Employee Retirement Income Security

Act of 1974, as amended.

          "Fixed Income Fund" means a separate fund maintained by

the Trustee prior to March 1, 1990 which provides a fixed rate of income on amounts transferred by Participants pursuant to Section

12.1.

          "Fund" means the fund established for this Plan,

administered under the Trust Agreement, out of which benefits payable under this Plan shall be paid.

          "Highly Compensated Eligible Employee" means an

Eligible Employee who is (or is treated as) a Highly Compensated

Employee.

          "Highly Compensated Employee" means an Employee who

during the current Plan Year or the immediately preceding Plan

Year:

               (a)  was a five-percent owner, as defined in

section 416(i) of the Code;

               (b)  received more than $75,000 (as indexed) in

Compensation from a Participating Company or an Affiliated

Company;

               (c)  received more than $50,000 (as indexed) in

Compensation from a Participating Company or an Affiliated

Company and was among the top 20% of Employees of all

Participating Companies and Affiliated Companies ranked by

Compensation (excluding Employees described in section 414(q)(8)

of the Code to the extent (1) permitted under the Code and

regulations thereunder and (2) elected by the Committee, for purposes of identifying the number of Employees in the top 20%);

or

               (d)  was among the 50 officers of a Participating

Company or an Affiliated Company (or, if lesser, the greater of 3 or 10% of all Employees, excluding Employees described in section

414(q)(8) of the Code, to the extent (1) permitted under the Code and regulations thereunder and (2) elected by the Committee for purposes of identifying the top 20%) and received Compensation of more than $45,000 (as indexed); provided, however, that, if no officer has satisfied the compensation requirement described above during either the current Plan Year or the immediately preceding Plan Year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

Notwithstanding Subsections (b)-(d) of this definition, an

Employee, other than a five-percent owner, who was not a Highly

Compensated Employee in the preceding Plan Year is a Highly

Compensated Employee for the current Plan Year only if he is among the top 100 Employees of all Participating Companies and

Affiliated Companies ranked by Compensation for the current Plan

Year.

          If an Employee is, during the current Plan Year or the

immediately preceding Plan Year, a family member of either a 5 percent owner who is an Employee or a former Employee or a Highly

Compensated Employee who is one of the 10 most highly compensated

Employees ranked by compensation during such year, then the

family member and the 5 percent owner or Highly Compensated

Employee shall be treated as a single Highly Compensated

Employee, and the Compensation and elective deferrals, employee contributions and employer matching contributions of such family member and 5 percent owner or Highly Compensated Employee shall be aggregated in determining the Actual Deferral Percentage and

Contribution Percentage of such "single" Highly Compensated

Employee.  For purposes of this definition, "family member" shall include the spouse, lineal ascendants and descendants of the

Employee or former Employee and the spouse of such lineal

ascendants and descendants.

          "Hour of Service" means, for any Employee, a credit

awarded with respect to:

               (a)  except as provided in (b) or (c),

                    (1)  each hour for which he is directly or

indirectly paid or entitled to payment by a Participating Company or an Affiliated Company for the performance of employment

duties; or

                    (2)  each hour for which he is entitled,

either by award or agreement, to back pay from a Participating

Company or an Affiliated Company, irrespective of mitigation of damages; or

                    (3)  each hour for which he is directly or

indirectly paid or entitled to payment by a Participating Company or an Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness,

incapacity (including disability), jury duty, layoff, leave of absence, or military duty; or

               (b)  For any period that includes any hours for

which an Hour of Service would otherwise be credited to an

Employee under (a), above, the Committee may, in accordance with rules applied in a uniform and non-discriminatory manner, elect instead to credit Hours of Service using one or more of the

following equivalencies:


Basis Upon Which Records           Credit Granted to Individual
     Are Maintained                       For Period

     shift                         actual hours for full shift

     day                            10 Hours of Service

     week                           45 Hours of Service

     semi-monthly period            95 Hours of Service

     month                         190 Hours of Service

               (c)  Anything to the contrary in Subsection (a) or

(b) notwithstanding:

                    (1)  No Hours of Service shall be credited to

an Employee for any period merely because, during such period,

payments are made or due him under a plan maintained solely for the purpose of complying with applicable workers' compensation,

unemployment compensation, or disability insurance laws.

                    (2)  No more than 501 Hours of Service shall

be credited to an Employee under Paragraph (a)(3) of this

definition on account of any single continuous period during which no duties are performed by him, except to the extent

otherwise provided in the Plan.

                    (3)  No Hours of Service shall be credited to

an Employee with respect to payments solely to reimburse for medical or medically related expenses.

                    (4)  No Hours of Service shall be credited

twice.

                    (5)  Hours of Service shall be credited at

least as liberally as required by the rules set forth in U.S.

Department of Labor Reg. Section 2530.200b-2(b) and (c).

                    (6)  In the case of an Employee who is such

solely by reason of service as a leased employee within the

meaning of section 414(n) or 414(o) of the Code, Hours of Service shall be credited as if such Employee were employed and paid with respect to such service (or with respect to any related absences or entitlements) by the Participating Company or Affiliated

Company that is the recipient thereof.

          "Investment Medium" means any fund, contract,

obligation, or other mode of investment selected by the Committee to which a Participant may direct the investment of the assets of his Account.

          "Limitation Year" means the Plan Year or such other

12-consecutive-month period as may be designated by the Company.

          "Matching Contributions" means, for any Participant,

the sum of his Pre-1994 Matching Contributions and Post-1993

Matching Contributions.

          "Normal Retirement Age" means, for any Participant, the

date on which he attains Age 65.

          "Normal Retirement Date" means, for any Participant,

the first day of the month coincident with or next following his attainment of Normal Retirement Age.

          "Participant" means an individual for whom one or more

Accounts are maintained under the Plan.

          "Participating Company" means the Company and each

other organization which is authorized by the Board of Directors to adopt this Plan by action of its board of directors or other governing body.

          "Payroll Period" means a weekly, bi-weekly,

semi-monthly, or monthly pay period or such other standard pay period of the Participating Company applicable to the class of

Employees of which the Eligible Employee is a part.

          "Plan" means the Westmoreland Coal Company and

Affiliated Companies Employees' Savings/Retirement Plan, as

renamed effective March 1, 1990 and as formerly known as the

Westmoreland Coal Company and Affiliated Companies Employees'

Stock Purchase Plan, a profit sharing plan, as set forth herein.

          "Plan Year" means each 12-consecutive month period that

begins on September 1 and ends on the next following August 31.

          "Post-1989 Rollover Contributions" means, for any

Participant, his rollover contributions made after

February 28, 1990 as provided in Section 15.1.

          "Post-1993 Matching Contributions" means, for any

Participant, the contributions made by the Company after

November 30, 1993 pursuant to Section 3.4.

          "Post-1989 Salary Reduction Contributions" means, for

any Participant, contributions made on his behalf after

February 28, 1990 as provided in Section 3.1(a).

          "Pre-1994 Matching Contributions" means, for any

Participant, the Company Stock contributed by the Company prior to December 1, 1993 pursuant to Section 3.4.

          "Pre-1990 Rollover Contributions" means, for any

Participant, his rollover contributions made prior to

March 1, 1990 as provided in Section 15.1.

          "Pre-1990 Salary Reduction Contributions" means, for

any Participant, contributions made on his behalf prior to

March 1, 1990 as provided in Section 3.1(a).

          "Qualified Domestic Relations Order" means a domestic

relations order (within the meaning of section 414(p)(1)(B) of the Code) which creates or recognizes the existence of an

Alternate Payee's rights to, or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable with respect to a Participant under the Plan, and is determined by the

Committee to satisfy the requirements of section 414(p) of the

Code.

          "Quarterly Status Date" means each November 30, last

day of February, May 31, August 31 of any year.

          "Required Beginning Date" means, for any Participant,

               (a)  if he attained Age 70-1/2 before

January 1, 1988, and is not a 5-percent owner (within the meaning of section 416 of the Code) of a Participating Company at any time during the five-Plan-Year period ending in the calendar year in which he attained Age 70-1/2, or thereafter, April 1 of the calendar year following the later of the calendar year in which he has a Separation from Service or the calendar year in which he attained Age 70-1/2;

               (b)  if he attained Age 70-1/2 before

January 1, 1988, and is a 5-percent owner (within the meaning of section 416 of the Code) of a Participating Company at any time during the five-Plan-Year period ending in the calendar year in which he attained Age 70-1/2, or thereafter, the later of (1)

December 31, 1987 (2) April 1 of the calendar year following the calendar year in which he attained Age 70-1/2 or (3) April 1 of the calendar year in which he becomes a 5-percent owner.

               (c)  if he attained Age 70-1/2 before

January 1, 1989 and after December 31, 1987, is not a 5-percent owner (within the meaning of section 416 of the Code) of a

Participating Company and has not had a Separation from Service before January 1, 1989, April 1, 1990;

               (d)  except as otherwise provided in Subsection

(c), if he attains Age 70-1/2 on or after January 1, 1988,

April 1 of the calendar year next following the calendar year in which he attains Age 70-1/2.

          "Rollover Contributions" means, for any Participant,

the sum of his Pre-1990 Rollover Contributions and his Post-1989

Rollover Contributions.

          "Salary Reduction Contributions" means, for any

Participant, the sum of his Pre-1990 Salary Reduction

Contributions and his Post-1989 Salary Reduction Contributions.

          "Separation from Service" means, for any Employee, his

death, retirement, resignation, discharge or any absence that causes him to cease to be an Employee.

          "Spouse" means the person to whom a Participant is

married on any date of reference.

          "Total Disability" means, with respect to any

Participant:

               (a)  effective prior to September 1, 1995, a

disability with respect to which he is eligible for and receiving disability benefits under the Federal Social Security Act and which:  (1) prevents the Participant from engaging in any

substantial gainful activity, (2) can be expected to result in death or to be of long-continued and indefinite duration, and (3)

is not self-inflicted, including a physical or mental impairment from the voluntary use of alcohol or narcotics, or the result of the commission of a crime by the Participant; and

               (b)  effective after August 31, 1995, a disability

with respect to which he is eligible for and receiving benefits under a long-term disability program sponsored by a Participating

Company or an Affiliated Company and which can reasonably be expected to be of long-continued and indefinite duration

rendering him unable to return to work.

          "Trust Agreement" means any agreement and declaration

of trust executed under this Plan.

          "Trustee" means the corporate trustee or one or more

individuals collectively appointed and acting under the Trust

Agreement.

          "Valuation Date" means, prior to March 1, 1995, each

Quarterly Status Date and each interim date on which the

Committee determines that a valuation of the Fund shall be made.

Effective after February 28, 1995, "Valuation Date" means, for any Investment Medium, each business day, except for such

business days on which Dreyfus Retirement Services, or its

successor, determines that a valuation of such Investment Medium shall not be made.

          "Voluntary Contributions" means a Participant's

voluntary contributions made prior to June 1, 1984 pursuant to the Plan as in effect at such time.

                           ARTICLE II

           TRANSITION AND ELIGIBILITY TO PARTICIPATE


       .1   Rights Affected and Preservation of Accrued Benefit.  Except

as provided to the contrary herein, the provisions of this

amended and restated Plan shall apply only to Employees who

complete an Hour of Service on or after the Effective Date.  The rights of any other individual shall be governed by the Plan as in effect upon his Separation from Service, except to the extent expressly provided in any amendment adopted subsequently thereto.

       .2        Eligibility to Participate - Salary Reduction

Contributions.

               (a)  Each Covered Employee as of the Effective

Date who was eligible to participate in the Plan immediately prior to the Effective Date shall continue to be an Eligible

Employee as of the Effective Date.

               (b)  Each Covered Employee who was not eligible to

participate immediately prior to the Effective Date shall become an Eligible Employee upon the first day of the month following the date he is credited with 1,000 or more Hours of Service if he is then a Covered Employee.

               (c)  If an individual is not a Covered Employee on

the date he would otherwise become an Eligible Employee pursuant to Subsection (b) of this Section, he shall become an Eligible

Employee as of the first date thereafter on which he is a Covered

Employee.

               (d)  An Eligible Employee who ceases to be a

Covered Employee, by Separation from Service or otherwise, and who later becomes a Covered Employee, shall become an Eligible

Employee as of the date on which he first again completes an Hour of Service as a Covered Employee.

       .1   Election to Make Salary Reduction Contributions.  Each

Eligible Employee may elect to make Salary Reduction

Contributions and become an Active Participant by filing a

written notice of such election with the Committee on such form provided for that purpose.  Such notice shall authorize the

Participating Company to reduce such Eligible Employee's

Compensation by an amount determined in accordance with Section

3.1 and to make Salary Reduction Contributions on such Eligible

Employee's behalf in the amount of such reduction.  Such election shall become effective as soon as administratively possible, but no sooner than the first day of the Payroll Period next following receipt of the election by the Committee.

       .2        Participation in Matching Contributions.  An Eligible

Employee shall share in Matching Contributions under Section 3.4 for any Plan Year if Salary Reduction Contributions are made on his behalf in such Plan Year.

       .3        Data.  Each Employee shall furnish to the Committee

such data as the Committee may consider necessary for the

determination of the Employee's rights and benefits under the

Plan and shall otherwise cooperate fully with the Committee in the administration of the Plan.

                          ARTICLE III

                   CONTRIBUTIONS TO THE PLAN


       .3   Salary Reduction Contributions.

               (a)  When an Eligible Employee files an election

under Section 2.3 to have Salary Reduction Contributions made on his behalf, he shall elect the percentage by which his

Compensation shall be reduced on account of such Salary Reduction

Contributions.  Effective prior to March 1, 1995, subject to

Section 3.9, this percentage may be between one percent (1%) and ten percent (10%) of such Compensation, rounded to the nearer whole percent.  Effective after February 28, 1995, subject to

Section 3.9, this percentage may be between one percent (1%) and fifteen percent (15%) of such Compensation, rounded to the nearer whole percent.  The Participating Company shall contribute an amount equal to such percentage of the Eligible Employee's

Compensation to the Fund for credit to the Eligible Employee's

Salary Reduction Account provided that such contributions may be prospectively limited as provided in Section 3.8.

               (b)  Salary Reduction Contributions made on behalf

of an Eligible Employee under this Plan together with elective deferrals under any other plan or arrangement maintained by any

Participating Company or Affiliated Company shall not exceed

$7,000 (as indexed) (as adjusted in accordance with section

402(g) of the Code and regulations thereunder) for any calendar year.  To the extent necessary to satisfy this limitation for any year:

                    (1)  elections under Subsection (a) of this

Section shall be prospectively restricted; and,

                    (2)  after application of Subparagraph (1),

the excess Salary Reduction Contributions and excess elective deferrals under any other plan or arrangement maintained by any

Participating Company or Affiliated Company (with earnings

thereon, but reduced by any amounts previously distributed under

Subsection (a) of Section 3.8 for the year) shall be paid to the

Participant on or before the April 15 first following the

calendar year in which such contributions were made.

If the Salary Reduction Contributions plus elective deferrals described above do not exceed such limitation, but Salary

Reduction Contributions, plus the elective deferrals, as defined in section 402(g)(3) of the Code, under any other plan for any

Participant exceed such limitation for any calendar year, upon the written request of the Participant made on or before the

March 1 first following such calendar year, the excess, including any earnings attributable thereto, designated by the Participant to be distributed from the Plan shall be paid to the Participant on or before the April 15 first following such calendar year.

       .4   Change of Percentage Rate.  A Participant may without

penalty change the percentage of Compensation designated by him as his contribution rate under Subsection (a) of Section 3.1, to any percentage permitted by such Subsection, and such percentage shall remain in effect until so changed.  Effective prior to

March 1, 1995, any such change shall become effective as of the

September 1, December 1, March 1 or June 1 next following receipt of the change by the Committee, provided that the Committee

receives written notice of such change by the fifteenth day of the month prior to the effective date of the change.  Effective after February 28, 1995, a Participant may change the percentage of Compensation designated by him as his contribution rate under

Subsection (a) of Section 3.1 on any day of a calendar month,

provided that only one change may be made in any calendar month.

Such change shall become effective as soon as administratively possible, but no sooner than the first day of the Payroll Period next following receipt of notice of the change by the Committee.

       .5        Discontinuance of Salary Reduction Contributions.  A

Participant may discontinue his Salary Reduction Contributions at any time.

                  (a)  Effective prior to March 1, 1995,

such discontinuance shall become effective as of the first day of the Payroll Period next following receipt of the discontinuance by the Committee, provided that the Committee receives written notice of the discontinuance at least 15 days prior to the first day of such Payroll Period.  A Participant who discontinues his

Salary Reduction Contributions prior to March 1, 1995 may not resume his Salary Reduction Contributions until the first day of the Payroll Period after any Quarterly Status Date that follows a

3-month period of suspension of Salary Reduction Contributions.

                    (b)  Effective after February 28, 1995, a

discontinuance of Salary Reduction Contributions shall become effective as soon as administratively feasible but no sooner than the first day of the Payroll Period next following receipt of notice of the change by the Committee.  A Participant who

discontinues his Salary Reduction Contributions after

February 28, 1995 may not resume his Salary Reduction

Contributions until the first day of the Payroll Period following the first day of any calendar month.

       .6   Matching Contribution.

               (a)  Subject to Sections 3.7 and 3.9, the

Participating Company shall contribute the following amounts to the Fund which shall be invested as provided in Subsections (b)

and (c) of this Section:

                    (1)  for any Payroll Period beginning before

September 1, 1988, an amount equal to one hundred percent (100%)

of all Participants' Salary Reduction Contributions for such Plan

Year, offset by the amount, if any, of Matching Contributions forfeited during such Plan Year, provided that such contributions may be prospectively limited as provided in Section 3.8 and

provided further that the contribution under this Section for any

Plan Year shall not cause the total contributions by the

Participating Company to exceed the maximum allowable current deduction under the applicable provisions of the Code.  Matching

Contributions shall be credited to the Matching Contribution

Accounts of Participants in proportion to their Salary Reduction

Contributions for the Plan Year; and

                    (2)  for any Payroll Period beginning on or

after September 1, 1988, an amount equal to fifty percent (50%)

of all Participants' Salary Reduction Contributions for such Plan

Year not in excess of five percent (5%) of each Eligible

Employee's Compensation, offset by the amount, if any, of

Matching Contributions forfeited during such Plan Year, provided that such contributions may be prospectively limited as provided in Section 3.8 and provided further that the contribution under this Section for any Plan Year shall not cause the total

contributions by the Participating Company to exceed the maximum allowable current deduction under the applicable provisions of the Code.  Matching Contributions shall be credited to the

Matching Contribution Accounts of Participants in proportion to their Salary Reduction Contributions for the Plan Year not in

excess of five percent (5%) of each Eligible Employee's

Compensation.

               (b)  Pre-1994 Matching Contributions shall be

invested in common stock of the Company; except that, effective with respect to Pre-1994 Matching Contributions allocated to a

Participant's Account after February 28, 1993, a Participant may elect, effective as of any March 1, June 1, September 1 or

December 1, in such manner as the Committee may prescribe for this purpose, to have Pre-1994 Matching Contributions allocated to his Account in any Plan Year quarter invested in either common or preferred stock of the Company; provided, that, (1) the

Participant elects to have the entire amount of Pre-1994 Matching

Contributions allocated to his Account in any Plan Year quarter invested in either common or preferred stock of the Company, and

(2) such election may not be subsequently modified or revoked by the Participant until the Participant attains Age 55 and directs the investment of Company Stock in accordance with Section 12.1 and (3) the Committee receives such election on or before the fifteenth day of the month preceding such March 1, June 1,

September 1 or December 1.

               (c)  Post-1993 Matching Contributions allocated to

a Participant's Account shall be invested in any Investment

Medium selected by the Participant in accordance with Section

12.2.

       .1   Timing and Deductibility of Contributions.  Matching

Contributions for any Plan Year under this Article shall be made no later than the last date on which amounts so paid may be

deducted for Federal income tax purposes for the taxable year of the employer in which the Plan Year ends.  All Participating

Company contributions are expressly conditioned upon their

deductibility for Federal income tax purposes.  Amounts

contributed as Salary Reduction Contributions or Rollover

Contributions will be remitted to the Trustee as soon as

practicable, but no later than 90 days after the date on which such contributions were received or withheld from the

Participant's Compensation.

       .2        Fund.  The contributions deposited by the Participating

Company in the Fund in accordance with this Article shall

constitute a fund held for the benefit of Participants and their eligible beneficiaries under and in accordance with this Plan.

No part of the principal or income of the Fund shall be used for,

or diverted to, purposes other than for the exclusive benefit of such Participants and their eligible beneficiaries (including necessary administrative costs); provided, that in the case of a contribution made by the Participating Company as a mistake of fact, or for which a tax deduction is disallowed, in whole or in part, by the Internal Revenue Service, the Participating Company

shall be entitled to a refund of said contributions, which must be made within one year after payment of a contribution made as a mistake of fact, or within one year after disallowance.

       .3        Limitation on Salary Reduction Contributions and

Matching Contributions.

               (a)  For any Plan Year, the Average Actual

Deferral Percentage for the Highly Compensated Eligible Employees

shall not exceed the greater of:

                    (1)  one hundred twenty-five percent (125%)

of the Average Actual Deferral Percentage for all other Eligible

Employees; or

                    (2)  the lesser of:

                         (A)  two hundred percent (200%) of the

Average Actual Deferral Percentage for all other Eligible

Employees; or

                         (B)  two percent (2%) plus the Average

Actual Deferral Percentage for all other Eligible Employees.

                   (b) For any Plan Year, the Average Contribution

Percentage for the Highly Compensated Eligible Employees shall not exceed the greater of:

                    (1)  one hundred twenty-five (125%) of the

Average Contribution Percentage for all other Eligible Employees;

or

                    (2)  the lesser of:

                         (A)  two hundred percent (200%) of the

Average Contribution Percentage for all other Eligible Employees;

or

                         (B)  two percent (2%) plus the Average

Contribution Percentage for all other Eligible Employees.

               (c)  For any Plan Year beginning after

December 31, 1988, the sum of the Average Actual Deferral

Percentage and the Average Contribution Percentage for the Highly

Compensated Eligible Employees shall not exceed the greater of:

                    (1)  the sum of:

                         (A)  one hundred twenty-five percent

(125%) of the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible

Employees; plus

                         (B)  the lesser of:

                              (i)  two hundred percent (200%) of

the lesser of the Average Actual Deferral Percentage or the

Average Contribution Percentage for all other Eligible Employees;

or

                             (ii)  two percent (2%) plus the

lesser of the Average Actual Deferral Percentage or the Average

Contribution Percentage for all other Eligible Employees; or

                    (2)  the sum of:

                         (A)  one hundred twenty-five percent

(125%) of the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible

Employees; plus

                         (B)  the lesser of:

                              (i)  two hundred percent (200%) of

the greater of the Average Actual Deferral Percentage or the

Average Contribution Percentage for all other Eligible Employees;

or

                             (ii)  two percent (2%) plus the

greater of the Average Actual Deferral Percentage or the Average

Contribution Percentage for all other Eligible Employees.

               (d)  For purposes of this Section, the Salary

Reduction Contributions and Matching Contributions, respectively,

of any 5% owner or other Highly Compensated Employee who is one of the top 10 Employees ranked by pay (without regard to this sentence) for the Plan Year or the preceding Plan Year shall be increased by the amount of the Salary Reduction Contributions and

Matching Contributions, respectively of any Employee who is a spouse or lineal ascendant or descendant (or a spouse thereof)

("family member") of such Highly Compensated Employee, and the

Compensation of the former shall be increased by the Compensation of the latter, and such family member and such Highly Compensated

Employee shall be treated as a single Highly Compensated Eligible

Employee and such family member shall not be treated as a

separate Eligible Employee for purposes of applying this Section.

The application of this Subsection (d) and the determination of the Actual Deferral Percentage and Contribution Percentage of

such single Highly Compensated Eligible Employee shall be made in accordance with sections 414(q), 401(k) and 401(m) of the Code and regulations thereunder.

               (e)  If the Plan and any other plan(s) maintained

by a Participating Company or an Affiliated Company are treated as a single plan for purposes of section 401(a)(4) or section

410(b) of the Code, the limitations in Subsections (a) through

(d) of this Section shall be applied by treating the Plan and such other plan(s) as a single plan.

               (f)  The application of this Section shall satisfy

sections 401(k) and 401(m) of the Code and regulations thereunder and such other requirements as may be prescribed by the Secretary of the Treasury.

       .7   Prevention of Violation of Limitation on Salary Reduction

Contributions and Matching Contributions.  The Committee shall monitor the level of Participants' Salary Reduction Contributions and Matching Contributions and elective deferrals, employee

contributions, and employer matching contributions under any other qualified retirement plan maintained by a Participating

Company or any Affiliated Company to insure against exceeding the limits of Section 3.7.  To the extent practicable, the Plan

Administrator may prospectively limit (i) some or all of the

Highly Compensated Eligible Employees' Salary Reduction

Contributions to reduce the Average Actual Deferral Percentage of the Highly Compensated Eligible Employees to the extent necessary to satisfy subsection (a) of Section 3.7 and/or (ii) some or all of the Highly Compensated Eligible Employees' Matching

Contributions to reduce the Average Contribution Percentage of the Highly Compensated Eligible Employees to the extent necessary to satisfy subsection (b) of Section 3.7 and/or (iii) some or all of the Highly Compensated Eligible Employees' Salary Reduction

Contributions, and Matching Contributions to the extent necessary to satisfy subsection (c) of Section 3.7.  If the Committee

determines after the end of the Plan Year that the limits of

Section 3.7 may be or have been exceeded, it shall take the

appropriate following action for such Plan Year:

               (a)  (1)  The Average Actual Deferral Percentage

for the Highly Compensated Eligible Employees shall be reduced to the extent necessary to satisfy Subsection (a) of Section 3.7.

                 (2) The reduction shall be accomplished by reducing

the maximum Actual Deferral Percentage for any Highly Compensated

Eligible Employee to an adjusted maximum Actual Deferral Percentage,

which shall be the highest Actual Deferral Percentage that would cause one of the tests in Subsection 3.7(a) to be satisfied, if each Highly

Compensated Eligible Employee with a higher Actual Deferral Percentage had instead the adjusted maximum Actual Deferral Percentage, reducing the Highly Compensated Eligible Employee's Salary Reduction Contributions

and elective deferrals under any other qualified retirement plan maintained by the Participating Company or any Affiliated Company

(less any amounts previously distributed under Section 3.1 for the year) in order, beginning with the Highly Compensated Eligible Employee(s)

with the highest Actual Deferral Percentage; provided, however,

that excess contributions shall be allocated to Eligible Employees who are subject to the family member aggregation rules of section

414(q)(6) of the Code in the manner prescribed by regulations.

                    (3)  Not later than the end of the Plan Year

following the close of the Plan Year for which the Salary

Reduction Contributions were made, the difference between a

Highly Compensated Eligible Employee's Actual Deferral Percentage

and the Highly Compensated Eligible Employee's adjusted maximum

Actual Deferral Percentage, at the Committee's direction, shall be paid to the Highly Compensated Eligible Employee, with

earnings attributable thereto (as determined in accordance with applicable Treasury Regulations); provided, however, that for any

Participant who is also a participant in any other qualified retirement plan maintained by the Participating Company or any

Affiliated Company under which the Participant makes elective deferrals for such year, the Committee shall coordinate

corrective actions under this Plan and such other plan for the year.

               (b)  (1)  The Average Contribution Percentage for

the Highly Compensated Eligible Employees shall be reduced to the extent necessary to satisfy at least one of the tests in

Subsection (b) of Section 3.7.

                    (2)  The reduction shall be accomplished by

reducing the maximum Contribution Percentage for any Highly

Compensated Eligible Employee to an adjusted maximum Contribution

Percentage, which shall be the highest Contribution Percentage that would cause one of the tests in Section 3.7(b) to be

satisfied, if each Highly Compensated Eligible Employee with a higher Contribution Percentage had instead the adjusted maximum

Contribution Percentage, reducing, in the following order of priority, the Highly Compensated Eligible Employees' Matching

Contributions and employee contributions and employer matching contributions under any other qualified retirement plan

maintained by the Participating Company or an Affiliated Company,

in order beginning with the Highly Compensated Eligible

Employee(s) with the highest Contribution Percentage; provided,

however, that excess contributions shall be allocated to Eligible

Employees who are subject to the family member aggregation rules of section 414(q)(6) of the Code in the manner prescribed in regulations.

                    (3)  Not later than the end of the Plan Year

following the close of the Plan Year for which such contributions were made, the difference between a Highly Compensated Eligible

Employee's Contribution Percentage and the Highly Compensated

Eligible Employee's adjusted maximum Contribution Percentage,

with earnings attributable thereto (as determined in accordance with applicable Treasury Regulations), at the Committee's

direction, shall be paid to the Highly Compensated Eligible

Employee;

provided, however, that, for any Participant who is also a

participant in any other qualified retirement plan maintained by the Participating Company or any Affiliated Company under which the Participant makes employee contributions or is credited with employer matching contributions for the year, the Committee shall coordinate corrective actions under this Plan and such other plan for the year.

               (c)  (1)  The Average Contribution Percentage

and/or the Average Actual Deferral Percentage (as determined under Subparagraph (2) below) for the Highly Compensated Eligible

Employees shall be reduced to satisfy the test in Subsection (c)

of Section 3.7 in a manner and to the extent determined by the

Committee.

                    (2)  The reductions shall be accomplished in

the same manner as is set forth in Subsections (a) and (b) of

Section 3.8, whichever is appropriate.  A reduction to the

Average Actual Deferral Percentage shall be charged against the appropriate Highly Compensated Eligible Employees' Salary

Reduction Accounts.  A reduction to the Average Contribution

Percentage shall be charged against the appropriate Highly

Compensated Eligible Employees' Matching Contribution Accounts.

Notwithstanding the foregoing, for any Participant who is also a participant in any other qualified retirement plan maintained by a Participating Company or any Affiliated Company under which the

Participant makes employee contributions or elective deferrals or is credited with employer matching contributions for such year,

the Committee shall coordinate corrective actions under this Plan and such other plan for the year.

               (d)  Effective September 1, 1988, if the

corrective payment to a Highly Compensated Eligible Employee of his Salary Reduction Contributions pursuant to Paragraph (a)(3)

causes Matching Contributions made on his behalf for the Plan

Year (excluding such Matching Contributions that were paid to the

Participant pursuant to Subsection (b)(2) or Subsection (c) of this Section) to exceed five percent (5%) of his remaining Salary

Reduction Contributions for the Plan Year, the Matching

Contributions in excess of five percent (5%) of his Salary

Reduction Contributions for the Plan Year that were not

distributed to him shall be forfeited, and used to offset future

Matching Contributions.

               (e)  If the Plan and any other plan maintained by

a Participating Company or an Affiliated Company are treated as a single plan pursuant to Subsection (e) of Section 3.7, the

Committee shall coordinate corrective actions under the Plan and such other plan for the year.

       .8   Maximum Allocation.  The provisions of this Section shall be construed to comply with section 415 of the Code.

               (a)  Notwithstanding anything in this Plan to the

contrary, in no event shall the sum of:

                    (1)  any Matching Contributions, Salary

Reduction Contributions and other employer contributions; any forfeitures, and any employee contributions allocated for any

Limitation Year to any Participant (including any such amounts distributed pursuant to Section 3.8 but not amounts distributed pursuant to Subsection (b) (c) of Section 3.1) under this and any other defined contribution plan maintained by the Participating

Company or any 50% Affiliated Company; and

                    (2)  all amounts allocated to any Participant

after March 31, 1984 to an individual medical account (within the meaning of Code section 415(l)(2)) which is part of a pension or annuity plan maintained by a Participating Company or any 50%

Affiliated Company; and

                    (3)  all amounts derived from contributions

paid or accrued after December 31, 1985, in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to a separate account of a Participant who is a key employee, as defined in section 419A(d)(3) of the Code,

under a welfare benefit fund maintained by a Participating

Company or any 50% Affiliated Company;

exceed the lesser of $30,000, (or such other dollar limitation in effect for the Limitation Year under section 415(c)(1)(A) of the

Code) or twenty-five percent (25%) of such Participant's

Compensation for the Limitation Year.  The 25% Compensation

limitation shall not apply to any contribution for medical

benefits (within the meaning of section 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an annual addition under section 415(l)(1) or 419A(d)(2) of the Code.

               (b)  If the amount otherwise allocable to the

Account of a Participant would exceed the amount described in

Subsection (a) of this Section as a result of the reallocation of forfeitures, a reasonable error in estimating the Participant's

Compensation, a reasonable error in determining the amount of

Salary Reduction Contributions that may be made with respect to a

Participant under the limits of this Section or such other

circumstances as permitted by law, the Committee shall determine which portion, if any, of such excess amount is attributable to the Participant's Salary Reduction Contributions, and/or Matching

Contributions until such amount has been exhausted, and shall take the following appropriate steps to correct such violation:

                    (1)  Excess Salary Reduction Contributions

and earnings thereon shall be paid to the Participant as soon as is administratively feasible.

                    (2)  (A)  While the Participant remains a

Covered Employee, his excess Matching Contributions shall be held in a suspense account (which shall share in investment gains and losses of the Fund) by the Trustee until the following Plan Year

(or any succeeding Plan Years), at which time such amounts shall be allocated to the Participant's Account before any Matching

Contributions are made on his behalf for such Plan Year; and

                         (B)  When the Participant ceases to be a

Covered Employee, his excess Matching Contributions, along with earnings thereon, held in the suspense account shall be allocated in the following Plan Year (or any succeeding Plan Years) to the

Accounts of other Participants in the Plan.

               (c)  If, in any Limitation Year, a Participant in

this Plan is also a participant in one or more defined benefit plans maintained by the Participating Company or any 50%

Affiliated Company, the projected annual benefit referred to in

Paragraph (c)(1) shall be reduced, if necessary, so that the sum of the fractions described in (1) and (2) does not exceed 1.0 for such Limitation Year.

                    (1)  Defined Benefit Fraction - a fraction,

the numerator of which is the Participant's projected annual benefit under all such defined benefit pension plans determined as of the close of the limitation years of such plans, and the denominator of which is the lesser of:

                         (A)  1.25 x $90,000 (or such other

dollar limitation determined for the Limitation Year under

section 415(b)(1)(A) of the Code); or

                         (B)  one hundred forty percent (140%) of

the Participant's highest average Compensation over any three consecutive calendar years;

provided, however, that the denominator of the defined benefit fraction shall be determined after taking into account any

adjustments to the dollar limit described in Subparagraph (A) or to the compensation limit described in Subparagraph (B)

prescribed by sections 415(b) or 415(d) of the Code, as

appropriate.  For the purpose of this Paragraph (1), "projected annual benefit" means the annual benefit to which a Participant would be entitled under the terms of a defined benefit plan if he had continued employment until his normal retirement date under such plan and if his compensation counted for the purpose of such plan had continued at the same rate.

                    (2)  Defined Contribution Fraction - a

fraction, the numerator of which is the sum of the annual

additions to the Participant's accounts under all defined

contribution plans sponsored by the Participating Company or any

50% Affiliated Company for all limitation years, and the

denominator of which is the sum of the lesser of the following amounts, determined for each of such limitation years and for each prior limitation year of service with the Participating

Company or 50% Affiliated Company:

                         (A)  1.25 x $30,000 (or such other

dollar limitation in effect for the Limitation Year under section

415(c)(1)(A) of the Code); or

                         (B)  thirty-five percent (35%) of the

Participant's Compensation for such limitation year.

               (d)  If the Plan and the defined benefit plan

referred to in Paragraph (c)(1) satisfied section 415 of the Code for the Plan Year ending December 31, 1986, an amount shall be subtracted from the numerator of the fraction described in

Paragraph (c)(2) (not exceeding such numerator).  The amount to be subtracted shall be the product of:

                    (1)  the sum of the defined contribution

fraction under Paragraph (c)(2) plus the defined benefit fraction under Paragraph (c)(1) as of December 31, 1986 minus one,

multiplied by

                    (2)  the denominator of the defined

contribution fraction under Paragraph (c)(2) as of

December 31, 1986.

               (e)  To the extent that any qualified defined

contribution plan was in existence on July 1, 1982, the Committee may elect to apply Paragraph (c)(2) of this Section with respect to any Limitation Year ending after December 31, 1982 by

calculating the denominator under Paragraph (c)(2) using an

alternate amount for all Limitation Years ending before

January 1, 1983.  The alternate amount shall be equal to the amount determined for the denominator under Paragraph (c)(2) as in effect for the Limitation Year ending in 1982 multiplied by a fraction, the numerator of which is the lesser of $51,875 or thirty-five percent (35%) of the Participant's Compensation for the Limitation Year ending in 1981, and the denominator of which is the lesser of $41,500 or twenty-five percent (25%) of the

Participant's Compensation for the Plan Year ending in 1981.

                           ARTICLE IV

                     PARTICIPANTS' ACCOUNTS


       .1   Accounts.  All contributions and earnings thereon may be

invested in one commingled Fund for the benefit of all

Participants.  However, in order that the interest of each

Participant may be accurately determined and computed, separate

Accounts shall be maintained for each Participant and each

Participant's Accounts shall be made up of subaccounts reflecting his investment elections pursuant to Article XII.  These Accounts shall represent the Participant's individual interest in the

Fund.  All contributions shall be credited to Participants'

Accounts as set forth in Article III.

       .2        Valuation.  The value of each Investment Medium in the

Fund shall be computed by the Trustee as of the close of business on each Valuation Date on the basis of the fair market value of the assets of the Fund.

       .3        Apportionment of Gain or Loss.  The value of the Fund

each Investment Medium in the Fund, as computed pursuant to

Section 4.2, shall be compared with the value of such Investment

Medium in the Fund as of the preceding Valuation Date.  Any

difference in the value, not including contributions or

distributions made since the preceding Valuation Date, shall be the net increase or decrease of such Investment Medium in the

Fund, and such amount shall be ratably apportioned by the Trustee on its books, among the Participants' Accounts which are invested in such Investment Medium at the current Valuation Date.

       .4        Accounting for Allocations.  The Committee shall

establish or provide for the establishment of accounting

procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in this

Article.  From time to time such procedures may be modified for the purpose of achieving equitable and non-discriminatory

allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this

Article.

         4.5   Statement of Account.  As soon as reasonably

practicable following each Quarterly Status Date, the Trustee shall provide each Participant with a statement of his Account for the preceding Plan Year quarter.

                           ARTICLE V

                          DISTRIBUTION


       .1   General.  The interest of each Participant in the Fund shall be distributed in the manner, in the amount, and at the time provided in this Article, except as provided in Article VIII and except in the event of the termination of the Plan.  The

provisions of this Article shall be construed in accordance with section 401(a)(9) of the Code and regulations thereunder,

including, effective for distributions that commence on or after

January 1, 1989, the incidental death benefit requirements of section 401(a)(9)(G) of the Code.

       .2        Separation from Service.  A Participant who has a

Separation from Service for reasons other than death or Total

Disability shall have his interest in his Account paid to him or applied for his benefit in accordance with the provisions of this

Article.

       .3   Death.  If a Participant dies before his entire interest in his Account has been paid to him, his remaining interest shall be paid to, or applied for the benefit of, his beneficiary in

accordance with the provisions of this Article.

       .4        Total Disability.

               (a)  Effective prior to September 1, 1995, if a

Participant who is an Employee suffers a Total Disability, has a

Separation from Service due to his Total Disability, and remains

Totally Disabled for a period of 6 consecutive months, his

Account shall be paid to him or applied for his benefit in

accordance with the provisions of this Article following the determination of his Total Disability and his Separation from

Service.

               (b)  Effective after August 31, 1995, if a

Participant who is an Employee suffers a Total Disability, his

Account shall be paid to him or applied for his benefit in

accordance with the provisions of this Article following the determination of his Total Disability.

               (c)  Total Disability shall be determined by the

Committee, which may consult with a medical examiner selected by

it.  The medical examiner shall have the right to make such

physical examinations and other investigations as may be

reasonably required to determine Total Disability.

       .1   Valuation for Distribution.  For the purposes of paying the amounts to be distributed to a Participant or his beneficiaries under the provisions of this Article, the value of the Fund and the amount of the Participant's interest shall be determined in accordance with the provisions of Article IV as of the Valuation

Date coincident with or immediately preceding the date of any payment under this Article.  Such amount shall be adjusted to take into account any additional contributions and forfeitures,

if any, which have been or are to be allocated to the

Participant's Account since that Valuation Date, and any

distributions or withdrawals made since that date.

Notwithstanding the above, the Participants' Account shall

be reduced by the amount necessary to repay any outstanding loan from the Plan and interest thereon to the date the Committee declares such loan satisfied, unless such loan is repaid as

provided in Section 9.4(e).

       .2   Timing of Distribution.

               (a)  Any Participant who has a Separation from

Service for any reason other than death shall be entitled to receive his interest in his Account, pursuant to the following rules:

                    (1)  Except as provided in Paragraph (a)(2),

if the Participant's interest in his Account is $3,500 or less,

or the Participant has attained Normal Retirement Age, the

Participant's Benefit Commencement Date shall be the earliest practicable date following the Valuation Date coincident with or next following his Separation from Service.

                    (2)  If the Participant has not attained

Normal Retirement Age and his interest exceeds, or has ever

exceeded at the time of any prior distribution, $3,500, his

Benefit Commencement Date shall be the earliest practicable date following the Valuation Date coincident with or next following his Separation from Service, except that, if the Participant does not consent to such distribution, distribution of his benefits shall commence on any later date elected by the Participant, that is not later than his Normal Retirement Date, at which time his interest shall be automatically paid to him, unless the

Participant elects to defer payment to a date not later than his

Required Beginning Date in accordance with Paragraph (a)(4).  A

Participant's election to receive payment prior to his Normal

Retirement Date may be made no earlier than 90 days prior to the

Benefit Commencement Date elected by the Participant.

                    (3)  The Committee shall inform each

Participant who is subject to this Paragraph (a)(2) of his right to defer distribution.  Such notice shall be furnished not less than 30 days nor more than 90 days prior to the date of any

distribution that occurs prior his Normal Retirement Date, except that such notice may be furnished less than 30 days prior to the date of distribution if (A) the Committee informs the Participant that the Participant has the right to a period of at least 30 days after receiving such notice to consider the decision whether to elect a distribution and the mode in which he desires such distribution to be made, and (B) the Participant, after receiving such notice, affirmatively elects a distribution.

                    (4)  Notwithstanding the foregoing, the

Participant's Benefit Commencement Date shall be no later than the 60th day following the close of the Plan Year in which the

Participant attains his Normal Retirement Age or has a Separation from Service, whichever occurs last, unless the Participant

elects in writing on a form supplied by the Committee to defer his Benefit Commencement Date to a later date.  In no event,

however, shall a Participant's Benefit Commencement Date be later than his Required Beginning Date, except pursuant to a valid deferral election filed by the Participant with the Committee before January 1, 1984.  In the event the Participant defaults on an outstanding loan such that the unpaid balance becomes due and payable pursuant to Article IX and the Participant fails to repay the loan in accordance with Section 9.4(e), that portion of the

Participant's Account pledged as security for the loan shall be applied to repay the loan and shall be deemed distributed to the

Participant within 60 days of the default; in which case, the

Participant may defer commencement of the balance of his Account as described above.

               (b)  If a Participant dies before his entire

interest in his Account has been paid to him, his remaining

interest shall be distributed to his beneficiary commencing as soon as practicable following the Participant's death.

               (c)  This Section shall apply to all Participants,

including Participants who had a Separation from Service or

ceased to be Covered Employees prior to January 1, 1989.

       .1   Mode of Distribution.

               (a)  If a Participant's interest under the Plan as

of his Separation from Service or death, whichever applies, does not exceed $3,500, his interest shall be paid to him, or benefits payable under Section 5.3 upon the death of a Participant shall be distributed to his beneficiary, in a single sum.

               (b)  Except as provided to the contrary in

Subsection (a), a Participant or a beneficiary entitled to

benefits under Section 5.3 upon the death of a Participant may elect in writing to have the Participant's interest paid in

accordance with either of the following modes of payment;

                    (1)  a single sum payment; or

                    (2)  an annuity contract meeting the

requirements of section 401(g) of the Code, purchased by the

Trustee at the direction of the Committee from an insurance

company licensed to do business in the state in which the

principal place of business of the Company is located, providing payments for a term of five years, 10 years or 15 years, as

elected by the Participant or beneficiary in accordance with rules established by the Committee for this purpose.  A

Participant may not elect a term which is longer than his life expectancy at the date distributions begin.  All payment of

benefits under the annuity contract to a beneficiary shall be completed within five years from the Participant's date of death.

               (c)  Benefits payable in a single sum under this

Section 5.7 shall be made in cash; except, to the extent that any portion of the Participant's Account is invested in Company

Stock, distribution of that portion of his Account shall be made as follows:

                    (1)  distribution with respect to a

Participant who has fewer than 10 shares of Company Stock

allocated to his Account shall be made in cash unless the

Participant files a written request with the Committee directing that the distribution be made in Company Stock, in which event such request shall be honored; and

                    (2)  distribution with respect to a

Participant who has 10 or more shares of Company Stock allocated to his Account shall be made in shares of Company Stock or in cash as elected by the Participant or beneficiary pursuant to a procedure established by the Committee.

               (d)  If a Participant or beneficiary fails to make

an election under Subsection (b), the value of his or her Account shall be distributed as a single sum payment.

       .1   Beneficiary Designation.

               (a)  Except as provided in this Section, a

Participant may designate the beneficiary or beneficiaries who shall receive, on or after his death, his interest in the Fund.

Such designation shall be made by executing and filing with the

Committee a written instrument in such form as may be prescribed by the Committee for that purpose.  Except as provided in this

Section, the Participant may also revoke or change, at any time and from time to time, any beneficiary designations previously made.  Such revocations and/or changes shall be made by executing and filing with the Committee a written instrument in such form as may be prescribed by the Committee for that purpose.  If a

Participant names a trust as beneficiary, a change in the

identity of the trustees or in the instrument governing such trust shall not be deemed a change in beneficiary.

               (b)  No designation, revocation, or change of

beneficiaries shall be valid and effective unless and until filed with the Committee.

               (c)  A Participant who does not establish to the

satisfaction of the Committee that he has no spouse may not

designate someone other than his spouse to be his beneficiary unless:

                    (1)  (A)  such spouse (or the spouse's legal

guardian if the spouse is legally incompetent) executes a written instrument whereby such spouse consents not to receive such

benefit and consents either:

                              (i)  to the specific beneficiary or

beneficiaries designated by the Participant; or

                             (ii)  to the Participant's right to

designate any beneficiary without further consent by the spouse;

                         (B)  such instrument acknowledges the

effect of the election to which the spouse's consent is being given; and

                         (C)  such instrument is witnessed by a

Plan representative or notary public;

                    (2)  the Participant:

                         (A)  establishes to the satisfaction of

the Committee that his spouse cannot be located; or

                         (B)  furnishes a court order to the

Committee establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the spouse's consent must be obtained; or

                    (3)  the spouse has previously given consent

in accordance with this Subsection and consented to the

Participant's right to designate any beneficiary without further consent by the spouse.

The consent of a spouse in accordance with this Subsection (c)

shall not be effective with respect to other spouses of the

Participant prior to the Participant's Benefit Commencement Date,

and an election to which Paragraph (2) of this Subsection (c)

applies shall become void if the circumstances causing the

consent of the spouse not to be required no longer exist prior to the Participant's Benefit Commencement Date.

               (d)  If a Participant has no beneficiary under

Subsection (a) of this Section, if the Participant's

beneficiary(ies) predecease the Participant, or if the

beneficiary(ies) cannot be located by the Committee, the interest of the deceased Participant shall be paid to the Participant's estate.

       .1   Transfer of Account to Other Plan.

               (a)  Effective January 1, 1993, if (1) a

Participant entitled to receive a distribution from the Plan,

either pursuant to this Article or pursuant to Article VIII, or

(2) the spouse or former spouse of a Participant who is entitled to receive a distribution from the Plan pursuant to a qualified domestic relations order, directs the Committee to have the

Trustee transfer all or a portion (not less than $500) of the amount to be distributed directly to:

                    (1)  an individual retirement account

described in section 408(a) of the Code,

                    (2)  an individual retirement annuity

described in section 408(b) of the Code (other than an endowment contract),

                    (3)  a qualified defined contribution

retirement plan described in section 401(a) of the Code the terms of which permit the acceptance of rollover contributions, or

                    (4)  an annuity plan described in section

403(a),

all or a portion (not less than $500) of the amount to be

distributed shall be so transferred.

               (b)  In addition, if a Participant's surviving

spouse is entitled to receive a distribution from the Plan under

Section 5.3, and such surviving spouse directs the Committee to have the Trustee transfer all or a portion (not less than $500)

of the amount to be distributed directly to:

                    (1)  an individual retirement account

described in section 408(a) of the Code, or

                    (2)  an individual retirement annuity

described in section 408(b) of the Code (other than an endowment contract),

all or a portion (not less than $500) of the amount to be

distributed shall be so transferred.

               (c)  The Participant, spouse or former spouse must

specify the name of the plan to which the Participant, spouse or former spouse wishes to have the amount transferred, plus such other information as may be requested by the Committee, on a form and in a manner prescribed by the Committee.

               (d)  Subsections (a) and (b) shall not apply to

the following distributions:

                    (1)  any distribution of Voluntary

Contributions,

                    (2)  any distribution if the total

distributions paid or payable from the Plan to the same

individual during the same calendar year are reasonably expected by the Committee to be less than $200,

                    (3)  that portion of any distribution after

the Participant's Required Beginning Date that is required to be distributed to the Participant by the minimum distribution rules of section 401(a)(9) of the Code, or

                    (4) such other distributions as may be

exempted by applicable statute or regulation from the

requirements of section 401(a)(31) of the Code.

               (e)  In the event a Participant, spouse or former

spouse fails to specify whether or not all or a portion of the amount to be distributed should be transferred under this

Section, the amount to be distributed shall be paid to such

Participant, spouse or former spouse.

      .1   Sale of Company Stock Upon Distribution.

               (a)  If a Participant or beneficiary is entitled

to receive a distribution in cash, the Trustee shall (1) purchase the Participant's or beneficiary's shares of Company Stock at their fair market value, on the day they are to be delivered, for the Fund by applying cash not then invested in Company stock, or

(2) effective prior to June 17, 1992, sell such shares on the over-the-counter market and, effective after June 16, 1992, sell such shares on the New York Stock Exchange or (3) both.

               (b)  Before any distribution of a Participant's

Account is made pursuant to this Article, any fractional share of

Company Stock allocated to such Account shall be converted to cash, on the basis of its pro rata share of the price of a whole share of Company Stock on the Quarterly Status Date coincident with or next preceding the date of the distribution.

               (c)  Any shares of Company Stock distributed

pursuant to the terms of the Plan shall be subject to such

restrictions on their subsequent transfer as shall be necessary or appropriate, in the opinion of counsel for the Company and the

Fund, to comply with applicable federal and state securities laws and may bear appropriate legends evidencing such restrictions.

                           ARTICLE VI

                            VESTING


       .9   Nonforfeitable Amounts.  A Participant shall have a 100%

nonforfeitable interest at all times in his entire Account.

                          ARTICLE VII

              PURCHASE AND VOTING OF COMPANY STOCK


       .1   Purchase of Company Stock.  As soon as practicable following the close of each month, the Trustee shall place an order with a broker to purchase, effective prior to June 17, 1992, on the over-the-counter market, and effective after June 16, 1992, on the New York Stock Exchange, at prevailing fair market prices, as many full shares of Company Stock as may be purchased with the sum of the contributions allocated to the Participants' Accounts which are to be invested in Company Stock pursuant to Article

XII, less any amount required to meet current expenses of the

Plan, unless, at the Company's direction, such expenses are paid by one or more of the Participating Companies.  Any cash

remaining after completion of each purchase shall be held by the

Trustee for future purchases.  Purchases shall be made in the name of the Trustee for the account of the Plan.  Certificates for shares of Company Stock shall be issued in the Trustee's name or in the name of the Trustee's nominee, and shall be delivered to and held by the Trustee or by a recognized depository.

       .2   Participant Voting Direction.  The Trustee shall vote all

shares of Company Stock, including fractional shares, allocated to a Participant's Account, in the manner directed by the

Participant to whose Account those shares are allocated.

       .3   Voting Procedures.  The Committee shall establish and

maintain a procedure by which Participants shall be timely

notified of their right to direct the voting of Company Stock allocated to their Account and the manner in which any such

directions are to be conveyed to the Trustee.

       .4   Absence of Participant Voting Direction.  In the absence of specific instructions from a Participant, the Trustee may vote

Company Stock in its sole discretion, provided that the Trustee shall not tender Company Stock pursuant to any offering for such

Company Stock unless specifically directed to do so by the

Participant to whose Account the Company Stock is allocated.

                          ARTICLE VIII

                           WITHDRAWALS


       .10  Withdrawals Not Subject to Section 401(k) Restrictions.

               (a)  An Employee or Participant may withdraw, not

more than once during any Plan Year, up to the total value of the amount in the following Accounts:

                    (1)  his Voluntary Contribution Account; and

                    (2)  his Rollover Account.

               (b)  Withdrawals under this Section shall be

charged against a Participant's Accounts in the following order of priority:

                    (1)  (A)  the portion of the Participant's

Rollover Account, if any, that consists of the Participant's employee contributions made before January 1, 1987, if any, less any amounts previously withdrawn therefrom;

                         (B)  the balance of the Participant's

Rollover Account after the application of Subparagraph (A) of this Paragraph, if any, less any amounts previously withdrawn therefrom;

                    (2)  the Participant's Voluntary Contribution

Account, less any amounts previously withdrawn therefrom.

       .11  Withdrawals Subject to Section 401(k) Restrictions.

               (a)  A Participant may withdraw, not more than

once during any Plan Year, under the rules set forth in

Subsections (b) through (e) of this Section, the following

amounts:

                    (1)  his Salary Reduction Account as of

December 31, 1988; plus

                    (2)  the sum of his Salary Reduction

Contributions made after December 31, 1988.

               (b)  A withdrawal under Subsection (a) of this

Section shall be permitted only if the Committee finds that:

                    (1)  it is made on account of immediate and

heavy financial need (as defined in Subsection (c) of this

Section) of the Participant; and

                    (2)  it is necessary (as defined in

Subsection (d) of this Section) to satisfy such immediate and heavy financial need.

               (c)  A withdrawal under Subsection (a) will be

deemed to be on account of an immediate and heavy financial need if the Participant requests such withdrawal on account of:

                    (1)  expenses for medical care described in

section 213(d) of the Code and previously incurred by the

Participant, his spouse, or any of the Participant's dependents

(as defined in section 152 of the Code) or necessary for such individuals to obtain such medical care;

                    (2)  costs directly related to the purchase

(excluding mortgage payments) of a principal residence of the

Participant;

                    (3)  the payment of tuition and related

educational fees for the next 12 months of post-secondary

education for the Participant, his spouse, children, or

dependents (as defined in section 152 of the Code);

                    (4)  the need to prevent the eviction of the

Participant from his principal residence or foreclosure on the mortgage of his principal residence; or

                    (5)  such other circumstances or events as

may be prescribed by the Secretary of the Treasury or his

delegate.

               (d)  A withdrawal under Subsection (a) shall be

deemed to be necessary if:

                    (1)  the amount of the withdrawal does not

exceed the amount of the Participant's immediate and heavy

financial need, including any amounts necessary to pay any

federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal;

                    (2)  the Participant has obtained all

currently permissible distributions (other than hardship

distributions) and non-taxable loans, if any, under this and all other plans maintained by the Participating Company and all

Affiliated Companies; and

                    (3)  the Participant agrees in writing to be

bound by the rules of Subsection (e).

               (e)  If a Participant withdraws any amount from

his Salary Reduction Account pursuant to Subsection (a), or

withdraws any elective deferrals under any other qualified

retirement plan maintained by the Participating Company or any

Affiliated Company, which other plan conditions such withdrawal upon the Participant's being subject to rules similar to those stated in this Subsection and Subsection (d), such Participant:

                    (1)  may not make Salary Reduction

Contributions under this Plan or employee contributions (other than mandatory contributions under a defined benefit plan) or elective deferrals under any other qualified or non-qualified plan of deferred compensation (which does not include any health or welfare plan, including a health or welfare plan that is part of a cafeteria plan described in section 125 of the Code)

maintained by the Participating Company or an Affiliated Company

for a period of 12 months commencing on the date of his receipt of the withdrawal; and

                    (2)  in the calendar year next following the

calendar year of such withdrawal, may not make Salary Reduction

Contributions or elective deferrals under any other qualified retirement plan maintained by the Participating Company or an

Affiliated Company in excess of:

                         (A)  the dollar amount described in

Subsection (b) of Section 3.1 for such year, minus

                         (B)  the total Salary Reduction

Contributions under this Plan and elective deferrals under any other qualified plan made by the Participant during the calendar year of the withdrawal.

       .1   Withdrawals On and After Attainment of Age 59-1/2.  Upon his

attainment of Age 59-1/2, a Participant may withdraw, up to the total value in his Account, less amounts previously withdrawn therefrom, by submitting his written request to the Committee.

       .2   Amount and Payment of Withdrawals.  The amount of any

withdrawal will be determined on the basis of the value of the

Participant's Account and the sum of the Participant's Salary

Reduction Contributions valued as of the Valuation Date

coincident with or immediately preceding the date of the

withdrawal.  Payment will be made in cash in a single sum.  If,

in order to make such a cash payment, the Trustee is required to convert any portion of the Company Stock allocated to a

Participant's Account to cash, the Trustee shall comply with the procedures set forth in Section 5.10.  Any withdrawal requested under this Section shall be paid as soon as practicable following the Committee's determination that the requested withdrawal

complies with the terms and conditions set forth in this Section.

       .3   Pledged Amounts.  No amount that has been pledged as

security for a loan under Article IX may be withdrawn under this

Article.

       .4   Investment Medium to be Charged with Withdrawal.

               (a)  Prior to July 1, 1991, a withdrawal made

pursuant to this Article shall be charged against a Participant's interest in the various Investment Media in proportion to his share in such Investment Media.

               (b)  Effective after June 30, 1991 and before

March 1, 1995, except with respect to a Participant's interest in the Fixed Income Fund, a Participant may specify, in increments of 25%, to which Investment Medium or Investment Media any

withdrawal under this Article is to be charged.  Unless so

specified, distribution will be made out of the Participant's interest in the various Investment Media in proportion to the

Participant's share in such Investment Media.

               (c)  Effective after February 28, 1995, a

withdrawal made pursuant to this Article shall be charged against a Participant's interest in the various Investment Media in

proportion to his share in such Investment Media.

                           ARTICLE IX

                     LOANS TO PARTICIPANTS


       .1   Loan Application.  Each Participant who is an Employee of a

Participating Company may apply for a loan from the Plan.  All applications shall be made to the Committee on forms which it prescribes, and the Committee shall rule upon such applications in a uniform and nondiscriminatory manner in accordance with the rules and guidelines established in this Article.

       .2   Loan Approval.  A loan shall be made effective as soon as

administratively possible after the date a Participant's loan request is approved by the Committee.  No more than one

application by a Participant for a loan shall be approved during any calendar year.

       .3   Amount of Loan.

               (a)  In no event shall a Participant be permitted

to have more than one loan outstanding at any time from this

Plan.  Effective prior to March 1, 1990, the minimum amount of any loan shall be $500.  Effective after February 28, 1990, the minimum loan amount shall be $1,000.  In no event shall the loan amount exceed 50 percent (50%) of the value of the Participant's

Account, to a maximum of $50,000, determined as of the Valuation

Date immediately preceding the date on which the loan application is received by the Committee; provided however, that the loan amount shall not exceed the total value of the Participant's

Salary Reduction Account plus the value of his Voluntary

Contribution Account.

               (b)  The amount of any loan, when added to the

amount of a Participant's outstanding loans under the Plan and all other plans qualified under section 401(a) of the Code which are sponsored by the Participating Company or any Affiliated

Company shall not exceed the lesser of:

                    (1)  $50,000, reduced by the excess (if any)

of:

                         (A)  the Participant's highest

outstanding balance of loans during the one-year period ending on the day before the date on which such loan is made to the

Participant, over

                         (B)  the outstanding balance of loans

made to the Participant on the date such loan is made to the

Participant; or

                    (2)  fifty percent (50%) of the value of the

Participant's Account.

               (c)  Loan distributions shall be made in cash.

The Trustee shall follow the procedures provided in Section 5.10 to the extent necessary to convert shares of Company Stock to cash.

       .12  Terms of Loan.

               (a)  Effective prior to March 1, 1995, the

interest rate on loans shall be equal to the Trustee bank's fixed rate for direct unsecured loans as of the date of the loan

application.  Effective after February 28, 1995, the interest rate on loans shall be equal to the prime rate plus one percent

(1%) as of the date of the loan application.  Security for each loan granted pursuant to this Article shall be, to the extent necessary, the currently unpledged portion of, first, the

Participant's Voluntary Contribution Account, next, the

Participant's Rollover Account, and, next, the Participant's

Salary Reduction Account.  In no event shall more than fifty percent (50%) of the Participant's vested Account as of the date the loan is made be used as security for the loan.  In its sole discretion, the Committee may require such additional security as it deems necessary.

               (b)  Each loan shall be evidenced by the

Participant's execution of a personal demand note on such form as shall be supplied by the Committee.  Each such note shall specify that, to the extent repayment is not demanded sooner, repayment shall be included in installments over 12, 24, 36, 48, or 60 months from the date on which the loan is distributed; however,

if the purpose of the loan is to acquire any dwelling unit which is to be used within a reasonable period of time as the principal residence of the Participant, the period of repayment may be as long as, but shall not exceed, 180 months.  All loans from the

Plan shall be non-renewable.  Each note shall also specify the interest rate as determined by the Committee at the time the loan is approved.

               (c)  All loans shall be repaid in approximately

equal installments (not less frequently than quarterly) through payroll deductions or in such other manner as the Committee may determine.  A Participant may repay the outstanding balance of any loan in one lump sum at any time by notifying the Committee of his intent to do so and by forwarding to the Committee payment in full of the then outstanding balance, plus interest accrued to the date of payment; provided that a Participant who makes such a lump sum payment may not apply for another loan from the Plan until 12 months from the date of his lump sum payment.  The

amount of principal and interest repaid by a Participant shall be credited to a Participant's Account as each repayment is made.

               (d)  If, and only if:

                    (1)  the Participant dies;

                    (2)  the Participant (other than a

Participant who continues to be a party in interest) has a

Separation from Service;

                    (3)  the Compensation of a Participant who is

an Employee of a Participating Company is discontinued or

decreased below the amount necessary to amortize the loan;

                    (4)  the loan is not repaid by the time the

note matures;

                    (5)  the Participant attempts to revoke any

payroll deduction authorization for repayment of the loan without the consent of the Committee;

                    (6)  the Participant fails to pay any

installment of the loan when due and the Committee elects to treat such failure as default;

                    (7)  any other event occurs which the

Committee, in its sole discretion, believes may jeopardize the repayment of the loan;

before a loan is repaid in full, the unpaid balance thereof, with interest due thereon, shall become immediately due and payable.

The Participant (or his beneficiary, in the event of the

Participant's death) may satisfy the loan by paying the

outstanding balance of the loan within such time as may be

specified in the note.  If the loan and interest are not repaid within the time specified, the Committee shall satisfy the

indebtedness from the amount of the Participant's vested interest in his Account as provided in Section 9.5 before making any

payments otherwise due hereunder to the Participant or his

beneficiary.

       .13  Enforcement.  The Committee shall give written notice to the

Participant (or his beneficiary in the event of the Participant's death) of an event of default described in Subsection (d) of

Section 9.4.  If the loan and interest are not paid within the time period specified in the notice, the amount of the

Participant's Voluntary Contribution Account, to the extent such

Account is security for the loan, shall be reduced by the amount of the unpaid balance of the loan, with interest due thereon, and the Participant's indebtedness shall thereupon be discharged to the extent of the reduction.  In addition, if the value of the

Participant's Voluntary Contribution Account pledged as security for the loan is insufficient to discharge fully the Participant's indebtedness, the Participant's Salary Reduction Account shall be used to reduce the Participant's indebtedness at such time as the

Participant is entitled to a distribution under Article V or a withdrawal under Article VIII from his Salary Reduction Account.

Such action shall not operate as a waiver of the rights of the

Company, the Committee, the Trustee, or the Plan under applicable law.  The Committee also shall be entitled to take any and all other actions necessary and appropriate to foreclose upon any property other than the Participant's Account pledged as security for the loan or to otherwise enforce collection of the

outstanding balance of the loan.

       .14  Investment Medium to be charged with Loan.

               (a)  Prior to July 1, 1991, a loan made pursuant

to this Article shall be charged against a Participant's interest in the various Investment Media in proportion to his share in such Investment Media.

               (b)  Effective after June 30, 1991 and before

March 1, 1995, except with respect to a Participant's interest in the Fixed Income Fund, a Participant may specify, in increments of 25%, to which Investment Medium or Investment Media any loan under this Article is to be charged.  Unless so specified,

distribution will be made out of the Participant's interest in the various Investment Media in proportion to the Participant's share in such Investment Media.  At the time a Participant

applies for a loan from the Plan, he shall elect the Investment

Media into which the amount of his loan repayments shall be

deposited.  Such election shall be irrevocable.

               (c)  Effective after February 28, 1995, a loan

made pursuant to this Article shall be charged against a

Participant's interest in the various Investment Media in

proportion to his share in such Investment Media.

       .15  Additional Rules.  The Committee may establish additional rules relating to Participant loans under the Plan, which rules shall be applied on a uniform and non-discriminatory basis.

                           ARTICLE X

                         ADMINISTRATION


      .16  Committee.  If the Company designates one or more

individuals as the Committee, the powers and duties of the

Committee under the Plan shall be exercised by the Committee;

otherwise all such powers and duties shall be exercised by the

Company.  The Committee shall be the named fiduciary which shall control and manage the operation of the Plan and shall administer the Plan.  The Committee members may, but need not, be Employees,

and they shall serve at the pleasure of the Company.  They shall be entitled to reimbursement of expenses, but those members of the Committee who are also Employees of a Participating Company shall receive no compensation for their service on the Committee.

Any reimbursement of expenses of the Committee members shall be paid directly by the Company.  The Committee shall be responsible for the general administration of the Plan under the policy

guidance of the Company.

      .17  Duties and Powers of Committee.  In addition to the duties and powers described elsewhere hereunder, the Committee shall have the following specific duties and powers:

               (a)  to retain such consultants, accountants and

attorneys as may be deemed necessary or desirable to render

statements, reports, and advice with respect to the Plan and to assist the Committee in complying with all applicable rules and regulations affecting the Plan; any consultants, accountants and attorneys may be the same as those retained by the Company;

               (b)  to decide appeals under this Article;

               (c)  to enact uniform and nondiscriminatory rules

and regulations to carry out the provisions of the Plan;

               (d)  to resolve questions or disputes relating to

eligibility for benefits or the amount of benefits under the

Plan;

               (e)  to construe and interpret and supply

omissions with respect to the provisions of the Plan;

               (f)  to determine whether any domestic relations

order received by the Plan is a qualified domestic relations order as provided in section 414(p) of the Code;

               (g)  to evaluate administrative procedures; and

               (h)  to delegate such duties and powers as the

Committee shall determine from time to time to any person or persons.  To the extent of any such delegation, the delegate shall have the duties, powers, authority and discretion of the

Committee.

Any decisions and determinations made by the Committee pursuant to its duties and powers described in the Plan shall be

conclusive and binding upon all parties.  The Committee shall have sole discretion in carrying out its responsibilities.  The expenses incurred by the Committee in connection with the

operation of the Plan, including, but not limited to, the

expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable from the Fund at the direction of the Committee.

The Participating Companies shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and,

by so doing, to relieve the Fund from the obligation of bearing such expenses.  Payment of any such expenses by a Participating

Company on one occasion shall not bind that Participating Company to pay any similar expenses on any subsequent occasion.

      .18  Functioning of Committee.  The Committee and those persons or entities to whom the Committee has delegated responsibilities shall keep accurate records and minutes of meetings,

interpretations, and decisions.  The Committee shall act by

majority vote of the members, and such action shall be evidenced by a written document.

      .19  Disputes.

               (a)  If the Committee denies, in whole or in part,

a claim for benefits by a Participant or his beneficiary, the

Committee shall furnish notice of the denial to the claimant,

setting forth:

                    (1)  the specific reasons for the denial;

                    (2)  specific reference to the pertinent Plan

provisions on which the denial is based;

                    (3)  a description of any additional

information necessary for the claimant to perfect the claim and an explanation of why such information is necessary; and

                    (4)  appropriate information as to the steps

to be taken if the claimant wishes to submit his claim for

review.

Such notice shall be forwarded to the claimant within 90 days of the Committee's receipt of the claim; provided, however, that in special circumstances the Committee may extend the response

period for up to an additional 90 days, in which event it shall notify the claimant in writing of the extension, and shall

specify the reason or reasons for the extension.

               (b)  Within 60 days of receipt of a notice of

claim denial, a claimant or his duly authorized representative may petition the Committee in writing for a full and fair review of the denial.  The claimant or his duly authorized

representative shall have the opportunity to review pertinent documents and to submit issues and comments in writing to the

Committee.  The Committee shall review the denial and shall

communicate its decision and the reasons therefor to the claimant in writing within 60 days of receipt of the petition; provided,

however, that in special circumstances the Committee may extend the response period for up to an additional 60 days, in which event it shall notify the claimant in writing prior to the

commencement of the extension.  The appeals procedure set forth in this Subsection (b) shall be the exclusive means for

contesting a decision denying benefits under the Plan.

      .20  Indemnification.  Each member of the Committee, and any other person who is an Employee or director of a Participating

Company or an Affiliated Company shall be indemnified and held harmless by the Company against and with respect to all damages,

losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney's fees and other costs incident to any suit, action, investigation,

claim or proceedings to which he may be a party by reason of his performance of administrative functions and duties under the

Plan.  The foregoing right to indemnification shall be in

addition to such other rights as the Committee member or other person may enjoy as a matter of law or by reason of insurance coverage of any kind.  Rights granted hereunder shall be in

addition to and not in lieu of any rights to indemnification to which the Committee member or other person may be entitled

pursuant to the by-laws of the Participating Company.

                           ARTICLE XI

                            THE FUND


      .1   Designation of Trustee.  The Company, by appropriate

resolution of its Board of Directors, if any, shall name and designate a Trustee and shall enter into a Trust Agreement.  The

Company shall have the power, by appropriate resolution of its

Board of Directors, to amend the Trust Agreement, remove the

Trustee, and designate a successor Trustee, as provided in the

Trust Agreement.  All of the assets of the Plan shall be held by the Trustee for use in accordance with the Plan.

      .2   Exclusive Benefit.  Prior to the satisfaction of all

liabilities under the Plan in the event of termination of the

Plan, no part of the corpus or income of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries except as expressly

provided in this Plan and in the Trust Agreement.

      .3   No Interest in Fund.  No person shall have any interest in or right to any part of the assets or income of the Fund, except to the extent expressly provided in this Plan and in the Trust

Agreement.

      .4   Trustee.  The Trustee shall be the named fiduciary with

respect to management and control of Plan assets held by it and,

except as provided in Article XII, shall have exclusive and sole responsibility for the custody and investment thereof in

accordance with the Trust Agreement.

                          ARTICLE XII

                          INVESTMENTS


      .21  Investment of Pre-1994 Matching Contributions, Voluntary

Contributions, Pre-1990 Salary Reduction Contributions and

Pre-1990 Rollover Contributions.

               (a)  All Pre-1994 Matching Contributions,

Voluntary Contributions, Pre-1990 Salary Reduction Contributions

and Pre-1990 Rollover Contributions allocated to a Participant's

Account shall be invested in Company Stock.  Notwithstanding the foregoing, a Participant who attains Age 55 may, not more than once during any Plan Year, direct the Trustee to sell a portion of the Age 55 Shares allocated to his Voluntary Contribution

Account, Pre-1994 Matching Contribution Subaccount, Pre-1990

Salary Reduction Subaccount and Pre-1990 Rollover Subaccount and

transfer the proceeds to any other Investment Medium selected by the Participant.  The portion transferred shall be expressed in whole percentages of his Age 55 Shares and shall be transferred in equal portions from his Pre-1994 Matching Contribution

Subaccount, Voluntary Contribution Account, Pre-1990 Salary

Reduction Subaccount and Pre-1990 Rollover Subaccount.  The

cumulative number of Age 55 Shares transferred shall not exceed the following percentages during the Plan Years in which the

Participant attains the following ages:

               Age Attained             Percentage of
               in Plan Year             Age 55 Shares

                    55                       40%

                    56                       60%

                    57                       80%

                    58                      100%

               (b)  Prior to March 1, 1995, a direction to the

Trustee pursuant to Subsection (a) of this Section shall be

effective as of any Quarterly Status Date if made in writing at least 15 days prior to such Quarterly Status Date, and the

Trustee shall sell the affected Company Stock and transfer the proceeds as of such Quarterly Status Date.  After

February 28, 1995, such investment direction may be made on any day of any calendar month and shall become effective as soon as administratively possible after receipt of the direction by the

Committee, in accordance with rules established by the Committee for this purpose.

               (c)  Effective as of any Payroll Period beginning

after a Participant attains Age 55, a Participant may elect, in the manner prescribed by the Committee, to have any portion of

Pre-1990 Salary Reduction Contributions and Pre-1994 Matching

Contributions that will be allocated to his Account after he attains Age 55 invested in any other Investment Medium selected by the Participant.  Such an election shall be irrevocable.

               (d)  Notwithstanding Subsections (a) - (c) of this

Section, effective on each June 1, September 1, January 1 and

March 1, commencing on June 1, 1990 and ending on

September 1, 1994, a Participant may elect to transfer up to 20%

of the value of the Company Stock allocated to his Voluntary

Contribution Account, Pre-1990 Salary Reduction Subaccount and

Pre-1990 Rollover Subaccount to any Investment Medium selected by the Participant; provided, that, such election is made at least

15 days prior to the effective date of the transfer and no more than one transfer may be made in any Plan Year.  The Company

Stock remaining in a Participant's Voluntary Contribution

Account, Pre-1990 Salary Reduction Subaccount and Pre-1990

Rollover Subaccount after August 31, 1994 may not be transferred to any other Investment Medium until the Participant attains Age

55 and makes a transfer of Age 55 Shares pursuant to Subsection

(a) of this Section 12.1.

               (e)  A Participant may elect to invest Pre-1994

Matching Contributions allocated to his Account after

February 28, 1993 in Company common or preferred stock, as

provided in Subsection (b) of Section 3.4.

      .22  Investment of Post-1989 Salary Reduction Contributions,

Post-1989 Rollover Contributions and Post-1993 Matching

Contributions.

               (a)  The Trustee shall invest Post-1989 Salary

Reduction Contributions, Post-1989 Rollover Contributions and

Post-1993 Matching Contributions paid to it and income thereon in such Investment Media as each Participant may select in

accordance with this Section.  Such investments acquired in the manner prescribed by the Plan shall be held by or for the

Trustee.  Prior to March 1, 1995, a Participant may select the

Investment Media in which his Post-1989 Salary Reduction

Contributions, Post-1989 Rollover Contributions and Post-1993

Matching Contributions shall be deposited, effective on any

September 1, December 1, March 1 or June 1; provided, that, the

Committee receives notice of such investment selection by the fifteenth day of the month prior to the effective date of the selection.  Effective after February 28, 1995, a Participant may select the Investment Media in which his Post-1989 Salary

Reduction Contributions, Post-1989 Rollover Contributions and

Post-1993 Matching Contributions shall be deposited on any day of any calendar month, provided that a Participant may make only one selection in any calendar month.  Such selection shall be

effective as soon as administratively possible after receipt of notice of the selection by the Committee.

               (b)  A Participant shall select one or more of the

Investment Media in which his Account shall be invested, and the percentage thereof, that shall be invested in each Investment

Medium selected, provided that prior to March 1, 1995, such

percentage shall be selected in multiples of 25%.  In the event a

Participant fails to make an election pursuant to this Section,

amounts allocated to his Account shall be invested in the most conservative of the Investment Media as determined by the

Committee.  A Participant may amend such selection by prior

notice to the Committee, effective as of such dates determined by the Committee, by giving prior notice to the Committee.  Such amendments will be subject to the other requirements of this

Section.

               (c)  Prior to March 1, 1995, a Participant may

transfer such portion of the value of his existing interest in any Investment Medium to another Investment Medium effective on any Quarterly Status Date, provided that the Committee receives notice of such transfer by the fifteenth day of the month prior to the Quarterly Status Date.

               (d)  After February 28, 1995, a Participant may

transfer such portion of the value of his existing interest in any Investment Medium to another Investment Medium effective on any day of any calendar month, provided that a Participant may make only one such transfer in a calendar month.

      .23  Investment Media.  Prior to March 1, 1990, the only

Investment Media available under the Plan shall be (a) Company

Stock, and (b) the Fixed Income Fund in which only Age 55 Shares may be invested.  After February 28, 1990, the Plan shall make available such Investment Media as the Committee shall, from time to time, determine and communicate to Participants.

      .24  Additional Rules.

               (a)  The amounts contributed by all Participants

to each Investment Medium shall be commingled for investment purposes.

               (b)  The Trustee may hold assets of the Fund and

make distributions therefrom in the form of cash without

liability for interest, if for administrative purposes it becomes necessary or practical to do so.

                          ARTICLE XIII

              AMENDMENT OR TERMINATION OF THE PLAN


      .25  Power of Amendment and Termination.

               (a)  It is the intention of each Participating

Company that this Plan will be permanent.  However, each

Participating Company reserves the right to terminate its

participation in this Plan at any time by or pursuant to action of its board of directors or other governing body.  Furthermore,

the Company reserves the power to amend or terminate the Plan at any time by or pursuant to action of the Board of Directors.

               (b)  Each amendment to the Plan shall be binding

on each Participating Company if such Participating Company, by or pursuant to action of its board of directors or other

governing body:

                    (1)  consents to such amendment at any time;

or

                    (2)  fails to object thereto within thirty

days after receiving notice thereof.

               (c)  Any amendment or termination of the Plan

shall become effective as of the date designated by the Board of

Directors or its delegate.  Except as expressly provided

elsewhere in the Plan, prior to the satisfaction of all

liabilities with respect to the benefits provided under this

Plan, no amendment or termination shall cause any part of the monies contributed hereunder to revert to the Participating

Companies or to be diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries.  Upon termination of the plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code or a simplified employee pension plan as defined in section 408(k) of the Code), Accounts shall be distributed in accordance with

applicable law.

      .26  Merger.  The Plan shall not be merged with or consolidated with, nor shall its assets be transferred to, any other qualified retirement plan unless each Participant would receive a benefit after such merger, consolidation, or transfer (assuming the Plan then terminated) which is of actuarial value equal to or greater than the benefit he would have received from his Account if the

Plan had been terminated on the day before such merger,

consolidation, or transfer.  No amounts shall be transferred to this Plan which would cause the Plan to be a direct or indirect transferee of a plan to which the joint and survivor annuity and pre-retirement survivor annuity requirements of sections

401(a)(11) and 417 of the Code apply.

                          ARTICLE XIV

                      TOP-HEAVY PROVISIONS


      .27  General.  The following provisions shall apply automatically to the Plan and shall supersede any contrary provisions for each

Plan Year in which the Plan is a Top-Heavy Plan (as defined

below).  It is intended that this Article shall be construed in accordance with the provisions of section 416 of the Code.

      .28  Definitions.  The following definitions shall supplement those set forth in Article I of the Plan:

               (a)  "Aggregation Group" means this plan and each

other qualified retirement plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination Date) of a Participating Company or an

Affiliated Company:

                    (1)  in which a Key Employee is a

participant; or

                    (2)  which enables any plan in which a Key

Employee participates to meet the requirements of sections

401(a)(4) or 410 of the Code; or

                    (3)  without the inclusion of which, the

plans in the Aggregation Group would be Top-Heavy Plans, but,

with the inclusion of which, the plans in the Aggregation Group are not Top-Heavy Plans and, taken together, meet the

requirements of sections 401(a)(4) and 410 of the Code.

               (b)  "Determination Date" means, for any Plan

Year, the last day of the preceding Plan Year.

               (c)  "Key Employee" means, with respect to any

Plan Year:

                    (1)  any Employee or former Employee who at

any time during the 60-month period ending on the Determination

Date was:

                         (A)  an officer of a Participating

Company having Compensation for a Plan Year during such period greater than fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends; provided, that no more than 50 Employees

(or, if less, the greater of three Employees or ten percent (10%)

of the greatest number of Employees employed by all Participating

Companies and all Affiliated Companies during such 60-month

period, but excluding employees described in section 414(q)(8) of the Code) shall be treated as officers; or

                         (B)  one of the 10 Employees having

Compensation greater than the amount described in section

415(c)(1)(A) of the Code and owning (or are considered as owning,

within the meaning of section 318 of the Code) the largest

interests in any Participating Company or Affiliated Company,

provided that such interest exceeds one-half of one percent

(0.5%) of the total share ownership of the Participating Company or Affiliated Company, the total number of individuals described in this Subparagraph (B) being limited to 10 for the entire

60-month period; or

                         (C)  a five-percent (5%) owner of a

Participating Company; or

                         (D)  a one-percent (1%) owner of a

Participating Company having Compensation in excess of $150,000;

or

                    (2)  a beneficiary of an individual described

in Paragraph (1) of this Subsection.

For purposes of this Subsection, Compensation shall include

elective deferrals under sections 125, 402(a)(8), 402(h) and

403(b) of the Code.  Determinations under this Subsection shall be made in accordance with section 416(i) of the Code.

               (d)  "Key Employee Ratio" means, for any

Determination Date, the ratio of the amount described in

Paragraph (1) of this Subsection to the amount described in

Paragraph (2) of this Subsection, after deducting from each such amount any portion thereof described in Paragraph (3) of this

Subsection, where:

                    (1)  the amount described in this Paragraph

is the sum of:

                         (A)  the present value of all accrued

benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group;

                         (B)   the balances in all of the

accounts of Key Employees under all qualified defined

contribution plans included in the Aggregation Group; and

                         (C)  the amounts distributed from all

plans in such Aggregation Group to or on behalf of any Key

Employee during the period of five Plan Years ending on the

Determination Date, except any benefit paid on account of death to the extent it exceeds the accrued benefits or account balances immediately prior to death;

                    (2)  the amount described in this Paragraph

is the sum of:

                         (A)  the present value of all accrued

benefits of all participants under all qualified defined benefit plans included in the Aggregation Group;

                         (B)  the balances in all of the accounts

of all participants under all qualified defined contribution plans included in the Aggregation Group; and

                         (C)  the amounts distributed from all

plans in such Aggregation Group to or on behalf of any

participant during the period of five Plan Years ending on the

Determination Date; and

                    (3)  the amount described in this Paragraph

is the sum of:

                         (A)  all rollover contributions (or fund

to fund transfers) to the Plan by an Employee after

December 31, 1983 from a plan sponsored by an employer which is not a Participating Company or an Affiliated Company;

                         (B)  any amount that is included in

Paragraphs (1) and (2) of this Subsection for a person who is a

Non-Key Employee as to the Plan Year of reference but who was a

Key Employee as to any earlier Plan Year; and

                         (C)  for Plan Years beginning after

December 31, 1984, any amount that is included in Paragraphs (1)

and (2) of this Subsection for a person who has not performed any services for any Participating Company during the five-year

period ending on the Determination Date.

The present value of accrued benefits under any defined benefit plan shall be determined on the basis of the actuarial

assumptions used by such defined benefit plan under the method used for accrual purposes for all plans maintained by all

Participating Companies and Affiliated Companies if a single method is used by all such plans, or, otherwise, the slowest accrual method permitted under section 411(b)(1)(C) of the Code.

               (e)  "Non-Key Employee" means, for any Plan Year:

                    (1)  an Employee or former Employee who is

not a Key Employee with respect to such Plan Year; or

                    (2)  a beneficiary of an individual described

in Paragraph (1) of this Subsection.

               (f)  "Super Top-Heavy Plan" means, for any Plan

Year, each plan in the Aggregation Group for such Plan Year if,

as of the applicable Determination Date, the Key Employee Ratio exceeds ninety percent (90%).

               (g)  "Top-Heavy Compensation" means, for any

Participant for any Plan Year, the average of his annual

Compensation over the period of five consecutive Plan Years (or,

if shorter, the longest period of consecutive Plan Years during which the Participant was in the employ of any Participating

Company) yielding the highest average, disregarding:

                    (1)  Compensation for Plan Years ending prior

to January 1, 1984; and

                    (2)  Compensation for Plan Years after the

close of the last Plan Year in which the Plan was a Top-Heavy

Plan.

               (h)  "Top-Heavy Plan" means, for any Plan Year,

each plan in the Aggregation Group for such Plan Year if, as of the applicable Determination Date, the Key Employee Ratio exceeds sixty percent (60%).

               (i)  "Year of Top-Heavy Service" means, for any

Participant, a Plan Year in which he completes 1,000 or more

Hours of Service, excluding:

                    (1)  Plan Years commencing prior to

January 1, 1984; and

                    (2)  Plan Years in which the Plan is not a

Top-Heavy Plan.

      .29  Minimum Contribution for Non-Key Employees.

               (a)  In each Plan Year in which the Plan is a

Top-Heavy Plan, each Eligible Employee who is a Non-Key Employee

(except an Eligible Employee who is a Non-Key Employee as to the

Plan Year of reference but who was a Key Employee as to any

earlier Plan Year) and who is an Employee on the last day of such

Plan Year will receive a total minimum Participating Company or

Affiliated Company contribution (including forfeitures) under all plans described in Paragraphs (a)(1) and (a)(2) of Section 14.2 of not less than three percent (3%) of the Eligible Employee's

Compensation for the Plan Year.  Elective deferrals to such plans made on behalf of a Participant in plan years beginning after

December 31, 1984 but before January 1, 1989 shall be deemed to be Company contributions for the purpose of this Subsection.

Elective deferrals and employer matching contributions to such plans in plan years beginning on or after January 1, 1989 shall not be used to meet the minimum contribution requirements of this

Subsection.

               (b)  The percentage set forth in Subsection (a)

shall be reduced to the percentage at which contributions,

including forfeitures, are made (or are required to be made) for a Plan Year for the Key Employee for whom such percentage is the highest for that Plan Year.  This percentage shall be determined for each Key Employee by dividing the contribution for such Key

Employee by his Compensation for the Plan Year.  All defined contribution plans required to be included in an Aggregation

Group shall be treated as one plan for the purpose of this

Section; however, this Section shall not apply to any plan which is required to be included in the Aggregation Group if such plan enables a defined benefit plan in the group to meet the

requirements of section 401(a)(4) or section 410 of the Code.

               (c)  If a Non-Key Employee described in

Subsection (a) participates in both a defined benefit plan and a defined contribution plan described in Paragraphs (a)(1) and

(a)(2) of Section 14.2, the Participating Company is not required to provide such Employee with both the minimum benefit under the defined benefit plan and the minimum contribution.  In such

event, the Non-Key Employee shall not receive the minimum

contribution described in this Section if he has the minimum benefit required by section 416 of the Code under the defined benefit Top-Heavy Plan.

      .30  Social Security.  The Plan, for each Plan Year in which it is a Top-Heavy Plan, must meet the requirements of this Article without regard to any Social Security or similar contributions or benefits.

      .31  Adjustment to Maximum Benefit Limitation.

               (a)  For each Plan Year in which the Plan is (1) a

Super Top-Heavy Plan or (2) a Top-Heavy Plan and the Board of

Directors does not make the election to amend the Plan to provide the minimum contribution described in Subsection (c), the 1.25 factor in the defined benefit and defined contribution fractions described in Subsection (c) of Section 3.9 shall be reduced to

1.0.  The adjustment described in this Subsection shall not apply to a Participant during any period in which the Participant earns no additional accrued benefit under any defined benefit plan and has no employer contributions, forfeitures, or voluntary

nondeductible contributions allocated to his accounts under any defined contribution plan.

               (b)  In the case of any Top-Heavy Plan to which

Subsection (e) of Section 3.9 applies, "$41,500" shall be

substituted for "$51,875" in the calculation of the numerator of the transition fraction.

               (c)  If, in any Plan Year in which the Plan is a

Top-Heavy Plan but not a Super Top-Heavy Plan, the Aggregation

Group also includes a defined benefit plan, the Board of

Directors may elect to use a factor of 1.25 in computing the denominator of the defined benefit and defined contribution

fractions described in Section 3.9.  In the event of such

election, the minimum contribution described in Section 14.3(a)

for each Non-Key Employee who is not covered under a defined benefit plan shall be increased to four percent (4%), and the minimum Company contribution described in Section 14.3(c) for each Non-Key Employee who is covered under a defined benefit plan

(but who does not have a minimum benefit under the defined

benefit plan equal to the lesser of (1) three percent (3%) of his

Top-Heavy Compensation multiplied by his Years of Top-Heavy

Service or (2) thirty-percent (30%) of his Top-Heavy

Compensation) shall be increased to seven and one-half percent

(7-1/2%).

                           ARTICLE XV

                     ROLLOVER CONTRIBUTIONS


      .32  Rollover Contributions.

               (a)  Subject to the restrictions set forth in

Subsection (b), a Covered Employee may transfer or have

transferred directly to the Fund, from any qualified retirement plan of a former employer, all or a portion of his interest in the distributing plan.  In addition, a Covered Employee who has established an individual retirement account to hold

distributions received from qualified retirement plans of former employers may transfer all of the assets of such individual

retirement account to the Fund.  Such individual retirement

account shall not contain nondeductible contributions made by the

Employee while he was a participant in such plans.

               (b)  The Trustee shall not accept a distribution

from any other qualified retirement plan or from an individual retirement account unless the following conditions are met:

                    (1)  (A)  the distribution being transferred

must come directly from the fiduciary of the plan of the former employer, or

                         (B)  it must come from the Employee

within 60 days after the Employee receives a distribution from such other qualified retirement plan or individual retirement account and must comply with the provisions of section 402(c),

403(a)(4), or 408(d)(3) of the Code, whichever applies;

                    (2)  distributions from a plan for a

self-employed person shall not be transferred to this Plan,

unless the transfer is directly to the Fund from the funding agent of the distributing plan;

                    (3)  the interest being transferred shall not

include assets from any plan to the extent that the Committee determines that the transfer of such interest (A) would impose upon this Plan requirements as to form of distribution that would not otherwise apply hereunder, (B) would otherwise result in the elimination of Code section 411(d)(6) protected benefits, or (C)

would cause the Plan to be a direct or indirect transferee of a plan to which the joint and survivor annuity requirements of sections 401(a)(11) and 417 of the Code apply; and

                    (4)  the interest being transferred shall not

contain nondeductible contributions made to the distributing plan by the Employee unless the transfer to the Fund is directly from the funding agent of the distributing plan.

      .33  Vesting and Distribution of Rollover Account.

               (a)  The distributions transferred by or for a

Covered Employee from another qualified retirement plan or from an individual retirement account shall be credited to the

Employee's Rollover Account.  An Employee shall be fully vested at all times in his Rollover Account

               (b)  An Employee's Rollover Account shall be

distributed as otherwise provided under the Plan.

                          ARTICLE XVI

                       GENERAL PROVISIONS


      .1   No Employment Rights.  Neither the action of the Company in establishing the Plan, nor of any Participating Company in

adopting the Plan, nor any provisions of the Plan, nor any action taken by the Company, any Participating Company or the Committee

shall be construed as giving to any Employee the right to be retained in the employ of the Company or any Participating

Company, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Fund.

      .2   Governing Law.  Except to the extent superseded by ERISA,

all questions pertaining to the validity, construction, and

operation of the Plan shall be determined in accordance with the laws of the state in which the principal place of business of the

Company is located.

      .3   Severability of Provisions.  If any provision of this Plan is determined to be void by any court of competent jurisdiction,

the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provisions determined to be void.

      .4   No Interest in Fund.  No person shall have any interest in,

or right to, any part of the principal or income of the Fund,

except as and to the extent expressly provided in this Plan and in the Trust Agreement.

      .5   Spendthrift Clause.  No benefit payable at any time under

this Plan and no interest or expectancy herein shall be

anticipated, assigned, or alienated by any Participant or

beneficiary, or subject to attachment, garnishment, levy,

execution, or other legal or equitable process, except for (1) a

Federal tax levy made pursuant to section 6331 of the Code and

(2) any benefit payable pursuant to a qualified domestic

relations order.  Any attempt to alienate or assign a benefit hereunder, whether currently or hereafter payable, shall be void.

      .6   Incapacity.  If the Committee deems any Participant who is entitled to receive payments hereunder incapable of receiving or disbursing the same by reason of Age, illness, infirmity, or incapacity of any kind, the Committee may direct the Trustee to apply such payments directly for the comfort, support, and

maintenance of such Participant, or to pay the same to any

responsible person caring for the Participant who is determined by the Committee to be qualified to receive and disburse such payments for the Participant's benefit; and the receipt of such person shall be a complete acquittance for the payment of the benefit.  Payments pursuant to this Section shall be complete discharge to the extent thereof of any and all liability of the

Participating Companies, the Committee, the Trustee and the Fund.

      .7   Withholding.  The Committee and the Trustee the shall have the right to withhold any and all state, local, and Federal taxes which may be withheld in accordance with applicable law.

      .8   Missing Persons.  Neither the Trustee nor any Participating

Company shall be obliged to search for or ascertain the

whereabouts of any individual entitled to benefits under the

Plan.  Any individual entitled to benefits under the Plan who does not file a timely claim for his benefits will be allowed to file a claim at any later date, and payment of his benefits will commence after that later date, except that, in the event the

Participating Company is satisfied that a Participant has no spouse or that a Participant's spouse cannot be located (as

described in Section 5.8), and the Participant is in fact married or the spouse is later located, whichever is applicable, such spouse shall not be deemed an individual entitled to benefits under the Plan.

          Executed this ____ day of _________________, 1996.


                                   WESTMORELAND COAL COMPANY


[SEAL]                             By:___________________________
                                        [Title]


Attest:________________________
               Secretary
                                   WESTMORELAND RESOURCES, INC.


[SEAL]                             By:___________________________
                                        [Title]


Attest:________________________
               Secretary

                        AMENDMENT  NO. 1
                             TO THE
                  WESTMORELAND COAL COMPANY AND
     AFFILIATED COMPANIES EMPLOYEES SAVINGS/RETIREMENT PLAN


              Resolutions of the Board of Directors
                  of Westmoreland Coal Company

     WHEREAS, Westmoreland Coal Company (the "Company") adopted the Westmoreland Coal Company and Affiliated Companies Employees'

Stock Purchase Plan, Effective October 1, 1957, and renamed such plan the Westmoreland coal Company and  Affiliated Companies

Employees' Savings/Retirement Plan ( the "Plan"), effective March

1, 1990; and

     WHEREAS,  the Plan has been amended from time  to time and was most recently amended and restated effective September 1,

1987; and

     WHEREAS, Westmoreland Energy, Inc. is a Participating

Company under the Plan; and

     WHEREAS, Westmoreland Energy, Inc. acquired the Corona

Engineering and Consulting Division of OESI  Power Corporation,

effective October 1, 1995; and

     WHEREAS, the Company desires to amend the Plan to provide

for the participation of employees of the Corona Engineering and

Consulting Division of OESI Power Corporation who, as a result of the acquisition, became employees of the Corona

Division of Westmoreland Energy, Inc. on October 1, 1995;

     NOW, THEREFORE, BE IT RESOLVED, that effective October 1,

1995, the Plan is amended to read as follows:

     1. The following definition shall be added to Article I of the Plan:
          ""Corona Participant" means any Participant who was an employee of the Corona Engineering and Consulting Division of OESI Power Corporation on September 30, 1995 and became an employee of the Corona Division of Westmoreland Energy, Inc. on October 1, 1995."

     2. The following Paragraph (3) shall be added to the end of Section 3.4 (a) of the Plan:

     "(3) Notwithstanding Paragraph (2) of this Section 3.4 (a),
effective October 1,     1995, a Participating Company shall
contribute to the Fund for each Plan year an      amount equal to
100% of Corona Participants' Salary Reduction Contributions for such Plan Year not in excess of seven percent (7%) of each Corona Participant's Compensation, offset by the amount, if any, of
Matching Contributions forfeited   during such Plan Year,
provided that such contributions may be prospectively limited as provieded in Section 3.8 and provided further that the
contribution   under this Section for any Plan year shall not
cause the  total contributions by the   Participating Company to
exceed the maximum allowable current deduction    Matching
contributions shall be credited to the Participants in proportion
to their  Salary    Reduction contributions for the Plan Year not
in Employee's  Compensation."

     3. The following Subsection (e) shall be added to the end of Section 2.2 of the Plan:

     "(e)  Notwithstanding any provision of the Plan to the
contrary, each Covered   Employee who was an employee of the
Corona Engineering  and  Consulting     Division of OESI Power
Corporation on September 30, 1995 and became an   employee of the
Corona  Division of Westmoreland Energy, Inc. on October 1,
1995 shall be credited with Hours of Service for purposes of
Subsection (b) of this   Section by taking into account his
service with the Corona Engineering and      Consulting Division
of OESI Power Corporation prior to October 1, 1995."